UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
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Securities Exchange Act of 1934
(Amendment No. )
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

AG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in Charter)
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AG TWIN BROOK CAPITAL INCOME FUND
245 Park Avenue, 26th Floor
New York, New York 10167

TRANSACTION PROPOSED-YOUR VOTE IS VERY IMPORTANT
[●], 2023
Dear Shareholder:
You are cordially invited to attend the Special Meeting of Shareholders of AG Twin Brook Capital Income Fund, a Delaware statutory trust (“TCAP”) (the “TCAP Special Meeting”), to be held on [ ], 2023, at [ ] [a.m.][p.m.], Central Time, on the 36th Floor at TCAP’s investment adviser’s offices located at 111 South Wacker Drive, Chicago, IL 60606.
The Notice of Special Meeting of Shareholders and the joint proxy statement accompanying this letter provide an outline of the business to be conducted at the TCAP Special Meeting. At the TCAP Special Meeting, you will be asked to adopt the Agreement and Plan of Merger, dated as of May 19, 2023 (the “Merger Agreement”), by and between TCAP and AG Twin Brook BDC, Inc. (“AGTB”), and approve the transactions contemplated thereby, including the Transaction (as defined below) (such proposal collectively, the “Transaction Proposal”).
TCAP and AGTB are proposing that AGTB merge with and into TCAP, with TCAP continuing as the surviving company (the “Transaction”). Subject to the terms and conditions of the Merger Agreement, at the closing of the Transaction (the “Closing”), each share of AGTB common stock will receive, in respect of all of the issued and outstanding shares of common stock, par value $0.001 per share, of AGTB (“AGTB Common Stock”) as of the Effective Time (as defined below), an amount of cash equal to the AGTB Per Share NAV (as defined below), without interest (the “Per Share Consideration” and, in the aggregate, the “Consideration”), subject to any applicable withholding taxes.
Under the Merger Agreement, on a date (the “Determination Date”) which is no earlier than 48-hours prior to the date and time when the Transaction becomes effective (the effective date and time of the Transaction is herein referred to as the “Effective Time”), AGTB will deliver to TCAP a calculation of its estimated net asset value (“NAV”) calculated in good faith as of the Determination Date and based on the same assumptions and methodologies, and applying the same categories of adjustments to NAV (except as may be mutually agreed by TCAP and AGTB), historically used by AGTB in preparing the calculation of the NAV per share of AGTB Common Stock (with an accrual for any dividend declared by AGTB and not yet paid) (the “Closing NAV”). AGTB shall update the calculation of the Closing NAV in the event that the Closing is subsequently materially delayed or there is a material change to the Closing NAV prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing NAV is determined within 48-hours (excluding Sundays and holidays) prior to the Effective Time. The Board of Directors of AGTB shall be required to approve, and the chief executive officer, chief financial officer or president (or any vice president) of AGTB shall certify in writing to TCAP, the calculation of the Closing NAV.
The “AGTB Per Share NAV” means the quotient of (i) the Closing NAV divided by (ii) the number of AGTB Common Stock issued and outstanding as of the Determination Date.
The Consideration may fluctuate. The following table shows the NAV per share of AGTB Common Stock, as reported on March 31, 2023, the last NAV per share that has been determined before the execution of the Merger Agreement.

AGTB Common Stock
Net Asset Value Per Share at March 31, 2023	$20.27

You have the right to receive notice of and to vote at the TCAP Special Meeting if you were a shareholder of record at the close of business on [ ], 2023 (the “Record Date”). It is important that your shares be represented at the TCAP Special Meeting. Please follow the instructions on the Notice of Special Meeting of Shareholders and authorize a proxy via mail or telephone to vote your shares. Your vote is extremely important to us. At the TCAP Special Meeting, you will be asked to vote on the Transaction Proposal. The approval of the Transaction Proposal requires the affirmative vote of the holders of more than 50% of the outstanding common shares of beneficial interest, par value $0.001 per share, of TCAP (the “TCAP Common Shares”) entitled to vote at the TCAP Special Meeting. You may vote your shares by completing and returning the proxy card or, alternatively, calling our telephone number as described on the proxy card. If you will not attend the TCAP Special Meeting, we urge you to please complete, sign, date and promptly return the enclosed proxy card to us to ensure that your shares are represented at the TCAP Special Meeting.
Abstentions and broker non-votes (which occur when a beneficial owner does not instruct its broker, bank, trustee or nominee holding its TCAP Common Shares how to vote such shares on its behalf) will have the same effect as votes “AGAINST” the Transaction Proposal.
After careful consideration, on the unanimous recommendation of the Board of Trustees of TCAP (the “TCAP Board”), including the trustees of the TCAP Board who are not “interested persons” of TCAP, as defined in the Investment Company Act of 1940, as amended, the TCAP Board approved the Merger Agreement and the Transaction, and recommends that the shareholders vote “FOR” the Transaction Proposal. You can vote for the Transaction Proposal by following the instructions on the enclosed proxy card and voting by [Internet or] telephone or by signing, dating and returning the proxy card in the postage-paid envelope provided.
This joint proxy statement describes the TCAP Special Meeting, the Transaction, and the documents related to the Transaction (including the Merger Agreement) that shareholders should review before voting on the Transaction Proposal and should be retained for future reference. Please carefully read this entire document, including “Risk Factors” beginning on page [ ] and as otherwise incorporated by reference herein, for a discussion of the risks relating to the Transaction, AGTB and TCAP. TCAP files annual, quarterly and current reports, proxy statements and other information about itself with the SEC. TCAP maintains a website at www.AGTBCAP.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available on or through its website. Information contained on TCAP’s website is not incorporated by reference into this joint proxy statement, and you should not consider information contained on TCAP’s website to be part of this joint proxy statement. You may also obtain such information, free of charge, and make shareholder inquiries by contacting TCAP in writing at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel and Secretary or by sending an e-mail to AGClientRelations@angelogordon.com. The U.S. Securities and Exchange Commission (the “SEC”) also maintains a website at http://www.sec.gov that contains such information regarding TCAP.
On behalf of management of TCAP and the TCAP Board, we thank you for your continued support of the company.
Sincerely,
Trevor Clark
Chairman of the Board,
Chief Executive Officer & President

Neither the SEC nor any state securities commission has determined if this joint proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.
Important Notice Regarding the Availability of Proxy Materials for the TCAP Special Meeting to Be Held on [ ], 2023: this joint proxy statement and the proxy card are available at www.[proxyvote].com.

AG Twin Brook Capital Income Fund
245 Park Avenue, 26th Floor
New York, New York 10167
(212) 692-2011
The date of the accompanying joint proxy statement is [ ], 2023 and it is first being mailed or otherwise delivered to TCAP shareholders on or about [ ], 2023.

AG TWIN BROOK CAPITAL INCOME FUND
245 Park Avenue, 26th Floor
New York, New York 10167
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [ ], 2023
NOTICE IS HEREBY GIVEN to holders of common shares of beneficial interest of AG Twin Brook Capital Income Fund, a Delaware statutory trust (“TCAP,” “we,” “us,” or “our”), that the Special Meeting of TCAP Shareholders (as defined below) (the “TCAP Special Meeting”) will be held on [ ], 2023 at [ ][a.m.][p.m.] Central Time on the 36th Floor at TCAP’s investment adviser’s offices located at 111 South Wacker Drive, Chicago, IL 60606. The TCAP Special Meeting will be held for the purpose of adopting the Agreement and Plan of Merger, dated as of May 19, 2023 (the “Merger Agreement”), by and between TCAP and AG Twin Brook BDC, Inc. (“AGTB”), and approving the transactions contemplated thereby, including the Transaction (as defined below) (such proposal collectively, the “Transaction Proposal”).
TCAP and AGTB are proposing that AGTB merge with and into TCAP, with TCAP continuing as the surviving company (the “Transaction”).
THE BOARD OF TRUSTEES OF TCAP (THE “TCAP BOARD”), INCLUDING EACH OF THE TRUSTEES WHO ARE NOT “INTERESTED PERSONS” OF TCAP, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTION PROPOSAL.
Enclosed is a copy of the joint proxy statement and proxy card. The close of business on [ ], 2023 (the “Record Date”) has been fixed as the record date for the determination of holders of TCAP common shares of beneficial interest, par value $0.001 per share (“TCAP Shareholders”), entitled to notice of, and to vote at, the TCAP Special Meeting or at any adjournment or postponement thereof. A list of these TCAP Shareholders will be open for examination by any TCAP Shareholder, for any purpose germane to the TCAP Special Meeting for a period of ten days prior to the TCAP Special Meeting at TCAP’s principal executive office at 245 Park Avenue, 26th Floor, New York, New York 10167 and at the TCAP Special Meeting.
The enclosed voting materials allow you to vote your shares without attending the TCAP Special Meeting in person. If you are a beneficial owner of shares that are held in “street name,” that is they are registered in the name of your broker, bank, trustee or other nominee, you should have received a notice containing voting instructions from your nominee rather than from TCAP. You should follow the voting instructions in the notice to ensure that your vote is counted. Many brokers and banks participate in a program that offers a means to grant proxies to vote shares [via the Internet or] by telephone. If your shares are held in an account with a broker or bank participating in this program, you may grant a proxy to vote those shares [via the Internet or] telephonically by using the [website or] telephone number shown on the instruction form provided to you by your nominee.
Your vote and participation in the governance of TCAP is extremely important to us. Whether or not you plan to attend the TCAP Special Meeting, we urge you to please complete, sign, date and promptly return the enclosed proxy card to us to assure that your shares are represented at the TCAP Special Meeting. You may also vote easily and quickly by telephone [or the Internet].
The Transaction and the Merger Agreement are each described in more detail in this joint proxy statement, which you should read carefully and in its entirety before authorizing a proxy to vote. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement.
By Order of the TCAP Board of Trustees,
Jenny B. Neslin
General Counsel and Secretary
[ ], 2023
The joint proxy statement, a form of proxy card and TCAP’s 2022 annual report to the shareholders, which consists of the company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 (a

“Form 10-K”), are available online on the Securities and Exchange Commission website at www.sec.gov and, with respect to the Form 10-K, at www.AGTBCAP.com.

The TCAP Board is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to attend the TCAP Special Meeting, we encourage you to promptly authorize a proxy vote over the telephone, or complete and sign the enclosed proxy card and return it promptly. You may revoke your proxy at any time before it is exercised. Signing and returning the enclosed proxy card is important to ensure a quorum at the TCAP Special Meeting.
To ensure proper representation at the TCAP Special Meeting, please follow the instructions on the enclosed proxy card to authorize a proxy to vote your shares via the [Internet or] telephone, or by signing, dating and returning the proxy card. Even if you vote your shares prior to the TCAP Special Meeting, you still may attend and participate at the TCAP Special Meeting.

AG TWIN BROOK BDC, INC.
245 Park Avenue, 26th Floor
New York, New York 10167

TRANSACTION PROPOSED-YOUR VOTE IS VERY IMPORTANT
[●], 2023
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders of AG Twin Brook BDC, Inc., a Delaware corporation (“AGTB”) (the “AGTB Special Meeting”), to be held on [ ], 2023, at [ ] [a.m.][p.m.], Central Time, on the 36th Floor at TCAP’s investment adviser’s offices located at 111 South Wacker Drive, Chicago, IL 60606.

The Notice of Special Meeting of Stockholders and the joint proxy statement accompanying this letter provide an outline of the business to be conducted at the AGTB Special Meeting. At the AGTB Special Meeting, you will be asked to adopt the Agreement and Plan of Merger, dated as of May 19, 2023 (the “Merger Agreement”), by and between AGTB and AG Twin Brook Capital Income Fund (“TCAP”), and approve the transactions contemplated thereby, including the Transaction (as defined below) (such proposal collectively, the “Transaction Proposal”).
TCAP and AGTB are proposing that AGTB merge with and into TCAP, with TCAP continuing as the surviving company (the “Transaction”). Subject to the terms and conditions of the Merger Agreement, at the closing of the Transaction (the “Closing”), each share of AGTB common stock will receive, in respect of all of the issued and outstanding shares of common stock, par value $0.001 per share, of AGTB (“AGTB Common Stock”) as of the Effective Time (as defined below), an amount of cash equal to the AGTB Per Share NAV (as defined below), without interest (the “Per Share Consideration” and, in the aggregate, the “Consideration”), subject to any applicable withholding taxes.
Under the Merger Agreement, on a date (the “Determination Date”) which is no earlier than 48-hours prior to the date and time when the Transaction becomes effective (the effective date and time of the Transaction is herein referred to as the “Effective Time”), AGTB will deliver to TCAP a calculation of its estimated net asset value (“NAV”) calculated in good faith as of the Determination Date and based on the same assumptions and methodologies, and applying the same categories of adjustments to NAV (except as may be mutually agreed by TCAP and AGTB), historically used by AGTB in preparing the calculation of the NAV per share of AGTB Common Stock (with an accrual for any dividend declared by AGTB and not yet paid) (the “Closing NAV”). AGTB shall update the calculation of the Closing NAV in the event that the Closing is subsequently materially delayed or there is a material change to the Closing NAV prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing NAV is determined within 48-hours (excluding Sundays and holidays) prior to the Effective Time. The Board of Directors of AGTB (the “AGTB Board”) shall be required to approve, and the chief executive officer, chief financial officer or president (or any vice president) of AGTB shall certify in writing to TCAP, the calculation of the Closing NAV.
The “AGTB Per Share NAV” means the quotient of (i) the Closing NAV divided by (ii) the number of AGTB Common Stock issued and outstanding as of the Determination Date.
The Consideration may fluctuate. The following table shows the NAV per share of AGTB Common Stock, as reported on March 31, 2023, the last NAV per share that has been determined before the execution of the Merger Agreement.

AGTB Common Stock
Net Asset Value Per Share at March 31, 2023	$20.27

You have the right to receive notice of and to vote at the AGTB Special Meeting if you were a stockholder of record at the close of business on [ ], 2023 (the “Record Date”). It is important that your shares be represented at the AGTB Special Meeting. Please follow the instructions on the Notice of Special Meeting of Stockholders and

authorize a proxy via mail or telephone to vote your shares. Your vote is extremely important to us. At the AGTB Special Meeting, you will be asked to vote on the Transaction Proposal. The approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the outstanding AGTB Common Stock entitled to vote at the AGTB Special Meeting. You may vote your shares by completing and returning the proxy card or, alternatively, calling our telephone number as described on the proxy card. If you will not attend the AGTB Special Meeting, we urge you to please complete, sign, date and promptly return the enclosed proxy card to us to ensure that your shares are represented at the AGTB Special Meeting.
Abstentions and broker non-votes (which occur when a beneficial owner does not instruct its broker, bank, trustee or nominee holding its AGTB Common Stock how to vote such shares on its behalf) will have the same effect as votes “AGAINST” the Transaction Proposal.
After careful consideration, on the unanimous recommendation of the AGTB Board, including the directors of the AGTB Board who are not “interested persons” of AGTB, as defined in the Investment Company Act of 1940, as amended, the AGTB Board approved the Merger Agreement and the Transaction, and recommends that the stockholders vote “FOR” the Transaction Proposal. You can vote for the Transaction Proposal by following the instructions on the enclosed proxy card and voting by [Internet or] telephone or by signing, dating and returning the proxy card in the postage-paid envelope provided.
This joint proxy statement describes the AGTB Special Meeting, the Transaction, and the documents related to the Transaction (including the Merger Agreement) that stockholders should review before voting on the Transaction Proposal and should be retained for future reference. Please carefully read this entire document, including “Risk Factors” beginning on page [ ] and as otherwise incorporated by reference herein, for a discussion of the risks relating to the Transaction, TCAP and AGTB. AGTB files annual, quarterly and current reports, proxy statements and other information about itself with the SEC. AGTB’s annual, quarterly and current reports, proxy statements and other publicly filed information available on or through a website maintained by the U.S. Securities and Exchange Commission (the “SEC”). Information contained on the SEC’s website is not incorporated by reference into this joint proxy statement, and you should not consider information contained on the SEC’s website to be part of this joint proxy statement. You may also obtain such information, free of charge, and make stockholder inquiries by contacting AGTB in writing at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel and Secretary or by sending an e-mail to AGClientRelations@angelogordon.com.
On behalf of management of AGTB and the AGTB Board, we thank you for your continued support of the company.
Sincerely,
Trevor Clark
Chairman of the Board,
Chief Executive Officer & President

Neither the SEC nor any state securities commission has determined if this joint proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.
Important Notice Regarding the Availability of Proxy Materials for the AGTB Special Meeting to Be Held on [ ], 2023: this joint proxy statement and the proxy card are available at www.[proxyvote].com.

AG Twin Brook BDC, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
(212) 692-2011

The date of the accompanying joint proxy statement is [ ], 2023 and it is first being mailed or otherwise delivered to AGTB stockholders on or about [ ], 2023.

AG TWIN BROOK BDC, INC.
245 Park Avenue, 26th Floor
New York, New York 10167
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [ ], 2023
NOTICE IS HEREBY GIVEN to holders of shares of common stock of AG Twin Brook BDC, Inc., a Delaware corporation (“AGTB,” “we,” “us,” or “our”), that the Special Meeting of AGTB Stockholders (as defined below) (the “AGTB Special Meeting”) will be held on [ ], 2023 at [ ][a.m.][p.m.] Central Time on the 36th Floor at TCAP’s investment adviser’s offices located at 111 South Wacker Drive, Chicago, IL 60606. The AGTB Special Meeting will be held for the purpose of adopting the Agreement and Plan of Merger, dated as of May 19, 2023 (the “Merger Agreement”), by and between AGTB and AG Twin Brook Capital Income Fund (“TCAP”), and approving the transactions contemplated thereby, including the Transaction (as defined below) (such proposal collectively, the “Transaction Proposal”).
TCAP and AGTB are proposing that AGTB merge with and into TCAP, with TCAP continuing as the surviving company (the “Transaction”).
THE BOARD OF DIRECTORS OF AGTB (THE “AGTB BOARD”), INCLUDING EACH OF THE DIRECTORS WHO ARE NOT “INTERESTED PERSONS” OF AGTB, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTION PROPOSAL.
Enclosed is a copy of the joint proxy statement and proxy card. The close of business on [ ], 2023 (the “Record Date”) has been fixed as the record date for the determination of holders of AGTB common stock, par value $0.001 per share (“AGTB Stockholders”), entitled to notice of, and to vote at, the AGTB Special Meeting or at any adjournment or postponement thereof. A list of these AGTB Stockholders will be open for examination by any AGTB Stockholder for any purpose germane to the AGTB Special Meeting for a period of ten days prior to the AGTB Special Meeting at AGTB’s principal executive office at 245 Park Avenue, 26th Floor, New York, New York 10167 and at the AGTB Special Meeting.
The enclosed voting materials allow you to vote your shares without attending the AGTB Special Meeting in person. If you are a beneficial owner of shares that are held in “street name,” that is they are registered in the name of your broker, bank, trustee or other nominee, you should have received a notice containing voting instructions from your nominee rather than from AGTB. You should follow the voting instructions in the notice to ensure that your vote is counted. Many brokers and banks participate in a program that offers a means to grant proxies to vote shares [via the Internet or] by telephone. If your shares are held in an account with a broker or bank participating in this program, you may grant a proxy to vote those shares [via the Internet or] telephonically by using the [website or] telephone number shown on the instruction form provided to you by your nominee.
Your vote and participation in the governance of AGTB is extremely important to us. Whether or not you plan to attend the AGTB Special Meeting, we urge you to please complete, sign, date and promptly return the enclosed proxy card to us to assure that your shares are represented at the AGTB Special Meeting. You may also vote easily and quickly by telephone [or the Internet].
The Transaction and the Merger Agreement are each described in more detail in this joint proxy statement, which you should read carefully and in its entirety before authorizing a proxy to vote. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement.
By Order of the AGTB Board of Directors,
Jenny B. Neslin
General Counsel and Secretary
[ ], 2023
The joint proxy statement, a form of proxy card and AGTB’s 2022 annual report to the stockholders, which consists of the company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, are available online on the Securities and Exchange Commission website at www.sec.gov.

The AGTB Board is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to attend the AGTB Special Meeting, we encourage you to promptly authorize a proxy vote over the telephone, or complete and sign the enclosed proxy card and return it promptly. You may revoke your proxy at any time before it is exercised. Signing and returning the enclosed proxy card is important to ensure a quorum at the AGTB Special Meeting.
To ensure proper representation at the AGTB Special Meeting, please follow the instructions on the enclosed proxy card to authorize a proxy to vote your shares via the [Internet or] telephone, or by signing, dating and returning the proxy card. Even if you vote your shares prior to the AGTB Special Meeting, you still may attend and participate at the AGTB Special Meeting.

AG TWIN BROOK CAPITAL INCOME FUND
245 Park Avenue, 26th Floor
New York, New York 10167
AG TWIN BROOK BDC, INC.
245 Park Avenue, 26th Floor
New York, New York 10167
JOINT PROXY STATEMENT
SPECIAL MEETINGS OF SHAREHOLDERS
[ ], 2023
This joint proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the “TCAP Board” and each member thereof, a “Trustee” and collectively, the “Trustees”) of AG Twin Brook Capital Income Fund, a Delaware statutory trust (“TCAP,” “we,” “us,” or “our”), and the Board of Directors (the “AGTB Board” and each member thereof, a “Director” and collectively, the “Directors”) of AG Twin Brook BDC, Inc., a Delaware corporation (“AGTB,” “we,” “us,” or “our”), for use at the TCAP Special Meeting of Shareholders (the “TCAP Special Meeting”) and the AGTB Special Meeting of Stockholders (the “AGTB Special Meeting” and, together with the TCAP Special Meeting, the “Special Meetings” and each a “Special Meeting”) to be held on [ ], [ ], 2023, at [ ] [a.m.][p.m.] and [ ] [a.m.][p.m.] Central Time, respectively, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders, dated [ ], 2023 and Notice of Special Meeting of Stockholders, dated [ ], 2023 (each, a “Notice”). Each company is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). AGTB Fund Manager, LLC, a Delaware limited liability company (the “TCAP Advisor”), serves as the investment adviser and administrator of TCAP (in such capacity, the “TCAP Administrator”). AG Twin Brook Manager, LLC, a Delaware limited liability company (the “AGTB Advisor,” together with the TCAP Advisor, the “Advisors” and each an “Advisor”), serves as the investment adviser of AGTB and Angelo, Gordon & Co., L.P., a Delaware limited partnership (“Angelo Gordon”), serves as the administrator of AGTB (in such capacity, the “AGTB Administrator” and, together with the TCAP Administrator, the “Administrators”). The principal executive offices of each of TCAP, AGTB, the Advisors, and the Administrators are located at 245 Park Avenue, 26th Floor, New York, New York 10167.
The Special Meetings will take place on the 36th Floor at the offices of the Advisors located at 111 South Wacker Drive, Chicago, IL 60606.

SUMMARY OF THE TRANSACTION
This summary highlights selected information contained elsewhere in this Proxy Statement and may not contain all of the information that is important to you. You should read this entire Proxy Statement carefully, including “Risk Factors” and other information incorporated by reference for a more complete understanding of the Transaction. In particular, you should read the annexes attached to this Proxy Statement, including the Merger Agreement, which is attached as Annex A hereto, as it is the legal document that governs the Transaction. The discussion in this Proxy Statement, which includes the material terms of the Transaction and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. See “Where You Can Find More Information,” “Incorporation by Reference for AGTB” and “Incorporation by Reference for TCAP.” For a discussion of the risk factors you should carefully consider, see the section entitled “Risk Factors” beginning on page [ ] for risks related to the Transaction and “Risk Factors” in Part I, Item 1A of both AGTB’s and TCAP’s annual reports on Form 10-K for the fiscal year ended December 31, 2022 (each an “Annual Report”), for general risks related to AGTB and TCAP.
The Parties to the Transaction
AG Twin Brook Capital Income Fund
245 Park Avenue, 26th floor
New York, New York 10167
(212) 692-2011
TCAP was formed on January 27, 2022 as a Delaware statutory trust and is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. TCAP is externally managed by the TCAP Advisor, who also serves as the TCAP Administrator. The TCAP Advisor is an affiliate of Angelo Gordon. TCAP intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
TCAP’s investment objective is to generate attractive, consistent total returns, predominantly in the form of current income and, to a lesser extent, capital appreciation, by targeting investment opportunities with favorable risk-adjusted returns. A “risk-adjusted return” measures an investment’s return after taking into account the degree of risk that was taken to achieve it.
TCAP seeks to invest in privately originated senior secured loans to U.S. middle market companies, which TCAP believes have consistent capital needs and have not only been underserved in recent years by traditional providers of capital such as banks and the public debt markets, but also for a variety of reasons may prefer working with experienced non-bank lenders. TCAP’s origination strategy focuses on the middle market private equity community. This financing is expected to be utilized for a variety of purposes, including to fund organic growth, acquisitions, recapitalizations, management buyouts and leveraged buyouts for companies with revenue generally under $500 million. In describing TCAP’s business, the term “middle market” is generally used to refer to companies with EBITDA of between $3 million and $50 million annually; however, TCAP intends to focus on investing in “lower middle market” companies, generally defined as companies with EBITDA of less than $25 million.
By investing predominantly in senior secured debt, TCAP expects to reduce the risk of principal loss and deliver more stable returns over time as compared with investments in bonds, unsecured loans, mezzanine investments and public, private and project equity. Senior secured debt includes loans with strong lender protections including first lien/claim to any underlying collateral, and selected second lien loans. However, TCAP may also invest opportunistically in other parts of the capital structure, including senior secured stretch and unitranche facilities, second lien loans, mezzanine and mezzanine-related loans, and equity investments, as well as select other subordinated instruments either directly or through acquisitions in the secondary market. Unitranche and senior secured stretch loans are loans that combine both senior and mezzanine debt, generally in the first lien position, and second lien or subordinated loans into a single loan at a lower cost than the borrower would pay if it had a standalone senior loan, plus a junior loan. Mezzanine loans are generally unsecured and/or subordinated to other obligations of borrower.
The Private BDC Merger
On January 1, 2023, TCAP completed a merger with an affiliated privately offered BDC, AGTB Private BDC (the “Private BDC”), with TCAP continuing as the surviving company (the “Private BDC Merger”). The Private BDC Merger was completed pursuant to an Agreement and Plan of Merger (the “Private BDC Merger Agreement”), dated December 30, 2022, by and between TCAP and Private BDC. Prior to the Private BDC Merger

closing, Private BDC was an affiliated, privately-offered BDC that had the same investment adviser, substantially the same investment objectives and policies, and the same management and advisory fees as TCAP. The Private BDC Merger became effective on January 1, 2023 (the “Private BDC Merger Effective Time”), as agreed to by the parties and specified in a certificate of merger filed with the Secretary of State of the State of Delaware on December 30, 2022.
At the Private BDC Merger Effective Time, Private BDC common shares of beneficial interest, par value $0.001 per share, outstanding immediately prior to the Private BDC Merger Effective Time were converted into a number of Class I common shares of TCAP equal to a ratio of one to one. As a result, TCAP issued an aggregate of approximately 20,943,030 of its Class I common shares to former Private BDC shareholders. The common shares of beneficial interest, par value $0.001 per share, of TCAP issued and outstanding immediately prior to the Private BDC Merger Effective Time remained outstanding upon the Private BDC Merger Effective Time and were unaffected by the Private BDC Merger. As a result, immediately following the Private BDC Merger, TCAP had approximately 20,945,030 Class I common shares outstanding, and no Class S or D common shares outstanding.
AG Twin Brook BDC, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
(212) 692-2011
AGTB, formerly known as 1889 BDC, Inc., was formed on February 4, 2016 as a Delaware corporation. AGTB has elected to be regulated as a BDC under the 1940 Act. In addition, for tax purposes, AGTB has elected to be treated as a RIC under Subchapter M of the Code.
AGTB is managed by the AGTB Advisor, a wholly owned subsidiary of Angelo Gordon. The AGTB Advisor is registered as an investment adviser with the SEC under the 1940 Act. Angelo Gordon, the AGTB Administrator, provides the administrative services necessary for AGTB’s operations. AGTB’s management consists of investment and administrative professionals from the AGTB Advisor and AGTB Administrator along with the AGTB Board. AGTB Advisor directs and executes the investment operations and capital raising activities of AGTB subject to oversight from the AGTB Board, which sets the broad policies of AGTB. The AGTB Board has delegated investment management of its investment assets to the AGTB Advisor. The AGTB Board consists of five directors, three of whom are independent.
AGTB is a specialty finance company focused on lending to U.S. middle market companies with between $3 million and $50 million in EBITDA; however, AGTB focuses on investing in companies with EBITDA of less than $25 million. AGTB seeks to generate attractive, consistent, total returns through cash coupons, fees and, when available, equity investments, while minimizing the risk of loss. AGTB invests primarily in senior secured debt, while also taking advantage of opportunistic investments in other parts of the capital structure, including senior secured stretch and unitranche facilities, second lien loans, mezzanine and mezzanine-related loans, as well as equity investments. To a lesser extent, AGTB may utilize “revolvers” or revolving credit lines which allow borrowers to borrow funds, make re-payments and subsequently re-borrow funds during the term of the revolving loan. AGTB may also invest to a lesser extent in common stock and other equity securities, convertible securities and distressed debt. The instruments in which we invest typically are not rated by any rating agency, but the AGTB Advisor believes that if such instruments were rated, they would be below investment grade, which is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Investments that are rated below investment grade are sometimes referred to as “high yield bonds,” “junk bonds” or “leveraged loans.” Therefore, AGTB’s investments may result in an above average amount of risk and volatility or loss of principal. To a limited extent, AGTB may enter into hedging transactions, which may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. AGTB may also receive or purchase warrants or rights.
Structure of the Transaction
TCAP and AGTB are proposing that AGTB merge with and into TCAP, with TCAP continuing as the surviving company (the “Transaction”). TCAP will continue its existence as a statutory trust under the laws of the State of Delaware. As of the Effective Time (as defined below), the separate corporate existence of AGTB will cease. Subject to the terms and conditions of the Merger Agreement, at the closing of the Transaction (the “Closing”) on the date mutually agreed to by AGTB and TCAP (the “Closing Date”), each share of AGTB common stock will receive, in respect of all of the issued and outstanding shares of common stock, par value $0.001 per share, of AGTB (“AGTB Common Stock”) as of the Effective Time (as defined below), an amount of cash equal to the AGTB Per Share NAV (as defined below), without interest (the “Per Share Consideration” and, in the aggregate, the “Consideration”), subject to any applicable withholding taxes.

Under the Merger Agreement, on a date (the “Determination Date”) which is no earlier than 48-hours prior to the date and time when the Transaction becomes effective as specified in the certificate of merger filed with the Secretary of State of the State of Delaware (the effective time of the Transaction is herein referred to as the “Effective Time”), AGTB will deliver to TCAP a calculation of its estimated net asset value (“NAV”) calculated in good faith as of the Determination Date and based on the same assumptions and methodologies, and applying the same categories of adjustments to NAV (except as may be mutually agreed by TCAP and AGTB), historically used by AGTB in preparing the calculation of the NAV per share of AGTB Common Stock (with an accrual for any dividend declared by AGTB and not yet paid) (the “Closing NAV”). AGTB shall update the calculation of the Closing NAV in the event that the Closing is subsequently materially delayed or there is a material change to the Closing NAV prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing NAV is determined within 48-hours (excluding Sundays and holidays) prior to the Effective Time. The Board of Directors of AGTB (the “AGTB Board”) shall be required to approve, and the chief executive officer, chief financial officer or president (or any vice president) of AGTB shall certify in writing to TCAP, the calculation of the Closing NAV.
The “AGTB Per Share NAV” means the quotient of (i) the Closing NAV divided by (ii) the number of AGTB Common Stock issued and outstanding as of the Determination Date.
The Transaction Consideration
Pursuant to the Merger Agreement, each share of AGTB Common Stock outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Consideration and, without any action by the holders of such shares of AGTB Common Stock, such shares of AGTB Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each share will thereafter represent only the right to receive the Per Share Consideration to be paid in accordance with the terms of the Merger Agreement. As described further in “The Merger Agreement-Surrender and Payment Procedures” beginning on page [ ], immediately after the Effective Time, TCAP will deposit or cause to be deposited, with the paying agent, for the benefit of the holders of AGTB Common Stock, cash in an amount sufficient to pay the Consideration. Promptly after the Effective Time, TCAP will send, or cause the paying agent to send, to each holder of record of shares of AGTB Common Stock at the Effective Time, a letter of transmittal (in a form that was reasonably acceptable to AGTB prior to the Effective Time) and instructions (which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of AGTB Common Stock to the paying agent) for use in such exchange.
At the Effective Time, AGTB Stockholders will have the right to receive the Per Share Consideration under the terms of the Merger Agreement, but no longer will have any rights as an AGTB Stockholder as a result of the Transaction.
Risks Relating to the Proposed Transaction
The Transaction contemplated by the Merger Agreement is subject to, among others, the following risks. Shareholders should carefully consider these risks before deciding how to vote on the Transaction Proposal.
•Because the NAV per share of AGTB Common Stock may fluctuate, Shareholders cannot be sure of the exact amount of the Consideration they will receive until the Closing Date.
•TCAP may be unable to realize the benefits anticipated by the Transaction, including estimated cost savings, or it may take longer than anticipated to realize such benefits.
•The announcement and pendency of the proposed Transaction could adversely affect TCAP’s business, financial results and operations.
•If the Transaction does not close, neither AGTB nor TCAP will benefit from the expenses incurred in their pursuit of the Transaction.
•Litigation which may be filed against TCAP or AGTB in connection with the Transaction, regardless of its merits, could result in substantial costs and could delay or prevent the Transaction from being completed.
•The termination of the Merger Agreement could negatively impact TCAP and AGTB.

•The Transaction is subject to closing conditions, including the AGTB Stockholder Approval and the TCAP Shareholder Approval (each as defined below), that, if not satisfied or waived, will result in the Transaction not being completed, which may result in material adverse consequences to TCAP’s and AGTB’s business and operations.
•AGTB and TCAP will be subject to operational uncertainties and contractual restrictions while the Transaction is pending, including restrictions on pursuing alternatives to the Transaction.
•The Merger Agreement contains provisions that could discourage or make it difficult for a third party to acquire AGTB prior to the completion of the proposed Transaction.
•If the Transaction is not completed or AGTB is not otherwise acquired, AGTB may consider other strategic alternatives, which are subject to risks and uncertainties.
•Subject to applicable law, each party may waive one or more conditions to the Transaction without approval from its respective shareholders.
•The NAV per share of outstanding common shares of beneficial interest, par value $0.001 per share, of TCAP (the “TCAP Common Shares”) after the Transaction may be affected by factors different from those affecting TCAP Common Shares currently.
See the section captioned “Risk Factors-Risks Relating to the Transaction” below for a more detailed discussion of these factors.
Tax Consequences of the Transaction
The receipt of the Per Share Consideration in exchange for AGTB Common Stock pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction”), you will generally recognize capital gain or loss equal to the difference, if any, between the aggregate amount of the Per Share Consideration you receive in the Transaction and your adjusted tax basis in your shares of AGTB Common Stock converted into the Per Share Consideration in the Transaction. If you are a Non-U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction”), the receipt of the Per Share Consideration in exchange for AGTB Common Stock pursuant to the Transaction will generally not be taxable to you for U.S. federal income tax purposes unless you have certain connections to the United States or AGTB is or has been a USRPHC (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction”) and certain other conditions are met.
You should read the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction” for a more complete discussion of certain material U.S. federal income tax consequences of the Transaction. You are also encouraged to consult your own tax advisors regarding the consequences of the Transaction to you under U.S. federal, state, local and/or non-U.S. tax laws, in light of your particular circumstances.
Special Meeting of TCAP Shareholders
TCAP plans to hold the TCAP Special Meeting on [ ], 2023, at [ ] [a.m.][p.m.], Central Time, at the following website: [insert link]. At the TCAP Special Meeting, holders of TCAP Common Shares will be asked to approve the Transaction Proposal.
A holder of TCAP Common Shares (the “TCAP Shareholder”) can vote at the TCAP Special Meeting, or any adjournments and postponements thereof, if such shareholder owned TCAP Common Shares at the close of business on the Record Date. As of that date, there were [ ] shares of TCAP Common Shares outstanding and entitled to vote. None of the total outstanding shares were owned beneficially or of record by trustees and executive officers of TCAP.
Special Meeting of AGTB Stockholders
AGTB plans to hold the AGTB Special Meeting on [ ], 2023, at [ ] [a.m.][p.m.], Central Time, at the following website: [insert link]. At the AGTB Special Meeting, holders of AGTB Common Stock will be asked to approve the Transaction Proposal.

A holder of AGTB Common Stock (the “AGTB Stockholder” and, together with the “TCAP Shareholder,” the “Shareholders”) can vote at the AGTB Special Meeting, or any adjournments and postponements thereof, if such AGTB Stockholder owned shares of AGTB Common Stock at the close of business on the Record Date. As of that date, there were 9,672,358 shares of AGTB Common Stock outstanding and entitled to vote. None of the total outstanding shares were owned beneficially or of record by directors and executive officers of AGTB.
TCAP Board Recommendation
The TCAP Board unanimously approved the Merger Agreement and the Transaction, and recommends that TCAP Shareholders vote “FOR” the Transaction Proposal (the “TCAP Board Recommendation”).
AGTB Board Recommendation
The AGTB Board unanimously approved the Merger Agreement and the Transaction, and recommends that AGTB Stockholders vote “FOR” the Transaction Proposal (the “AGTB Board Recommendation”).
Vote Required
Each share of AGTB Common Stock or TCAP Common Shares, as applicable, held by a holder of record as of the Record Date has one vote on each matter to be considered at the AGTB Special Meeting or TCAP Special Meeting, as applicable.
The approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of AGTB Common Stock entitled to vote at the AGTB Special Meeting (“AGTB Stockholder Approval”) and the affirmative vote of the holders of more than 50% of the outstanding TCAP Common Shares entitled to vote at the TCAP Special Meeting (“TCAP Shareholder Approval” and, together with the AGTB Stockholder Approval, the “Shareholder Approvals”), as applicable. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Completion of the Transaction
As more fully described in this Proxy Statement and in the Merger Agreement, the completion of the Transaction depends on a number of conditions being satisfied or, where legally permissible, waived. For information on the conditions that must be satisfied or waived for the Transaction to occur, see “Description of the Merger Agreement-Conditions to Closing the Transaction.” While there can be no assurances as to the exact timing, or that the Transaction will be completed at all, AGTB and TCAP are working to complete the Transaction in the third quarter of 2023. It is currently expected that the Transaction will be completed promptly following receipt of the Shareholder Approvals at the Special Meetings and satisfaction (or to the extent legally permitted, waiver) of the other closing conditions set forth in the Merger Agreement.
Termination of the Transaction and Termination Fee
The Merger Agreement contains certain termination rights for AGTB and TCAP, discussed below in “Description of the Transaction-Termination of the Merger Agreement.” The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, TCAP may be entitled to receive from a third party a termination fee of $5.9 million, which is equal to approximately 3.0% of AGTB’s NAV as of March 31, 2023. See “Description of the Merger Agreement-Termination of the Merger Agreement” for a discussion of the circumstances that could result in the payment of the termination fee.
TCAP Reasons for the Transaction
After a thorough review of a variety of strategic alternatives, the TCAP Board determined that entering into the Merger Agreement and consummating the Transaction is in the best interests of TCAP and TCAP Shareholders. Certain material factors considered by the TCAP Board in evaluating the Transaction include, among others:
•Enhanced scale and portfolio diversification;
•Economies of scale in acquiring assets with which the TCAP Advisor is already familiar;

•TCAP’s liquidity and levels of leverage; and

•Provides additional ability to meaningfully grow its portfolio.
For a further discussion of the factors considered by the TCAP Board, see “The Transaction-TCAP Reasons for the Transaction.”
AGTB Reasons for the Transaction
After a thorough review of a variety of strategic alternatives, the AGTB Board determined that entering into the Merger Agreement and consummating the Transaction is in the best interests of AGTB and AGTB Stockholders. Certain material factors considered by the AGTB Board in evaluating the Transaction include, among others:
•Provides an efficient exit strategy for AGTB as approximately 90% of committed capital has been called and the end of its commitment period is in approximately 14 months;
•Avoids other exit alternatives that are not viable or less attractive to AGTB Stockholders;
•Subject to the closing of the Transaction, the AGTB Advisor has agreed to pay AGTB’s other expenses and/or waive accrued and unpaid management fees and incentive compensation immediately prior to the Transaction in an aggregate amount of $1.6 million; and
•Allows AGTB Stockholders to receive cash for their investment in one lump sum (as opposed to over time).
For a further discussion of the factors considered by the AGTB Board, see “The Transaction-AGTB Reasons for the Transaction.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE TRANSACTION
The questions and answers below highlight only selected information from this Proxy Statement. They do not contain all of the information that may be important to you. You should carefully read this entire document to fully understand the Merger Agreement and the Transaction and the voting procedures for the Special Meetings.
Questions and Answers about the Special Meetings
Q:    Why am I receiving these materials?
A:    Each of TCAP and AGTB is furnishing these materials to TCAP Shareholders and AGTB Stockholders, as applicable, in connection with the solicitation of proxies by the TCAP Board and the AGTB Board for use at the TCAP Special Meeting and the AGTB Special Meeting, as applicable, to be held at [ ] [a.m.][p.m.], Central Time and at [ ] [a.m.][p.m.], Central Time, respectively, on [ ], 2023 on the 36th Floor at the Advisors’ offices located at 111 South Wacker Drive, Chicago, IL 60606.
This Proxy Statement and the accompanying materials are being made available on or about [•], 2023 to the Shareholders and are available at www.[proxyvote].com.
Q:    What items will be considered and voted on at the TCAP Special Meeting?
A:    At the TCAP Special Meeting, the TCAP Shareholders will be asked to approve the Transaction Proposal. No other matters will be acted upon at the TCAP Special Meeting without further notice.
Q:    What items will be considered and voted on at the AGTB Special Meeting?
A:    At the AGTB Special Meeting, the AGTB Stockholders will be asked to approve the Transaction Proposal. No other matters will be acted upon at the AGTB Special Meeting without further notice.
Q:    How does the TCAP Board recommend voting on the Transaction Proposal at the TCAP Special Meeting?
A:    The TCAP Board, including the trustees of the TCAP Board who are not “interested persons”, as defined in the 1940 Act, of TCAP (the “Independent Trustees” and each a “Trustee”), approved the Merger Agreement and the Transaction, and recommend that TCAP Shareholders vote “FOR” the Transaction Proposal.
Q:    How does the AGTB Board recommend voting on the Transaction Proposal at the AGTB Special Meeting?
A:    The AGTB Board, including the directors of the AGTB Board who are not “interested persons”, as defined in the 1940 Act, of AGTB (the “Independent Directors” and each a “Director”), approved the Merger Agreement and the Transaction, and recommend that AGTB Stockholders vote “FOR” the Transaction Proposal.
Q:    If I am a TCAP Shareholder, what is the “Record Date” and what does it mean?
A:    The record date for the TCAP Special Meeting is [ ], 2023 (the “TCAP Record Date”). The TCAP Record Date was established by the TCAP Board and only holders of record of TCAP Common Shares at the close of business on the TCAP Record Date are entitled to receive notice of, and vote at, the TCAP Special Meeting, or any adjournments and postponements of such meeting. As of the TCAP Record Date, there were [ ] shares of TCAP Common Shares outstanding.
Q:    If I am an AGTB Stockholder, what is the “Record Date” and what does it mean?
A:    The record date for the AGTB Special Meeting is [ ], 2023 (the “AGTB Record Date” and, collectively with the TCAP Record Date, the “Record Date”). The AGTB Record Date was established by the AGTB Board and only holders of record of AGTB Common Stock at the close of business on the AGTB Record Date are entitled to receive notice of, and vote at, the AGTB Special Meeting, or any adjournments and postponements of such meeting. As of the AGTB Record Date, there were 9,672,358 shares of AGTB Common Stock outstanding.
Q:    If I am a TCAP Shareholder, how many votes do I have?

A:    Each share of TCAP Common Shares held by a holder of record as of the TCAP Record Date has one vote on each matter to be considered at the TCAP Special Meeting.
Q:    If I am an AGTB Stockholder, how many votes do I have?
A:    Each share of AGTB Common Stock held by a holder of record as of the AGTB Record Date has one vote on each matter to be considered at the AGTB Special Meeting.
Q:    If I am a TCAP Shareholder, how do I vote?
A:    If you are a holder of record of TCAP Common Shares, you may have your shares voted on matters presented at the TCAP Special Meeting by proxy (through the Internet, by telephone or by signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope) or in person. You do not need to attend the TCAP Special Meeting in order to vote your shares.
TCAP Shareholders can follow the instructions on the enclosed proxy card and authorize a proxy via the [Internet,] telephone or mail to vote in accordance with the instructions provided below. [Authorizing a proxy by telephone [or through the Internet] requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Transaction Proposal.] You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call [or Internet link]. If you are the beneficial owner of your shares, you will need to follow the instructions provided by your broker, bank, trustee or nominee regarding how to instruct your broker, bank, trustee or nominee to vote your shares at the TCAP Special Meeting.
•By Internet: www.[proxyvote].com
•By telephone: [1-800-690-6903 to reach a toll-free, automated touchtone voting line, or 1-888-777-2092 Monday through Friday, 9:00 a.m. until 9:00 p.m. Eastern Time, to reach a toll-free, live operator line].
•By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 11:59 p.m., Central Time, on [ ], 2023.
Important notice regarding the availability of proxy materials for the TCAP Special Meeting. The Proxy Statement and the proxy card are available at www.[proxyvote].com.
Q:    If I am an AGTB Stockholder, how do I vote?
A:    If you are a holder of record of AGTB Common Stock, you may have your shares voted on matters presented at the AGTB Special Meeting by proxy (through the Internet, by telephone or by signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope) or in person. You do not need to attend the AGTB Special Meeting in order to vote your shares.
AGTB Stockholders can follow the instructions on the enclosed proxy card and authorize a proxy via the [Internet,] telephone or mail to vote in accordance with the instructions provided below. [Authorizing a proxy by telephone [or through the Internet] requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Transaction Proposal.] You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call [or Internet link]. If you are the beneficial owner of your shares, you will need to follow the instructions provided by your broker, bank, trustee or nominee regarding how to instruct your broker, bank, trustee or nominee to vote your shares at the AGTB Special Meeting.
•By Internet: www.[proxyvote].com
•By telephone: [1-800-690-6903 to reach a toll-free, automated touchtone voting line, or 1-888-777-2092 Monday through Friday, 9:00 a.m. until 9:00 p.m. Eastern Time, to reach a toll-free, live operator line].
•By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 11:59 p.m., Central Time, on [ ], 2023.

Important notice regarding the availability of proxy materials for the AGTB Special Meeting. The Proxy Statement and the proxy card are available at www.[proxyvote].com.
Q:    What if a TCAP Shareholder does not specify a choice for a matter when authorizing a proxy?
A:    All properly executed proxies representing TCAP Common Shares at the TCAP Special Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed, dated and returned without any directions given, the TCAP Common Shares will be voted “FOR” the Transaction Proposal.
Q:    What if an AGTB Stockholder does not specify a choice for a matter when authorizing a proxy?
A:    All properly executed proxies representing AGTB Common Stock at the AGTB Special Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed, dated and returned without any directions given, the AGTB Common Stock will be voted “FOR” the Transaction Proposal.
Q:    If I am a TCAP Shareholder, how can I change my vote or revoke a proxy after submission?
A:    If you are a TCAP Shareholder of record as of the TCAP Record Date, you can change your vote or revoke your proxy by:
•delivering a written revocation notice before [11:59 p.m. Central Time] on [ ], 2023 to TCAP’s corporate secretary, Jenny B. Neslin, at AG Twin Brook Capital Income Fund, 245 Park Avenue, 26th Floor, New York, New York 10167; Attention: Secretary;
•voting again using the telephone [or Internet] before [11:59 p.m. Central Time] on [ ], 2023 (your latest telephone [or Internet] proxy is the one that will be counted)[; or
•attending and voting during the TCAP Special Meeting. Simply attending the TCAP Special Meeting will not, by itself, revoke your proxy].
TCAP encourages TCAP Shareholders to change their vote by voting again using the telephone [or Internet].
If you hold TCAP Common Shares through a broker, bank, trustee or nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.
Q:    If I am an AGTB Stockholder, how can I change my vote or revoke a proxy after submission?
A:    If you are an AGTB Shareholder of record as of the AGTB Record Date, you can change your vote or revoke your proxy by:
•delivering a written revocation notice before [11:59 p.m. Central Time] on [ ], 2023 to AGTB’s corporate secretary, Jenny B. Neslin, at AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167; Attention: Secretary;
•voting again using the telephone [or Internet] before [11:59 p.m. Central Time] on [ ], 2023 (your latest telephone [or Internet] proxy is the one that will be counted)[; or
•attending and voting during the AGTB Special Meeting. Simply attending the AGTB Special Meeting will not, by itself, revoke your proxy].
AGTB encourages AGTB Stockholders to change their vote by voting again using the telephone [or Internet].
If you hold AGTB Common Stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.
Q:    If my TCAP Common Shares or AGTB Common Stock are held in a broker-controlled account or in “street name,” will my broker vote my shares for me?
A:    No. You should follow the instructions provided by your broker on your voting instruction form. It is important to note that your broker will vote your shares only if you provide instructions on how you would like your shares to be voted at the TCAP Special Meeting or the AGTB Special Meeting, as applicable.
Q:    What constitutes a “quorum” for the TCAP Special Meeting?

A:    The presence at the TCAP Special Meeting, in person or represented by proxy, of the holders of one third of the TCAP Common Shares outstanding on the TCAP Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares held by a broker, bank, trustee or nominee for which the broker, bank, trustee or nominee has not received voting instructions from the record holder as to how to vote such shares and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes to the extent there are any such broker non-votes cast at the TCAP Special Meeting.
Q:    What constitutes a “quorum” for the AGTB Special Meeting?
A:    The presence at AGTB Special Meeting, in person or represented by proxy, of the holders of at least one-third of the AGTB Common Stock entitled to vote at the AGTB Special Meeting. Abstentions will be treated as shares present for quorum purposes. Shares held by a broker, bank, trustee or nominee for which the broker, bank, trustee or nominee has not received voting instructions from the record holder as to how to vote such shares and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes to the extent there are any such broker non-votes cast at the AGTB Special Meeting.
Q:    What vote is required to approve the Transaction Proposal at the TCAP Special Meeting?
A:    The affirmative vote of the holders of more than 50% of the outstanding TCAP Common Shares entitled to vote at the TCAP Special Meeting is required to approve the Transaction Proposal. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Q:    What vote is required to approve the Transaction Proposal at the AGTB Special Meeting?
A:    The affirmative vote of the holders of a majority of the outstanding AGTB Common Stock entitled to vote at the AGTB Special Meeting is required to approve the Transaction Proposal. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Q:    What will happen if the Transaction Proposal being considered at the TCAP Special Meeting and AGTB Special Meeting is not approved by the required vote?
A:    If the Transaction does not close because AGTB Stockholders or TCAP Shareholders do not approve the Transaction Proposal or any of the other conditions to the closing of the Transaction is not satisfied or, if legally permissible, waived, TCAP and AGTB will continue to operate independently under the management of their respective investment advisers, and TCAP’s and AGTB’s respective trustees or directors, as applicable, and officers will continue to serve in such roles until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. In addition, neither TCAP nor AGTB will benefit from the expenses incurred in their pursuit of the Transaction. See “Description of the Merger Agreement-Termination of the Merger Agreement” and “Description of the Merger Agreement-Termination Fee.”
Q:    When will the final voting results be announced?
A:    Preliminary voting results may be announced at the TCAP Special Meeting and/or the AGTB Special Meeting. Final voting results will be published by each of TCAP and AGTB in a current report on Form 8-K within four business days after the date of the Special Meetings.
Q:    Will TCAP and AGTB incur expenses in soliciting proxies?
A:    TCAP will bear the cost of preparing, printing and mailing this Proxy and the applicable accompanying Notice and proxy cards based on the respective numbers of TCAP Shareholders and AGTB Stockholders. TCAP and AGTB intend to use the services of [ ] to aid in the distribution and collection of proxies for an estimated fee of approximately $[ ] plus pass through charges. For more information regarding expenses related to the Transaction, see “Questions and Answers about the Transaction — Who is responsible for paying the expenses relating to completing the Transaction?”
Q:    What does it mean if I receive more than one proxy card?
A:    Some of your shares of TCAP Common Shares or AGTB Common Stock, as applicable, may be registered differently or held in different accounts. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone [or via the Internet]. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted.
Q:    Are the proxy materials available electronically?
A:    TCAP and AGTB have made this Proxy Statement, the applicable accompanying Notice and the proxy card available to Shareholders on the Internet. Shareholders may (i) access and review the proxy materials of AGTB and TCAP, (ii) authorize their proxies, as described in each of “The TCAP Special Meeting-Voting of Proxies” and “The AGTB Special Meeting-Voting of Proxies” and/or (iii) elect to receive future proxy materials by electronic delivery via the Internet address provided below.
The Proxy Statement, applicable accompanying Notice and the proxy card are available at www.[proxyvote].com.
Pursuant to the rules adopted by the SEC, each of TCAP and AGTB furnishes proxy materials by email to those Shareholders who have elected to receive their proxy materials electronically. While TCAP and AGTB encourage Shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of shareholder meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of AGTB Common Stock or TCAP Common Shares held by a broker or custodian, may request a printed set of proxy materials.
Q:    Will my vote make a difference?
A:    Yes. Your vote is needed to ensure that the Transaction Proposal can be acted upon. Your vote is very important. Your immediate response will help avoid potential delays associated with soliciting shareholder votes.
Q:    Whom can I contact with any additional questions about the Special Meetings?
A:    Shareholders can contact TCAP or AGTB by calling collect at (212) 692-2011, by sending an email to TCAP or AGTB at AGClientRelations@angelogordon.com, or by writing to TCAP or AGTB at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Corporate Secretary.
Q:    Where can I find more information about AGTB and TCAP?
A:    You can find more information about AGTB and TCAP in the documents described under the section entitled “Where You Can Find More Information.”
Q:    What do I need to do now?
A:    AGTB and TCAP urge you to carefully read this entire document, including its annexes. You should also review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.
Questions and Answers about the Transaction
Q:    What will happen in the Transaction?
A:    At the Effective Time, AGTB will be merged with and into TCAP in the Transaction. As of the Effective Time, the separate corporate existence of AGTB will cease. TCAP will be the surviving company of the Transaction and will continue its existence as a statutory trust under the laws of the State of Delaware.
Q:    What will AGTB Stockholders receive in the Transaction?
A:    Subject to the terms and conditions of the Merger Agreement, at the closing of the Transaction (the “Closing”), each share of AGTB Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash equal to the AGTB Per Share NAV (as defined below), without interest (the “Per Share Consideration” and, in the aggregate, the “Consideration”), subject to any applicable withholding taxes. For more information, see “Summary of the Merger Agreement-Transaction Consideration” below.

Q:    How will the Closing Net Asset Value of AGTB be determined?
A:    Under the Merger Agreement, on the Determination Date, AGTB will deliver to TCAP a calculation of its estimated Closing NAV as of a date mutually agreed between AGTB and TCAP, which will be no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time. AGTB shall update the calculation of the Closing NAV in the event that the Closing is subsequently materially delayed or there is a material change to the Closing NAV prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing NAV is determined within 48-hours (excluding Sundays and holidays) prior to the Effective Time. The Board of Directors of AGTB shall be required to approve, and the chief executive officer, chief financial officer or president (or any vice president) of AGTB shall certify in writing to TCAP, the calculation of the Closing NAV.
The “AGTB Per Share NAV” means the quotient of (i) the Closing NAV divided by (ii) the number of AGTB Common Stock issued and outstanding as of the Determination Date.
Q:    Who is responsible for paying the expenses relating to completing the Transaction?
A:    All reasonable third-party expenses incurred in connection with the Transaction will be paid by TCAP. It was estimated that TCAP will bear expenses of approximately $0.65 million in the aggregate in connection with the Transaction, if consummated, or approximately $0.55 million in the aggregate if the Transaction is not consummated.
Q:    Will AGTB Advisor waive any fees prior to completing the Transaction?
A:    The AGTB Advisor has informed the AGTB Board of its intent to pay AGTB’s other expenses and/or waive accrued and unpaid management fees and incentive compensation immediately prior to the Transaction in an aggregate amount of $1.6 million. Such waiver will have the effect of increasing the AGTB Per Share NAV by approximately $0.16.
Q:    Will AGTB Stockholders receive distributions after the Transaction?
A:    No. All AGTB Stockholders who hold AGTB Common Stock at the Effective Time will have the right to receive the Per Share Consideration for each share of AGTB Common Stock outstanding prior to the Effective Time, such amount to be paid at Closing. At Closing, all AGTB Common Stock will no longer be outstanding and all AGTB Common Stock will be cancelled and retired and will cease to exist.
Q:    Is the Transaction subject to any third-party consents?
A:    As more fully described in this Proxy Statement and in the Merger Agreement, the completion of the Transaction depends on the satisfaction (or waiver) of a closing condition set forth in the Merger Agreement relating to the receipt of certain consents, or the termination of the applicable contracts, in respect of AGTB without cost to AGTB, TCAP or any of TCAP’s affiliates. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Transaction.
Q:    How does AGTB’s investment objective, strategy and risks differ from TCAP’s?
A:    AGTB is a specialty finance company focused on lending to U.S. middle market companies with between $3 million and $50 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”); however, AGTB primarily focuses on investing in companies with EBITDA of less than $25 million. Similarly, TCAP is a specialty finance company focused on lending to U.S. middle market companies with between $3 and $50 million in EBITDA, with TCAP primarily focusing on investing in “lower middle market” companies, generally defined as companies with EBITDA of less than $25 million.
AGTB’s investment objective is to generate attractive, consistent, total returns through cash coupons, fees and, when available, equity investments, while minimizing the risk of loss. AGTB primarily invests in senior secured debt, while also taking advantage of opportunistic investments in other parts of the capital structure, including senior secured stretch and unitranche facilities, second lien loans, mezzanine and mezzanine-related loans, as well as equity investments and select other subordinated investments. To a lesser extent, AGTB may also utilize “revolvers” or revolving credit lines which allow borrowers to borrow funds, make re-payments and subsequently re-borrow funds during the term of the revolving loan. AGTB may also invest to a lesser extent in common stock and other equity securities, convertible securities and distressed debt. The instruments in which AGTB invests typically are not rated by any rating agency, but the AGTB Advisor believes that if such instruments were rated, they would be below investment grade, which is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Investments that are rated below investment grade are sometimes referred to as “high yield bonds,” “junk bonds” or “leveraged loans.”
TCAP’s investment objective is to generate attractive, consistent total returns, predominantly in the form of current income and, to a lesser extent, capital appreciation, by targeting investment opportunities with favorable risk-adjusted returns. A “risk-adjusted return” measures an investment’s return after taking into account the degree of risk that was taken to achieve it. Similar to AGTB, TCAP seeks to invest principally in privately originated senior secured loans to U.S. middle market companies, which TCAP believes have consistent capital needs and have not only been underserved in recent years by traditional providers of capital such as banks and the public debt markets, but also for a variety of reasons may prefer working with experienced non-bank lenders. TCAP’s origination strategy focuses on the middle market private equity community. This financing is expected to be utilized for a variety of purposes, including to fund organic growth, acquisitions, recapitalizations, management buyouts and leveraged buyouts for companies with revenue generally under $500 million.
AGTB and TCAP have a similar investment objective and strategy, though AGTB pursues such investments while generally remaining unlevered during the course of its life (excluding borrowings under any subscription line secured by unfunded capital commitments and working capital facilities) and does not incur leverage to the same extent as is customary for other BDCs, including TCAP, or for long-term investment purposes.
AGTB and TCAP have substantially similar risks as each focuses on making investments in privately-held middle-market companies.
Q:    How will TCAP be managed following the Transaction?
A:    TCAP will continue to be managed as it is currently managed. TCAP’s investment objective, risks and strategies will remain the same. Specifically, the trustees of TCAP immediately prior to the Transaction will remain the Trustees of TCAP and will hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. The officers of TCAP immediately prior to the Transaction will remain the officers of TCAP and will hold office until their respective successors are duly appointed and qualify, or their earlier death, resignation or removal. Following the Transaction, TCAP will continue to be managed by the TCAP Advisor and the investment advisory agreement will remain in effect.
Q:    When do the parties expect to complete the Transaction?
A:    While there can be no assurance as to the exact timing, or that the Transaction will be completed at all, AGTB and TCAP are working to complete the Transaction shortly following the Special Meetings. It is currently expected that the Transaction will be completed promptly following receipt of the TCAP Shareholder Approval (as defined below) at the TCAP Special Meeting and the AGTB Stockholder Approval (as defined below) at the AGTB Special Meeting, respectively, along with the satisfaction or (to the extent legally permissible) waiver of the other closing conditions set forth in the Merger Agreement.
Q:    Is the Transaction expected to be taxable to AGTB Stockholders?
A:    Yes. The receipt of the Per Share Consideration in exchange for AGTB Common Stock pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes.
If you are a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction”), you will generally recognize capital gain or loss equal to the difference, if any, between the aggregate amount of the Per Share Consideration you receive in the Transaction and your adjusted tax basis in your shares of AGTB Common Stock converted into the Per Share Consideration in the Transaction. If you are a Non-U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction”), the receipt of the Per Share Consideration in exchange for AGTB Common Stock pursuant to the Transaction will generally not be taxable to you for U.S. federal income tax purposes unless you have certain connections to the United States or AGTB is or has been a USRPHC (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction”) and certain other conditions are met.

    You should read the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Transaction” for a more complete discussion of certain material U.S. federal income tax consequences of the Transaction. You are also encouraged to consult your own tax advisors regarding the consequences of the Transaction to you under U.S. federal, state, local and/or non-U.S. tax laws, in light of your particular circumstances.
Q:    What happens if the Transaction is not consummated?
A:    If the Transaction is not approved by the requisite vote of AGTB Stockholders or TCAP Shareholders, or if the Transaction is not completed for any other reason, AGTB Stockholders will not receive any payment for their shares of AGTB Common Stock in connection with the Transaction. Instead, AGTB will remain an independent company. In addition, under circumstances specified in the Merger Agreement, TCAP may be entitled to receive from a third party a termination fee of $5.9 million, which is equal to approximately 3.0% of AGTB’s NAV as of March 31, 2023. See “Description of the Merger Agreement-Termination of the Merger Agreement” and “Description of the Merger Agreement-Termination Fee.”

RISK FACTORS
In addition to the other information included in this document, Shareholders should carefully consider the risks described below in determining whether to approve the Transaction Proposal. The information in “Risk Factors” in Part I, Item 1A of TCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference for general risks related to TCAP. The information in “Risk Factors” in Part I, Item 1A of AGTB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference for general risks related to AGTB. The risks, as set out below and incorporated by reference herein are not the only risks TCAP and AGTB and, following the Transaction, the combined company, face. Additional risks and uncertainties not currently known to TCAP or AGTB or that they currently deem to be immaterial also may materially adversely affect their or, following the Transaction, the combined company’s, business, financial condition or operating results. If any of the following events occur, TCAP or AGTB or, following the Transaction, the combined company’s, business, financial condition or results of operations could be materially adversely affected. See also “Incorporation by Reference for TCAP,” “Incorporation by Reference for AGTB” and “Where You Can Find More Information” in this Proxy Statement.
RISKS RELATING TO THE PROPOSED TRANSACTION
Because the NAV per share of AGTB Common Stock may fluctuate, Shareholders cannot be sure of the exact amount of the Consideration they will receive until the Closing Date.
The exact amount of the Consideration may vary from the NAV per share of the AGTB Common Stock on the date the Transaction was announced, on the date that this Proxy Statement was made available to shareholders or the date of the Special Meetings and on the date the Transaction is completed. Any change in the NAV per share of AGTB Common Stock prior to completion of the Transaction will affect the amount of Consideration that AGTB Stockholders will receive upon completion of the Transaction.
TCAP is not permitted to terminate the Merger Agreement or resolicit the vote of its shareholders solely because of changes in the NAV per share of AGTB Common Stock.
Changes in the NAV per share of AGTB Common Stock may result from a variety of factors, including, among other things:
•changes in the business, operations or prospects of AGTB;
•the financial condition of current or prospective portfolio companies of AGTB; and
•interest rates or general market or economic conditions.
See “Special Note Regarding Forward-Looking Statements” for other factors that could cause the NAV per share of AGTB Common Stock to change.
These factors are generally beyond the control of AGTB. The range of high and low NAV per share of AGTB Common Stock for the period between January 1, 2022 and March 31, 2023 was a low of $20.27 to a high of $20.52. However, historical prices are not necessarily indicative of future performance.
TCAP may be unable to realize the benefits anticipated by the Transaction, including estimated cost savings, or it may take longer than anticipated to realize such benefits.
The realization of certain benefits anticipated as a result of the Transaction will depend in part on the integration of AGTB’s investment portfolio with TCAP’s. There can be no assurance that AGTB’s investment portfolio can be operated profitably or integrated successfully into TCAP’s operations in a timely fashion or at all. The dedication of management resources to such integration may divert attention from the day-to-day business of the combined company and there can be no assurance that there will not be substantial costs associated with the transition process or there will not be other material adverse effects as a result of these integration efforts. Such effects, including incurring unexpected costs or delays in connection with such integration and failure of AGTB’s investment portfolio to perform as expected, could have a material adverse effect on the financial results of the combined company.
TCAP also expects to achieve certain cost savings from the Transaction when the two companies have fully integrated their portfolios. It is possible that the estimates of the potential cost savings could ultimately be incorrect. The cost savings estimates also assume TCAP will be able to combine the operations of TCAP and AGTB in a manner that permits those cost savings to be fully realized. If the estimates turn out to be incorrect or if TCAP is not able to successfully combine AGTB’s investment portfolio with the operations of TCAP, the anticipated cost savings may not be fully realized, or realized at all, or may take longer to realize than expected.
The announcement and pendency of the proposed Transaction could adversely affect TCAP’s business, financial results and operations.
The announcement and pendency of the proposed Transaction could cause disruptions in and create uncertainty surrounding TCAP’s business, including affecting its relationships with its existing and future investors, borrowers and lenders, which could have a significant negative impact on its future revenues and results of operations, regardless of whether the Transaction is completed. In particular, existing borrowers may elect to refinance their loans from TCAP and its affiliates with other lenders, and existing and potential future lenders may be unable or unwilling to fund their commitments to TCAP or otherwise extend credit to TCAP. In addition, TCAP has diverted, and will continue to divert, significant management resources towards the completion of the Transaction, which could have a significant negative impact on its future revenues and results of operations.
TCAP is also subject to restrictions on the conduct of its business prior to the completion of the Transaction as provided in the Merger Agreement, generally requiring TCAP to conduct its business only in the ordinary course and subject to specific limitations, including, among other things, certain restrictions on its ability to make certain investments and acquisitions, sell, transfer or dispose of its assets, amend its organizational documents and enter into or modify certain material contracts. These restrictions could prevent TCAP from pursuing otherwise attractive business opportunities, industry developments and future opportunities and may otherwise have a significant negative impact on its future investment income and results of operations.
If the Transaction does not close, TCAP will not benefit from the expenses incurred in their pursuit of the Transaction.
The Transaction may not be completed. If the Transaction is not completed, TCAP may have incurred substantial expenses for which no ultimate benefit will have been received. TCAP may have incurred out-of-pocket expenses in connection with the Transaction for legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Transaction is not completed. Further, all reasonable third-party expenses incurred in connection with the Transaction will be paid by TCAP, such that, if the Transaction is not completed, TCAP will bear the burden of the expenses incurred for which no ultimate benefit will have been received.
Litigation which may be filed against TCAP or AGTB in connection with the Transaction, regardless of its merits, could result in substantial costs and could delay or prevent the Transaction from being completed.
From time to time, TCAP and AGTB may be subject to legal actions, including securities class action lawsuits and derivative lawsuits, as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas in connection with the Transaction. These or any similar securities class action lawsuits and derivative lawsuits, regardless of their merits, may result in substantial costs and divert management time and resources. An adverse judgment in such cases could have a negative impact on TCAP’s or AGTB’s liquidity and financial condition or could prevent the Transaction from being completed.
The termination of the Merger Agreement could negatively impact TCAP and AGTB.
If the Merger Agreement is terminated, there may be various consequences, including:
•TCAP’s and AGTB’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Transaction, without realizing any of the anticipated benefits of completing the Transaction; and
•AGTB may not be able to find a party willing to pay an equivalent or more attractive price than the price TCAP agreed to pay in the Transaction.
Under certain circumstances, TCAP would be entitled to receive a termination fee upon termination of the Merger Agreement.
The Transaction may not be completed. The Merger Agreement provides for the payment, subject to applicable law, to TCAP by a third party of a termination fee under certain circumstances. See “Description of the

Merger Agreement-Termination of the Merger Agreement” for a discussion of the circumstances that could result in the payment of a termination fee.
The Transaction is subject to closing conditions, including the TCAP Shareholder Approval and the AGTB Stockholder Approval, that, if not satisfied or (to the extent legally allowed) waived, will result in the Transaction not being completed, which may result in material adverse consequences to TCAP’s and AGTB’s business and operations.
    The Transaction is subject to closing conditions, including certain approvals of TCAP Shareholders and AGTB Stockholders that, if not satisfied, will prevent the Transaction from being completed. The closing condition that AGTB Stockholders approve the Transaction Proposal may not be waived under applicable law and must be satisfied for the Transaction to be completed. If AGTB Stockholders do not approve the Transaction and the Transaction is not completed, the resulting failure of the Transaction could have a material adverse impact on TCAP’s and AGTB’s respective businesses and operations. In addition, the closing condition that TCAP Shareholders approve the Transaction Proposal may not be waived under applicable law and must be satisfied for the Transaction to be completed. If TCAP Shareholders do not approve the Transaction Proposal and the Transaction is not completed, the resulting failure of the Transaction could have a material adverse impact on TCAP’s and AGTB’s respective businesses and operations. In addition to the required approvals of TCAP Shareholders and AGTB Stockholders, the Transaction is subject to a number of other conditions beyond the control of TCAP and AGTB that may prevent, delay or otherwise materially adversely affect completion of the Transaction. TCAP and AGTB cannot predict whether and when these other conditions will be satisfied. The failure to complete the Transaction would result in TCAP and AGTB, and TCAP Shareholders and AGTB Stockholders, failing to realize the anticipated benefits of the Transaction described under “The Transaction — TCAP Reasons for the Transaction” and “The Transaction — AGTB Reasons for the Transaction.”
TCAP and AGTB may, to the extent legally allowed, waive one or more conditions to the Transaction without resoliciting stockholder approval.
Certain conditions to TCAP’s and AGTB’s respective obligations to complete the Transaction may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by mutual agreement. In the event that any such waiver does not require resolicitation of shareholders, TCAP and AGTB will have the discretion to complete the Transaction without seeking further shareholder approval. Accordingly, the terms and conditions as set forth in the Merger Agreement and described herein, including certain protections to AGTB and TCAP, may be waived. The conditions requiring the approval of TCAP Shareholders and AGTB Stockholders, however, cannot be waived.
AGTB and TCAP will be subject to operational uncertainties and contractual restrictions while the Transaction is pending, including restrictions on pursuing alternatives to the Transaction.
Uncertainty about the effect of the Transaction may have an adverse effect on AGTB and TCAP and, consequently, on the combined company following completion of the Transaction. These uncertainties may impair the Advisors’ abilities to motivate key personnel until the Transaction is consummated and could cause those who deal with AGTB and TCAP to seek to change their existing business relationships with AGTB and TCAP, respectively. In addition, the Merger Agreement restricts AGTB and TCAP from taking actions that they might otherwise consider to be in their best interests. These restrictions may prevent AGTB and TCAP from pursuing certain business opportunities that may arise prior to the completion of the Transaction, including restrictions on them pursuing alternatives to the Transaction.
The Merger Agreement contains provisions that could discourage or make it difficult for a third party to acquire AGTB prior to the completion of the proposed Transaction.
The Merger Agreement prohibits AGTB from soliciting alternatives to the Transaction and imposes limitations on AGTB’s ability to respond to and negotiate unsolicited proposals received from third parties. The Merger Agreement contains customary non-solicitation and other provisions that, subject to limited exceptions, limit AGTB’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of AGTB. AGTB can consider and participate in discussions and negotiations with respect to an alternative proposal only in limited circumstances so long as certain notice and other procedural requirements are satisfied. In addition, subject to certain procedural requirements (including the ability of TCAP to revise its offer) and, under certain circumstances, the payment to TCAP by a third party of a $5.9 million termination fee, AGTB may terminate the Merger Agreement and enter into an agreement with a third party that makes a superior proposal. These provisions may discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of AGTB from considering or proposing that acquisition even if it were prepared to pay consideration with a higher NAV per share than that proposed in connection with the Transaction.

If the Transaction is not completed or AGTB is not otherwise acquired, AGTB may consider other strategic alternatives, which are subject to risks and uncertainties.
If the Transaction is not completed, the AGTB Board may review and consider various alternatives available to AGTB, including, among others, continuing as a standalone company with no material changes to its business or seeking an alternate transaction. These strategic or other alternatives available to AGTB may involve various additional risks to its business, including, among others, distraction of its management team and associated expenses as described above in connection with the proposed Transaction, and risks and uncertainties related to its ability to complete any such alternatives and other variables which may adversely affect its operations.
The NAV per share of TCAP Common Shares after the Transaction may be affected by factors different from those affecting TCAP Common Shares currently.
The businesses of AGTB and TCAP differ in some respects and, accordingly, the results of operations of the combined company and the NAV per share of TCAP Common Shares after the Transaction may be affected by factors different from those currently affecting the independent results of operations of each of AGTB and TCAP. These factors include:
•a different portfolio composition; and
•a different capital structure.
Accordingly, the historical NAV per share and financial results of TCAP may not be indicative of these matters for the combined company following the Transaction.

COMPARATIVE FEES AND EXPENSES
Comparative Fees and Expenses Relating to the Transaction
The following tables are intended to assist you in understanding the costs and expenses that an investor in AGTB Common Stock and TCAP Common Shares will bear directly or indirectly, and, based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by the combined company, in each case, in the first year following the Transaction. AGTB and TCAP caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document contains a reference to fees or expenses paid or to be paid by “you,” “AGTB” or “TCAP,” shareholders will indirectly bear such fees or expenses as investors in AGTB or TCAP, as applicable. The table below is based on information as of March 31, 2023 (except as noted below).

	Actual as of March 31, 2023		Pro Forma
Shareholder transaction expenses	TCAP (acquiring fund)	AGTB (target fund)	TCAP (surviving fund)
Sales load (as a percentage of offering price)	None(1)	None(1)	None(1)
Offering expenses (as a percentage of offering price)	None(1)	None(1)	None(1)
Dividend reinvestment plan expenses	None(2)	None(2)	None(2)
Total shareholder transaction expenses (as a percentage of offering price)	None	None	None

	Estimated as of March 31, 2023		Pro Forma
Estimated annual expenses (as a percentage of net assets attributable to common shares):(3)	TCAP (acquiring fund)	AGTB (target fund)	TCAP (surviving fund)
Base management fees(4)	1.25%	0.57%	1.25%
Incentive fees(5)	1.15%	1.60%	1.16%
Interest payments on borrowed funds(6)	4.99%	—%	5.58%
Other expenses(7)	1.83%	1.13%	1.56%
Acquired fund fees and expenses	—%	—%	—%
Total annual expenses(8)	9.22%	3.30%	9.55%

(1)    Purchases of TCAP Common Shares or shares of AGTB Common Stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load (underwriting discount or commission) as consideration for the Transaction is cash only.
(2)    The estimated expenses associated with the respective distribution reinvestment plans are included in “Other expenses.”
(3)    “Consolidated net assets attributable to common shares” equals net assets at March 31, 2023. For the pro forma columns, the combined net assets of TCAP and AGTB on a pro forma basis as of March 31, 2023 were used adjusted for merger related costs only.
(4)    For TCAP, the base management fee is payable monthly in arrears at an annual rate of 1.25% of the value of TCAP’s net assets as of the beginning of the first business day of the applicable month. For purposes of the TCAP Advisory related fees, net assets means TCAP’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. For AGTB, the base management fee is calculated at an annual rate of 0.60% of AGTB’s gross assets, excluding cash and cash equivalents. For services rendered under the agreement between AGTB and the AGTB Advisor (the “AGTB Investment Management Agreement”), the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of AGTB’s gross assets (excluding cash and cash equivalents) at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base management fees for any partial month or quarter will be appropriately pro-rated. For purposes of the AGTB Investment Management Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within one year of purchase. This table assumes that AGTB’s total gross assets (excluding cash and cash equivalents) are $184.8 million, which was the actual amount of AGTB’s gross assets as of March 31, 2023. The pro forma base management fee has been calculated in a manner consistent with the terms and conditions of the existing TCAP Investment Advisory Agreement.
(5)    TCAP’s incentive fee consists of two parts: (i) a portion based on TCAP’s pre-incentive fee net investment income (the “TCAP Income-Based Fee”) and (ii) a portion based on the net capital gains received on TCAP’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains Incentive Fee (the “TCAP Capital Gains Fee”). The TCAP Income-Based Fee is 12.50% of pre-incentive fee net investment income with a 5.00% hurdle rate. The TCAP Capital Gains Fee is 12.50%. The first part of the incentive fee, the TCAP Income-Based Fee, is calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding calendar quarter and is 12.50% of the amount, if any, by which the pre-incentive fee net investment income for the immediately preceding calendar quarter, expressed as a rate of return on the value of TCAP’s net assets (defined as total assets less senior securities constituting indebtedness and preferred shares) at the end of the immediate preceding calendar quarter for which such fees are being calculated, exceeds a 1.25% (which is 5.00% annualized) hurdle rate, subject to a “catch-up” provision, pursuant to which TCAP Advisor receives 100% of the pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.43% (5.72% annualized). The second part of the incentive fee, the TCAP Capital Gains Fee, is calculated and payable in arrears as of the end of each calendar year (or upon termination of the TCAP Investment Management Agreement, as of the termination date) and equals 12.50% of TCAP’s aggregate realized capital gains on a cumulative basis from inception through the end of each calendar year, computed net of aggregate realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.

    AGTB’s incentive fee consists of two parts: (i) a portion based on AGTB’s pre-incentive fee net investment income (the “AGTB Income-Based Fee”) and (ii) a portion based on AGTB’s realized capital gains, if any, on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains Incentive Fee (the “AGTB Capital Gains Fee”). The AGTB Income-Based Fee is 16.75% of pre-incentive fee net investment income with a 4.00% hurdle rate. The AGTB Capital Gains Fee is 16.75%. The first part of the incentive fee, the AGTB Income-Based Fee, is calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding calendar quarter and is 16.75% of the amount, if any, by which the pre-incentive fee net investment income for the immediately preceding calendar quarter, expressed as a rate of return on the value of AGTB’s net assets (defined as total assets less senior securities constituting indebtedness and preferred shares) at the end of the calendar quarter for which such fees are being calculated, exceeds a 1.00% (which is 4.00% annualized) hurdle rate, subject to a “catch-up” provision, pursuant to which AGTB Advisor receives 100% of the pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to an amount (the “AGTB Catch-Up Amount”) determined on a quarterly basis by multiplying 1.201201% by AGTB’s NAV at the beginning of each applicable calendar quarter. The Catch-Up Amount is intended to provide the AGTB Advisor with an incentive fee of 16.75% on all of AGTB’s pre-incentive fee net investment income when AGTB’s pre-incentive fee net investment income reaches the Catch-Up Amount in any calendar quarter. The second part of the incentive fee, the AGTB Capital Gains Fee, is calculated and payable in arrears as of the end of each calendar year (or upon termination of the AGTB Investment Management Agreement, as of the termination date) and equals 16.75% of AGTB’s aggregate realized capital gains on a cumulative basis from inception through the end of each calendar year, computed net of aggregate realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.

    See “Business-Investment Management Agreement; Administration Agreement” in Part I, Item I of TCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional detail regarding the calculation of TCAP’s incentive fee. The percentage presented in the table reflects actual amounts incurred during the period ended March 31, 2023. See “Business-Investment Management Agreement; Administration Agreement” in Part I, Item I of AGTB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional detail regarding the calculation of AGTB’s incentive fee. The percentage presented in the table reflects actual amounts incurred during the period ended March 31, 2023.

The pro forma incentive fees have been calculated in a manner consistent with TCAP’s Investment Advisory Agreement.

(6)    AGTB’s interest and other debt expenses are based on interest rates consistent with the levels during the period ended March 31, 2023. As of March 31, 2023, AGTB had no borrowings outstanding.
    TCAP’s interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the period ended March 31, 2023, including all interest and amortization of debt financing/issuance costs. As of March 31, 2023, TCAP had $383.1 million borrowings outstanding. For the quarter ended March 31, 2023, TCAP had a weighted average interest rate of 7.10%.
    The pro forma column assumes the sum of amounts of debt outstanding as of March 31, 2023 for each of TCAP and AGTB for the combined company following the Transaction as well as the additional leverage that TCAP will incur in order to satisfy the consideration needed to complete the Transaction.
(7)    In the case of AGTB, other expenses include insurance, accounting, legal and auditing fees and state franchise taxes, as well as the reimbursement of the compensation of administrative personnel and fees payable to AGTB’s directors who do not also serve in an executive officer capacity for AGTB. The estimated percentage presented in the table reflects actual amounts incurred during the period ended March 31, 2023.
    In the case of TCAP, other expenses include insurance, accounting, legal and auditing fees and state franchise taxes, as well as certain expenses allocated to TCAP under the TCAP Investment Management Agreement and under the TCAP administration agreement, without giving effect to any cap on such amounts that may have been agreed to with TCAP Advisor and may reduce such amounts. The percentage presented in the table reflects actual amounts incurred during the period ended March 31, 2023.
    In the case of Pro Forma line item, other expenses reflect anticipated decreases in duplicative costs such as professional fees for legal, audit and tax fees, directors’ fees, and other redundant administrative and operating expenses.

(8)    “Total annual expenses” as a percentage of consolidated net assets attributable to common shares are higher than the total annual expenses percentage would be for a company that is not leveraged, such as AGTB. TCAP borrows money to leverage and increase total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The percentage presented in the table reflects actual amounts incurred during the period ended March 31, 2023.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in AGTB, TCAP or the combined company’s common shares following the Transaction on a pro forma basis. In calculating the following expense amounts, each of AGTB and TCAP has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. Calculations for the pro forma combined company following the Transaction assume that the Transaction closed on March 31, 2023 and that the leverage and operating expenses of AGTB and TCAP remain at the levels set forth in the tables above. Transaction expenses related to the Transaction are not included in the following examples.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
AGTB, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$19	$57	$97	$203
TCAP, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$83	$238	$383	$706
AGTB, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$28	$83	$140	$291
TCAP, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$89	$255	$408	$741
Pro forma combined company following the Transaction
You would pay the following expenses on a $1,000 investment:
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$86	$247	$396	$724
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$92	$264	$421	$758

The foregoing tables are to assist you in understanding the various costs and expenses that an investor in AGTB, TCAP or, following the Transaction, the combined company’s common shares will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, performance of AGTB, TCAP and the combined company will vary and may result in a return greater or less than 5%. The incentive fee under the TCAP Investment Management Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above in the example where there is no return from net realized capital gains, is not included in those examples. Under the TCAP Investment Management Agreement, no incentive fee would be payable if TCAP or the combined company, as applicable, has a 5% annual return with no capital gains, however, there would be incentive fees payable in the examples where the entire return is derived from realized capital gains. If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at NAV. Under certain circumstances, reinvestment of dividends and other distributions under the distribution reinvestment plan may occur at a price per share that differs from NAV.

The example and the expenses in the table above should not be considered a representation of AGTB’s, TCAP’s, or, following the Transaction, the combined company’s, future expenses, and actual expenses may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement, including the documents incorporated by reference herein, contains statements that constitute forward-looking statements, which relate to AGTB, TCAP or, following the Transaction, the combined company, regarding future events or the future performance or future financial condition of AGTB, TCAP or, following the Transaction, the combined company. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about AGTB, TCAP or, following the Transaction, the combined company, their industry and their respective beliefs and assumptions. The forward-looking statements contained in this Proxy Statement involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including:
•the ability of the parties to consummate the Transaction on the expected timeline, or at all;
•the failure of AGTB Stockholders or TCAP Shareholders to approve the Transaction Proposal;
•the ability to realize the anticipated benefits of the Transaction;
•the effects of disruption on the business of AGTB and TCAP from the Transaction;
•the combined company’s plans, expectations, objectives and intentions, as a result of the Transaction;
•any potential termination of the Merger Agreement or action of AGTB Stockholders or TCAP Shareholders with respect to the Transaction;
•changes in AGTB’s NAV;
•changes in the NAV per share of AGTB Common Stock;
•AGTB’s and TCAP’s future operating results;
•AGTB’s and TCAP’s business prospects and the prospects of their respective portfolio companies;
•the effect of investments that AGTB and TCAP expect to make and the competition for those investments;
•AGTB’s and TCAP’s contractual arrangements and relationships with third parties, including with respect to portfolio companies and lenders;
•actual and potential conflicts of interest with AGTB and TCAP, and their affiliates;
•the dependence of AGTB’s and TCAP’s future success on the general economy and its effect on the industries in which they invest;
•the ability of AGTB’s and TCAP’s portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of TCAP’s investments;
•the adequacy of financing sources and working capital;
•the timing of cash flows, if any, from the operations of AGTB’s and TCAP’s portfolio companies;
•general economic and political trends and other external factors;
•changes in interest rates;
•the ability of the Advisors to locate suitable investments for AGTB and TCAP, as applicable, and to monitor and administer their respective investments;
•the ability of the Advisors or their affiliates to attract and retain highly talented professionals;

•AGTB’s and TCAP’s ability to qualify and maintain their respective qualifications as a RIC and as a BDC;
•the effect of changes to tax legislation and AGTB’s and TCAP’s respective tax position; and
•an economic downturn, including as a result of the impact of the COVID-19 pandemic, that could have a material adverse effect on AGTB’s and TCAP’s portfolio companies’ results of operations and financial condition, which could lead to a loss on some or all of AGTB’s and TCAP’s investments in such portfolio companies and have a material adverse effect on AGTB’s and TCAP’s results of operations and financial condition.
Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar words. The forward-looking statements contained in this Proxy Statement involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in both AGTB’s and TCAP’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in their periodic filings with the SEC, and elsewhere contained or incorporated by reference in this Proxy Statement.
The forward-looking statements included in this Proxy Statement and documents incorporated by reference into this Proxy Statement have been based on information available to AGTB and/or TCAP on the applicable date of the relevant document. Actual results could differ materially from those anticipated in AGTB’s and TCAP’s forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that AGTB or TCAP may make directly to you or through reports that they have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This Proxy Statement and documents incorporated by reference into this Proxy Statement contains or may contain statistics and other data that have been obtained from or compiled from information made available by third-party service providers. Neither AGTB nor TCAP has independently verified such statistics or data.
You should understand that, under Sections 27A(b)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this Proxy Statement, any prospectus supplement or in periodic reports AGTB or TCAP file under the Exchange Act.

CAPITALIZATION
The following table sets forth (1) TCAP’s and AGTB’s actual capitalization as of March 31, 2023 and (2) TCAP’s capitalization as adjusted to reflect the effects of the Transaction (all in thousands, except for share and per share information). You should read this table together with TCAP’s condensed consolidated financial data incorporated by reference herein.

	Actual TCAP	Actual AGTB	Pro forma Adjustments		Pro Forma TCAP (3)
Cash, cash equivalents and restricted cash	$47,623	$16,593	$(1,714)	(1)	$62,502
Debt, at par	383,100	—	194,970	(2)	578,070
Net Assets	545,521	196,034	(196,684)	(3)	544,871
Total Capitalization	$976,244	$212,627	$(3,428)		$1,185,443
Number of common shares outstanding	21,250,422	9,672,358	(9,672,358)		21,250,422
NAV per common share	$25.67	$20.27			$25.64	(4)

(1)    Pro Forma adjustments reflect the combined impact of $0.65 million of estimated transaction expenses expected to be incurred by TCAP and $1.1 million of estimated AGTB distributions expected to be paid to maintain compliance as a RIC.
(2)    Pro forma adjustment reflects the estimated amount of additional debt TCAP will incur as part of the Transaction consideration.
(3)    Pro forma adjustment reflects the combined impact of estimated transaction expenses expected to be incurred by TCAP, the estimated AGTB distribution expected to be paid and the additional debt TCAP will incur.
(4)    The $0.03 pro forma NAV per common share decrease is primarily the result of estimated TCAP transaction expenses.

THE TCAP SPECIAL MEETING
Date, Time and Place of the TCAP Special Meeting
The TCAP Special Meeting will be held at [ ] [a.m.][p.m.], Central Time, on [ ], 2023 on the 36th Floor at TCAP Advisor’s offices located at 111 South Wacker Drive, Chicago, IL 60606. This Proxy Statement will be sent to TCAP Shareholders of record as of [ ], 2023 on or about [ ], 2023.
Purpose of the TCAP Special Meeting
At the TCAP Special Meeting, TCAP Shareholders will be asked to approve the Transaction Proposal.
The TCAP Board approved the Merger Agreement and the Transaction, and recommends that TCAP Shareholders vote “FOR” the Transaction Proposal.
Record Date
TCAP Shareholders may vote their shares at the TCAP Special Meeting, or any adjournments and postponements thereof, only if they were a shareholder of record at the close of business on [ ], 2023. There were [ ] TCAP Common Shares outstanding on the Record Date. Each share of TCAP Common Shares is entitled to one vote.
Quorum
The presence at the TCAP Special Meeting, in person or represented by proxy, of the holders of at least one-third of the issued and outstanding TCAP Common Shares entitled to vote shall constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker non-votes (as described below) will be treated as shares present for quorum purposes to the extent there are any such broker non-votes cast at the TCAP Special Meeting.
Broker Non-Votes
Broker non-votes are described as votes cast by a broker, bank, trustee or nominee on behalf of a beneficial holder who does not provide explicit voting instructions as to how to vote such beneficial holder’s shares to such broker, bank, trustee or nominee and who does not attend the meeting. Your broker may vote for you on routine proposals but not on non-routine proposals. The Transaction Proposal is a non-routine matter for TCAP. As a result, if an TCAP Shareholder holds shares in “street name” through a broker, bank, trustee or nominee, the broker, bank, trustee or nominee will not be permitted to exercise voting discretion with respect to the Transaction Proposal. Broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Vote Required
Each TCAP Common Share held by a holder of record as of the Record Date has one vote on each matter to be considered at the TCAP Special Meeting. The affirmative vote of the holders of more than 50% of the outstanding TCAP Common Shares entitled to vote at the TCAP Special Meeting is required to approve the Transaction Proposal.
Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Voting of Proxies
TCAP encourages TCAP Shareholders to vote by proxy, which means that TCAP Shareholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with TCAP Shareholders’ instructions. If a TCAP Shareholder properly executes and returns a proxy without specifying their voting instructions, such TCAP Shareholder’s shares will be voted in accordance with the TCAP Board’s recommendation, “FOR” the Transaction Proposal. If any other business is brought before the TCAP Special Meeting, TCAP Shareholders’ shares will be voted at the TCAP Board’s discretion unless TCAP Shareholders specifically state otherwise on their proxy.
A TCAP Shareholder may vote by proxy in accordance with the instructions provided below or by voting in person at the TCAP Special Meeting. A TCAP Shareholder may also authorize a proxy by telephone [or through the Internet] using the toll-free telephone numbers [or web address] printed on the proxy card. [Authorizing a proxy by telephone [or through the Internet] requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Transaction Proposal.] You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call [or Internet link].
•By Internet: www.[proxyvote].com
•By telephone: [ ] to reach a toll-free, automated touchtone voting line, or [ ] Monday through Friday, [9:00 a.m. until 9:00 p.m. Eastern Time], to reach a toll-free, live operator line.
•By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to [11:59 p.m., Eastern Time], on [ ], 2023.
If you are the beneficial owner of your shares, you will need to follow the instructions provided by your broker, bank, trustee or nominee regarding how to instruct your broker, bank, trustee or nominee to vote your shares at the TCAP Special Meeting.
Important notice regarding the availability of proxy materials for the TCAP Special Meeting. TCAP’s Proxy Statement and the proxy card are available at www.[proxyvote].com.
Revocability of Proxies
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. If you are a shareholder of record, you can change your vote or revoke your proxy by:
•delivering a written revocation notice before [11:59 p.m. Eastern Time] on [ ], 2023 to TCAP’s corporate secretary, Jenny B. Neslin, at AG Twin Brook Capital Income Fund, 245 Park Avenue, 26th Floor, New York, NY 10167, Attention: Secretary; [or]
•voting again using the telephone [or Internet] before [11:59 p.m. Eastern Time] on [ ], 2023 (your latest telephone [or Internet] proxy is the one that will be counted)[; or
•attending and voting during the TCAP Special Meeting. Simply attending the TCAP Special Meeting will not, by itself, revoke your proxy].
TCAP encourages TCAP Shareholders to change their vote by voting again using the telephone [or Internet].
If you hold TCAP Common Shares through a broker, bank, trustee or nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.
Solicitation of Proxies
TCAP will bear its own costs of preparing, printing and mailing this Proxy Statement and the applicable accompanying Notice and proxy card. TCAP intends to use the services of [ ] to aid in the distribution and collection of proxy votes. TCAP expects to pay market rates of approximately $[ ] for such services. No additional compensation will be paid to trustees, officers or regular employees for such services.

THE AGTB SPECIAL MEETING
Date, Time and Place of the AGTB Special Meeting
The AGTB Special Meeting will be held at [ ] [a.m.][p.m.], Central Time, on [ ], 2023 on the 36th Floor at AGTB Advisor’s offices located at 111 South Wacker Drive, Chicago, IL 60606. This Proxy Statement will be sent to AGTB Stockholders of record as of [ ], 2023 on or about [ ], 2023.
Purpose of the AGTB Special Meeting
At the AGTB Special Meeting, AGTB Stockholders will be asked to approve the Transaction Proposal.
The AGTB Board approved the Merger Agreement and the Transaction, and recommends that AGTB Stockholders vote “FOR” the Transaction Proposal.
Record Date
AGTB Stockholders may vote their shares at the AGTB Special Meeting, or any adjournments and postponements thereof, only if they were a stockholder of record at the close of business on [ ], 2023. There were 9,672,358 shares of AGTB Common Stock outstanding on the Record Date. Each share of AGTB Common Stock is entitled to one vote.
Quorum
The presence at the AGTB Special Meeting, in person or represented by proxy, of the holders of at least one-third of the issued and outstanding shares of AGTB Common Stock entitled to vote thereat shall constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker non-votes (as described below) will be treated as shares present for quorum purposes to the extent there are any such broker non-votes cast at the AGTB Special Meeting.
Broker Non-Votes
Broker non-votes are described as votes cast by a broker, bank, trustee or nominee on behalf of a beneficial holder who does not provide explicit voting instructions as to how to vote such beneficial holder’s shares to such broker, bank, trustee or nominee and who does not attend the meeting. Your broker may vote for you on routine proposals but not on non-routine proposals. The Transaction Proposal is a non-routine matter for AGTB. As a result, if an AGTB Stockholder holds shares in “street name” through a broker, bank, trustee or nominee, the broker, bank, trustee or nominee will not be permitted to exercise voting discretion with respect to the Transaction Proposal. Broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Vote Required
Each share of AGTB Common Stock held by a holder of record as of the Record Date has one vote on each matter to be considered at the AGTB Special Meeting.
The affirmative vote of the holders of a majority of the outstanding shares of AGTB Common Stock entitled to vote at the AGTB Special Meeting is required to approve the Transaction Proposal.
Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Transaction Proposal.
Voting of Proxies
AGTB encourages AGTB Stockholders to vote by proxy, which means that AGTB Stockholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with AGTB Stockholders’ instructions. If an AGTB Stockholder properly executes and returns a proxy without specifying their voting instructions, such AGTB Stockholder’s shares will be voted in accordance with the AGTB Board’s recommendation, “FOR” the Transaction Proposal. If any other business is brought before the AGTB Special Meeting, AGTB Stockholders’ shares will be voted at the AGTB Board’s discretion unless AGTB Stockholders specifically state otherwise on their proxy.

An AGTB Stockholder may vote by proxy in accordance with the instructions provided below or by voting in person at the AGTB Special Meeting. An AGTB Stockholder may also authorize a proxy by telephone [or through the Internet] using the toll-free telephone numbers [or web address] printed on the proxy card. [Authorizing a proxy by telephone [or through the Internet] requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Transaction Proposal.] You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call [or Internet link].
•By Internet: www.[proxyvote].com
•By telephone: [ ] to reach a toll-free, automated touchtone voting line, or [ ] Monday through Friday, [9:00 a.m. until 9:00 p.m. Eastern Time], to reach a toll-free, live operator line.
•By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to [11:59 p.m., Eastern Time], on [ ], 2023.
If you are the beneficial owner of your shares, you will need to follow the instructions provided by your broker, bank, trustee or nominee regarding how to instruct your broker, bank, trustee or nominee to vote your shares at the AGTB Special Meeting.
Important notice regarding the availability of proxy materials for the AGTB Special Meeting. AGTB’s Proxy Statement and the proxy card are available at www.[proxyvote].com.
Revocability of Proxies
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•delivering a written revocation notice before [11:59 p.m. Eastern Time] on [ ], 2023 to AGTB’s corporate secretary, Jenny B. Neslin, at AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY 10167, Attention: Secretary;
•voting again using the telephone [or Internet] before [11:59 p.m. Eastern Time] on [ ], 2023 (your latest telephone [or Internet] proxy is the one that will be counted)[; or
•attending and voting during the AGTB Special Meeting. Simply attending the AGTB Special Meeting will not, by itself, revoke your proxy.]
AGTB encourages AGTB Stockholders to change their vote by voting again using the telephone [or Internet].
If you hold shares of AGTB Common Stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.
Solicitation of Proxies
TCAP will bear AGTB’s costs of preparing, printing and mailing this Proxy Statement and the applicable accompanying Notice and proxy card. AGTB intends to use the services of [ ] to aid in the distribution and collection of proxy votes. TCAP expects to pay market rates of approximately $[ ] for such services. No additional compensation will be paid to directors, officers or regular employees for such services.

THE TRANSACTION
The discussion in this Proxy Statement, which includes the material terms of the Transaction and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this Proxy Statement.
General Description of the Transaction
Pursuant to the terms of the Merger Agreement, at the Effective Time, AGTB will be merged with and into TCAP. TCAP will be the surviving company and will continue its existence as a statutory trust under the laws of the State of Delaware. As of the Effective Time, the separate corporate existence of AGTB will cease. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of AGTB Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Per Share Consideration.
Background of the Transaction
AGTB had its initial closing as a privately offered BDC on July 19, 2019 (the “Initial Closing Date”). AGTB was designed for institutional investors who wanted exposure to Angelo Gordon’s direct lending strategy but without the use of leverage. Following its commencement, AGTB raised approximately $216 million of capital commitments from a small number of institutional investors. Under the terms of its private offering, AGTB established a five year commitment period from the Initial Closing Date (the “Commitment Period”), after which period investors would be released from any further obligation to purchase additional AGTB shares, except under certain delineated circumstances. The AGTB Board also had the ability to elect to have AGTB engage in an initial public offering during the Commitment Period. While a substantial portion of its capital commitments have been called as of the date of this Proxy Statement (approximately 90%), AGTB has been unable to raise additional capital commitments from new institutional investors, and the AGTB Board has not elected to have AGTB engage in an initial public offering given its relatively small size. The Private BDC commenced operations in April 2022 as a privately offered BDC that did intend to utilize leverage for investment purposes. In the summer of 2022, Angelo Gordon evaluated a potential merger between AGTB and the Private BDC given their similar investment objective and strategies, but ultimately did not recommend the merger transaction to their respective Boards because the AGTB Stockholders did not want to be invested in a BDC that utilized leverage. On January 1, 2023, the Private BDC merged into TCAP, a publicly offered, nontraded BDC that would be offered to both retail and institutional investors, with TCAP as the surviving BDC. Given AGTB’s inability to raise additional capital commitments, its higher than expected expense ratio, and its approaching five-year term, Angelo Gordon evaluated the potential merger of AGTB and TCAP where TCAP would pay cash to acquire all the assets and assume all the liabilities of AGTB. On March 14, 2023, the AGTB Board was informed by the AGTB Advisor and the TCAP Board was informed by the TCAP Advisor of the potential merger transaction and a preliminary discussion of the issues associated therewith ensued. On May 2, 2023, the AGTB Board and the TCAP Board received a written presentation from the Advisors regarding the potential merger transaction and discussed the Transaction. On May 10, 2023, the AGTB Board and the TCAP Board received additional merger-related documentation, including a draft of this Proxy Statement and the Merger Agreement, along with a memo from outside counsel that discussed the conditions of Rule 17a-8 under the 1940 Act that permit two affiliated BDCs to merge with each other, and further discussed the Transaction. On May 18, 2023, the Board approved the Transaction, including the Merger Agreement, and the filing of this Proxy Statement.
TCAP Reasons for the Transaction
The TCAP Board reviewed a variety of strategic alternatives that they believed would enhance value for TCAP.
In developing the Transaction Proposal, the TCAP Board, including the Independent Trustees, consulted with and received the advice of TCAP’s management and certain outside advisors. In reaching its decision, the TCAP Board considered a number of factors, including the factors described in this section, and, as a result, determined that entering into the Merger Agreement and consummating the Transaction, is in the best interests of TCAP and TCAP Shareholders.
The following discussion of the information and factors considered by the TCAP Board is not intended to be exhaustive. However, it includes the material factors considered by them in evaluating the Transaction. In view of the complexity and the large number of factors considered, the TCAP Board did not find it practicable to, and did not attempt to, quantify or assign any relative or specific weight individually to the various factors. Rather, they based their recommendation or approval, as applicable, on the totality of the information presented to and considered by them, including the duration, robustness and outcome of the competitive processes of seeking strategic alternatives for TCAP, and concluded that, overall, the positive factors of the Transaction to TCAP Shareholders outweigh the risks and potential negative factors related to the Transaction.
Benefits of the Transaction. The TCAP Board considered the benefits of the Transaction, including that:
•the Transaction will lead to enhanced scale and portfolio diversification through seamless integration of AGTB’s portfolio, as the majority of AGTB deals do not overlap with those of TCAP because many of its assets were purchased in the years prior to when TCAP and its predecessor began investing;
•the larger scale of the combined company may improve TCAP’s access to the unsecured debt market compared to what TCAP would be expected to obtain without the scale provided by the Transaction. Unsecured debt may offer advantages over traditional bank credit facilities, including longer terms, fewer covenants and, since unsecured debt does not require TCAP to pledge assets as collateral, greater flexibility in times of market volatility;
•the larger scale of the combined company may improve TCAP’s ability to make additional commercial finance investments and gain indirect exposure to new asset classes. Further, the combined company would have the potential to create synergies between existing and possible commercial finance investments and provide greater diversification of niche lending strategies;
•combining AGTB’s and TCAP’s investment strategies into one combined company will provide a more cohesive organizational structure and increased collaboration that may make it easier for the combined company or its portfolio companies to acquire loan portfolios during times of market dislocation;
•TCAP will be able to participate in add-on investments in the acquired assets as well as lever the assets, all of which will enhance the TCAP’s ability to grow and scale;
•the Transaction provides economies of scale in acquiring assets with which the TCAP Board and TCAP management are already familiar;
•the TCAP Board’s familiarity with the investments held by AGTB will result in a more straightforward and faster integration of the portfolio into TCAP’s than a portfolio of a third party;
•the Transaction offers the advantages of immediately acquiring known, income-producing assets already diligenced and managed by AGTB’s and TCAP’s common board members and officers as opposed to the process of raising incremental capital in follow-on offerings, and suffering lower returns until such capital is invested in income producing assets consistent with TCAP’s investment standards;
•the execution and integration risk associated with the Transaction could be lower as compared to a merger with an unaffiliated entity;
•the Transaction provides TCAP with the ability to meaningfully grow its portfolio with assets within its investment strategy, which should contribute positively to marketing efforts to raise additional capital;
•the ratio of the combined company’s fixed costs (e.g., printing and mailing of periodic reports and proxy statements, legal expenses, insurance, audit fees and other expenses) to assets is expected to be lower than the current expense ratio of either of AGTB or TCAP on a standalone basis. If the Transaction is approved, the fixed costs and expenses would be spread across a larger asset base and duplicative fixed costs would be eliminated. As a result, although certain one-time costs would be borne by the Shareholders in connection with the Transaction, the annual operating expenses borne by the Shareholders on a pro rata basis is expected to be reduced in part by the reduction in general and administrative expenses; and
•the addition of AGTB’s investment portfolio into TCAP is expected to bolster fund raising.
The foregoing list does not include all the factors that the TCAP Board considered in approving the Transaction and the Merger Agreement and recommending that TCAP Shareholders approve the Transaction Proposal.

AGTB Reasons for the Transaction
The AGTB Board reviewed a variety of strategic alternatives that they believed would enhance value for AGTB Stockholders.
In evaluating the Transaction Proposal from TCAP, the AGTB Board, including the AGTB Independent Directors, consulted with and received the advice of AGTB’s management and certain outside advisors. In reaching its decision, the AGTB Board considered a number of factors, including the factors described in this section, and, as a result, determined that entering into the Merger Agreement and consummating the Transaction, is in the best interests of AGTB and AGTB Stockholders.
The following discussion of the information and factors considered by the AGTB Board is not intended to be exhaustive. However, it includes all of the material factors considered by them in evaluating the Transaction. In view of the complexity and the large number of factors considered, the AGTB Board did not find it practicable to, and did not attempt to, quantify or assign any relative or specific weight individually to the various factors. Rather, they based their recommendation or approval, as applicable, on the totality of the information presented to and considered by them, including the duration, robustness and outcome of the competitive processes of seeking strategic alternatives for AGTB, and concluded that, overall, the positive factors of the Transaction to AGTB Stockholders outweigh the risks and potential negative factors related to the Transaction.
Financial Terms of the Merger Agreement with TCAP. The AGTB Board considered the financial terms of the Merger Agreement, including that:
•Each share of AGTB Common Stock will receive, in respect of all of the issued and outstanding AGTB Common Stock as of the Effective Time, an amount of cash equal to the AGTB Per Share NAV; and
•TCAP will pay the Consideration in cash, which provides immediate liquidity and certainty of value to AGTB Stockholders.
Thorough Review of Strategic Alternatives. The AGTB Board considered the results of the thorough review of strategic alternatives, including the following:
•The liquidation of AGTB, which due to the illiquid nature of AGTB’s assets as well as the fixed costs associated with regulatory compliance as a BDC would be costly and time-consuming;
•The sale of AGTB’s assets to a third party, which would be very challenging due to the illiquid nature of AGTB’s assets. In addition, for AGTB to undertake a formal sale process would be costly and time-consuming, with a low likelihood that such process would result in a more attractive offer than the Transaction with TCAP. Further, AGTB’s investment adviser has agreed to waive certain expenses and/or fees in connection with the Transaction.
Strategic and Business Considerations. The AGTB Board considered the various opportunities for the combined company to provide strategic and business opportunities for its shareholders and to generate additional shareholder value, including that:
•The merger consideration in the Transaction is 100% cash, and not in stock of TCAP; however, AGTB’s stockholders may use the cash consideration to be received in the Transaction to make other investments, including by investing in larger vehicles than AGTB.
Terms of the Merger Agreement. The AGTB Board considered the terms and conditions of the Merger Agreement and the course of negotiations thereof, including:
•The Transaction is conditioned upon obtaining the approval of both AGTB stockholders and TCAP shareholders;
•Both AGTB and TCAP Transaction expenses are to be paid by TCAP;
•The Merger Agreement permits, subject to certain customary conditions, AGTB to evaluate and receive certain superior proposals at any time prior to obtaining the requisite AGTB shareholder approval;

•AGTB’s investment adviser has advised AGTB that it will pay AGTB’s other expenses and/or waive accrued and unpaid management fees and incentive compensation immediately prior to the Transaction in an aggregate amount of $1.6 million; and
•As a result of the cash consideration, the Transaction is generally expected to be a taxable transaction for U.S. federal income tax purposes.
Risks and Potential Negative Factors. The AGTB Board considered the risks and potential negative factors relating to the Merger Agreement, including:
•That it would be possible that the Transaction may not be completed or may be delayed;
•The existing relationship between AGTB, TCAP and their respective investment advisors and potential conflicts of interest in connection with the Transaction;
•The possibility that demands on management resources during the period prior to completion of the Transaction may adversely affect AGTB’s business; and
•Various other risks, including those described in the section entitled “Risk Factors”.
The foregoing list does not include all the factors that the AGTB Board considered in approving the Transaction and the Merger Agreement and recommending that AGTB Stockholders approve the Transaction Proposal.
The AGTB Board Recommendation
The AGTB Board, including the Independent Directors, approved the Merger Agreement and the Transaction, and recommends that AGTB Stockholders vote “FOR” the Transaction Proposal.
Regulatory Approvals Required for the Transaction
The obligations of TCAP and AGTB to complete the Transaction are subject to the satisfaction or, where permissible, waiver of certain conditions, including TCAP’s receipt from any relevant state securities administrator of any order reasonably necessary or desirable under the Securities Act, the Exchange Act, the 1940 Act, and any applicable state securities laws in connection with the Transaction.
TCAP and AGTB have agreed to take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions, including by promptly filing any required applications, notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In furtherance thereof, (i) TCAP has agreed to obtain approvals and authorizations as required of it by the Securities Act, the 1940 Act and state securities laws as it may deem appropriate to continue operations as the surviving company, (ii) AGTB has agreed to obtain approvals and authorizations as required of it by the Securities Act, the 1940 Act and state securities laws as it may deem appropriate to consummate the Transaction, including taking all other actions reasonably necessary to obtain any approvals required to complete the Transaction, and (iii) TCAP has agreed to file or cause its agents to file a notification of withdrawal of AGTB’s election to be subject Section 55 through 65 of the 1940 Act if the Transaction is consummated.
There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Transaction.
Third-Party Consents Related to the Transaction
As more fully described in this Proxy Statement and in the Merger Agreement, the completion of the Transaction depends on the satisfaction (or waiver) of a closing condition set forth in the Merger Agreement relating to the receipt of certain consents, including third-party consents, as applicable, or the termination of the applicable contracts, in respect of AGTB without cost to AGTB, TCAP or any of TCAP’s affiliates. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Transaction.
Surrender and Payment Procedures
Prior to the Effective Time, TCAP will appoint an agent reasonably acceptable to AGTB (the “Paying Agent”) and enter into a paying agent agreement with the Paying Agent reasonably acceptable to the AGTB for the purpose of exchanging for the Consideration certificates representing shares of AGTB Common Stock. Promptly after the Effective Time, TCAP will send, or will cause the Paying Agent to send, to each holder of record of shares of AGTB Common Stock at the Effective Time a letter of transmittal (in a form that was reasonably acceptable to AGTB prior to the Effective Time) and instructions (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates to the Paying Agent) for use in such exchange.
Each holder of shares of AGTB Common Stock that have been converted into the right to receive the Per Share Consideration will be entitled to receive, upon (i) surrender to the Paying Agent of a certificate, together with a properly completed letter of transmittal, or (ii) receipt of a customary “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the Per Share Consideration in respect of the AGTB Common Stock represented by a certificate or uncertificated share. Upon such surrender of certificates for cancellation to the Paying Agent, the certificates so surrendered will forthwith also be cancelled. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the Effective Time for all purposes only the right to receive such Per Share Consideration. Immediately after the Effective Time, TCAP will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of AGTB Common Stock, cash in an amount sufficient to pay the Consideration (such cash being hereinafter referred to as the “payment fund”). The payment fund will, pending its disbursement to the holders of AGTB Common Stock, be invested by the Paying Agent as directed by TCAP. Earnings from investments, subject to the immediately preceding proviso, will be paid to and will be the sole and exclusive property of TCAP as the surviving company, as directed by TCAP. Except as described below, the payment fund will not be used for any other purpose.
If any portion of the Consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred and (ii) the person requesting such payment will pay to the Paying Agent any transfer or other taxes or fees required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.
From and after the Effective Time, there will be no further registration of transfers of shares of AGTB Common Stock. If, after the Effective Time, certificates or uncertificated shares are presented to the Paying Agent, they will be cancelled and exchanged for the Per Share Consideration provided for, and in accordance with the procedures set forth above.
Any portion of the payment fund that remains unclaimed by the former holders of shares of AGTB Common Stock twelve months after the Effective Time will be returned to TCAP, upon demand, and any such former holder of shares of AGTB Common Stock that have been converted into the right to receive the Per Share Consideration who has not exchanged shares of AGTB Common Stock for the Per Share Consideration prior to that time will thereafter look only to TCAP as the surviving company, as directed by TCAP, for payment of the Per Share Consideration, in respect of such shares of AGTB Common Stock without any interest thereon. Notwithstanding the foregoing, TCAP as the surviving company will not be liable to any holder of shares of AGTB Common Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of AGTB Common Stock immediately prior to such time when such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of TCAP free and clear of any claims or interest of any person previously entitled thereto.

DESCRIPTION OF THE MERGER AGREEMENT
The following summary, which includes certain of the material terms of the Merger Agreement, is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. TCAP and AGTB encourage you to read the Merger Agreement carefully and in its entirety.
Structure of the Transaction
Pursuant to the terms of the Merger Agreement, at the Effective Time, AGTB will be merged with and into TCAP, whereupon the separate existence of AGTB will cease, and TCAP will continue as the surviving company in the Transaction and an affiliate of Angelo Gordon.
Closing; Completion of the Proposed Transaction
Subject to the satisfaction of various conditions to closing (including obtaining the AGTB Stockholder Approval and TCAP Shareholder Approval), the Closing will take place at [ ] [a.m.][p.m.] (local time) on a date to be specified by AGTB and TCAP, unless another time, date or place is agreed to in writing by AGTB and TCAP. Concurrently with the Closing, TCAP will cause a certificate of merger with respect to the Transaction (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) and the Transaction will become effective on the date and time at which the Certificate of Merger has been duly filed with, and accepted for record by, the Delaware Secretary (such date and time being the “Effective Time”).
AGTB and TCAP expect to complete the Transaction during the third quarter of 2023.
Transaction Consideration
Under the Merger Agreement, on the Determination Date, AGTB will deliver to TCAP a calculation of its estimated NAV as of the Determination Date, as approved by the AGTB Board, calculated in good faith and using the same assumptions and methodologies, and applying the same types of adjustments, used in preparing the NAV of AGTB as of March 31, 2023. AGTB will update and redeliver the Closing NAV, as reapproved by the AGTB Board, in the event of a material change to such calculation between the Determination Date and the Closing Date or if needed to ensure that the calculation is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each share of AGTB Common Stock outstanding and immediately prior to the Effective Time will be converted into the right to receive an amount in cash equal to the Per Share Consideration, and (ii) all shares of AGTB Common Stock will no longer be outstanding and all shares of AGTB Common Stock will be cancelled and retired and will cease to exist.
Withholding Taxes
TCAP and its agents or affiliates, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to the Merger Agreement to any holder of AGTB Common Stock such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the applicable holder of AGTB Common Stock.
Representations and Warranties
The Merger Agreement contains representations and warranties made by TCAP to AGTB, subject to specified exceptions and qualifications, relating to, among other things:
•organization and qualification as a statutory trust;
•election to be regulated as a BDC and compliance with applicable provisions of the 1940 Act;
•required government consents, approvals, authorizations and orders;

•absence of violations of (1) laws, (2) organizational documents or (3) agreements, contracts or other obligations;
•power and authority to enter into and perform obligations under the Merger Agreement;
•absence of material litigation or administrative proceedings or investigations;
•sufficiency of funds to fund the Per Share Consideration;
•brokers’ fees;
•accuracy and completeness of information supplied for inclusion in this joint proxy statement; and
•tax matters, including status as a RIC.
The Merger Agreement contains representations and warranties made by AGTB to TCAP, subject to specified exceptions and qualifications, relating to, among other things:
•corporate organization and qualification;
•election to be regulated as a BDC and compliance with applicable provisions of the 1940 Act;
•required government consents, approvals, authorizations and orders’
•absence of violations of (1) laws, (2) organizational documents or (3) agreements, contracts or other obligations;
•power and authority to enter into and perform obligations under the Merger Agreement;
•title to assets held immediately before the Closing Date;
•absence of material litigation or administrative proceedings or investigations;
•material contracts;
•financial statements;
•material liabilities;
•tax matters, including status as a RIC;
•ability to transfer certain investments;
•books and records;
•brokers’ fees; and
•the accuracy and completeness of information supplied for inclusion in this Proxy Statement.
These representations and warranties were made as of a specific period of time, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating contractual risk between the parties rather than to establish matters as facts. The Merger Agreement is described herein, and attached as Annex A to this document, to provide you with information regarding its terms and conditions. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document.

Additional Covenants
AGTB and TCAP have agreed to additional covenants, including the following matters:
Conduct of Business Pending Completion of the Transaction
AGTB has undertaken covenants that place restrictions on it until the completion of the Transaction. In general, AGTB has agreed that before the completion of the Transaction, it will operate its business in the ordinary course of business, it being understood that such ordinary course of business includes, but is not limited to, capital calls, loan originations, purchases and sales of portfolio securities and the declaration and payment of customary distributions (including any Tax Dividend (as defined below)). AGTB has agreed that it will manage its portfolio with the same approximate level of trading, turnover and leverage consistent with past practice, except to the extent discussed in advance with TCAP. Further, AGTB has agreed that it will provide required notice to the counterparties, or enter into amendments or termination agreements, with respect to contracts listed on the applicable Schedule to the Merger Agreement, sufficient to terminate those contracts with respect to AGTB as of the Effective Time.
TCAP has agreed that it has no plan or intention to sell or otherwise dispose of the assets of AGTB to be acquired in the Transaction, except for dispositions made in the ordinary course of business.
Preparation of Proxy Statement
AGTB and TCAP will mutually cooperate, using reasonable best efforts, to expeditiously prepare the Proxy Statement in preliminary form and file it with the SEC as soon as reasonably practicable. Each of AGTB and TCAP will use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and will use its reasonable best efforts to cause the Proxy Statement to be disseminated to AGTB Stockholders and TCAP Shareholders, as applicable, as promptly as reasonably practicable after the resolution of any such comments. The Proxy Statement shall include the TCAP Board Recommendation and, except to the extent permitted under the applicable provision of the Merger Agreement (as described in “—Takeover Proposals” below), shall include the AGTB Board Recommendation. AGTB and TCAP will provide the materials and information necessary to prepare the Proxy Statement, for inclusion therein, in connection with the AGTB Special Meeting and the TCAP Special Meeting, as applicable, to consider the approval of the Transaction Proposal. Subject to applicable law, if, at any time prior to the Effective Time, AGTB or TCAP becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated in the Proxy Statement or necessary to make the statements made not misleading in light of the circumstances under which they were made, AGTB or TCAP, as applicable, shall notify the other party, and AGTB and TCAP shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to the AGTB Stockholders and the TCAP Shareholders appropriate disclosure with respect to the item.
The Special Meetings and AGTB and TCAP Board Recommendations
Subject to the earlier termination of the Merger Agreement in accordance with the terms of the Merger Agreement, AGTB will, as soon as reasonably practicable following the date on which the definitive version of the Proxy Statement is first mailed to the AGTB Stockholders, unless the AGTB Board has withdrawn the AGTB Board Recommendation in compliance with Section 4.11 of the Merger Agreement (as described in “—Takeover Proposals” below), AGTB will hold the AGTB Special Meeting, and shall submit to AGTB Stockholders at the AGTB Special Meeting the Transaction Proposal on the terms and conditions set forth in the Merger Agreement and any other matters required to be approved or adopted by the AGTB Stockholders in order to carry out the Transaction. AGTB shall use reasonable best efforts to obtain from the AGTB Stockholders their approval of the Transaction Proposal, on the terms and conditions set forth in the Merger Agreement, including, subject to Section 4.11 of the Merger Agreement, by providing to AGTB’s Stockholders the AGTB Board Recommendation.
TCAP will, as soon as reasonably practicable following the date on which the definitive version of the Proxy Statement is first mailed to the TCAP Shareholders, hold the TCAP Special Meeting, and will submit to TCAP Shareholders at the TCAP Special Meeting the Transaction Proposal on the terms and conditions set forth in the Merger Agreement and any other matters required to be approved or adopted by TCAP Shareholders in order to carry out the Transaction. TCAP shall use reasonable best efforts to obtain from the TCAP Shareholders their approval of the Transaction Proposal, on the terms and conditions set forth in the Merger Agreement, including by providing to TCAP’s Shareholders the TCAP Board Recommendation.

Appropriate Actions; Consents; Filings
Subject to the provisions of the Merger Agreement, AGTB and TCAP will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the Transaction to be met or fulfilled and otherwise to consummate and make effective the Transaction. In furtherance (but not in limitation) of the foregoing, each of AGTB and TCAP will as promptly as practicable file any required applications, notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
In addition, (i) TCAP and AGTB have agreed to obtain the approvals and authorizations required of them by the Securities Act and the 1940 Act and such state securities laws as they may deem appropriate in order to continue with TCAP’s operations after the Closing Date and to consummate the Transaction, respectively, (ii) AGTB has agreed to take all other actions reasonably necessary to obtain any approvals required to complete the Transaction, and (iii) TCAP has undertaken that, if the Transaction is consummated, it will file, or cause its agents to file, a notification of withdrawal of AGTB’s election to be subject to Sections 55 through 65 of the 1940 Act filed pursuant to Section 54(c) of the 1940 Act.
No Solicitation
Prior to the Effective Time, subject to the applicable provision of the Merger Agreement, AGTB shall not, and shall cause its affiliates, subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer with respect to any Takeover Proposal; (ii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any person (other than TCAP or its affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iii) cause or permit AGTB to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, transaction agreement, option agreement, joint venture agreement, partnership agreement or other contract (each, an “Alternative Acquisition Agreement”), except for an Acceptable Confidentiality Agreement (as defined below), in each case constituting or related to, or which is intended to or is reasonably likely to lead to, or is in connection with any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant (x) any approval pursuant to any Takeover Statute (as defined below) to any person (other than TCAP or its affiliates) or with respect to any transaction (other than the Transaction) or (y) unless required by applicable duties, any waiver or release under any standstill or any similar agreement with respect to equity securities of AGTB; provided, however, that notwithstanding the foregoing, AGTB (A) may inform persons of the “no solicitation” provisions contained in the applicable provision of the Merger Agreement and (B) shall be permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to equity securities of AGTB in order to allow such third party to confidentially submit a Takeover Proposal. As used herein, “Takeover Statutes” mean any restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law.

Takeover Proposals
If, on or after the date of the Merger Agreement and at any time prior to the time that AGTB Stockholder Approval is obtained: (i) AGTB receives an unsolicited bona fide Takeover Proposal (as defined below) (under circumstances in which AGTB has complied in all material respects with the no solicitation provisions of the Merger Agreement) and (ii) the AGTB Board determined in good faith, after consultation with its outside legal counsel, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the Directors under applicable law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal (as defined below), then AGTB may: engage in negotiations or discussions with such person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a person who has made such Takeover Proposal if AGTB (A) receives from such person an executed confidentiality agreement with customary terms (including a standstill) (an “Acceptable Confidentiality Agreement”) and (B) provides TCAP a copy of all such information that has not previously been delivered to TCAP simultaneously with delivery to such person (or such person’s Representatives or affiliates).
Further, AGTB shall as promptly as reasonably practicable (and in any event within twenty-four hours after receipt): (i) notify TCAP in writing of any request for information, Takeover Proposal or inquiry and the terms and conditions of such request, Takeover Proposal or inquiry and (ii) provide to TCAP copies of any written materials received by AGTB or its affiliates or Representatives in connection with any of the foregoing, and the identity of the person (or group of persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. AGTB agrees that it shall keep TCAP informed on a reasonably current basis of the status and the material terms and conditions of any such request, Takeover Proposal or inquiry and keep TCAP informed on a reasonably current basis of any information requested of or provided by AGTB and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.
Except as expressly permitted by the Merger Agreement, neither AGTB nor the AGTB Board shall: (i)(A) withdraw or qualify (or modify or amend in a manner adverse to TCAP), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to TCAP), the approval, adoption, recommendation or declaration of advisability by the AGTB Board of the Transaction Proposal, including the AGTB Board Recommendation, or (B) take any action or make any statement, filing or release, in connection with the AGTB Special Meeting or otherwise, inconsistent with the AGTB Board Recommendation (any action described in the preceding clauses (A) and (B) referred to as an “Adverse Recommendation Change”), or (ii) cause or permit AGTB to execute or enter into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement), or resolve, agree or propose to take any such actions. Notwithstanding the immediately preceding sentence, at any time prior to the time that AGTB Stockholder Approval is obtained, in respect of a Superior Proposal received by AGTB after the date of the Merger Agreement on an unsolicited basis (under circumstances in which AGTB has complied in all material respects with the applicable provision of the Merger Agreement), if the AGTB Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to be a breach of the standard of conduct applicable to the Directors under applicable law, the AGTB Board may (i) effect an Adverse Recommendation Change or (ii) cause or permit AGTB to terminate the Merger Agreement in accordance with the applicable provision and concurrently enter into a binding Alternative Acquisition Agreement with respect to such Superior Proposal; provided, that the AGTB Board shall not take the actions described in the preceding clauses (i) or (ii) until and unless AGTB has:
(i) Promptly provided to TCAP a written notice (a “Notice of a Superior Proposal”) (A) advising TCAP that the AGTB Board has received a Superior Proposal, (B) specifying in reasonable detail the material terms and conditions of such Superior Proposal, including a copy of all written materials provided to or by AGTB in connection with such Superior Proposal (unless previously provided to TCAP), and (C) identifying the person making such Superior Proposal;
(ii) After providing such notice and prior to effecting such Adverse Recommendation Change or terminating the Merger Agreement pursuant to the applicable provision, AGTB has cooperated and negotiated in good faith with TCAP (to the extent TCAP desires to negotiate) during the five calendar day period (such period, the “Notice Period”) following TCAP’s receipt of the Notice of a Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new notice and a new Notice Period (which, subsequent to the initial Notice Period, shall be reduced to two calendar days rather than five calendar days)) to make such adjustments in the terms and conditions of the Merger Agreement that the AGTB Board determines, in good faith after consultation with its outside legal counsel and financial advisor, would obviate the need for AGTB to effect an Adverse Recommendation Change or terminate the Merger Agreement pursuant to the applicable provision; and

(iii) Following the end of the Notice Period and prior to such action, the AGTB Board has determined, in its reasonable good faith judgment after consultation with its outside legal counsel and financial advisor, and after giving effect to any proposed adjustments to the terms of the Merger Agreement, that (A) such Superior Proposal remains a Superior Proposal and (B) the failure to take such action would be reasonably likely to be a breach of the standard of conduct applicable to the Directors under applicable law.

Nothing contained in the Merger Agreement shall be deemed to prohibit AGTB from (i) complying with its disclosure obligations under applicable U.S. federal or state law with regard to any Takeover Proposal or (ii) making any disclosure to the AGTB’s Stockholders if, after consultation with its outside legal counsel, AGTB determines that such disclosure would be required under applicable law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the AGTB Board expressly publicly reaffirms the AGTB Board Recommendation (A) in such communication or (B) within three business days after being requested in writing to do so by TCAP.
“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any person or group of persons (other than TCAP or any of its affiliates) (i) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving AGTB or any of the AGTB’s subsidiaries, as applicable, or (ii) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (a) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of AGTB and AGTB’s subsidiaries, taken as a whole, or (b) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, AGTB or in any of AGTB’s subsidiaries, in each case, other than the transactions contemplated in the Merger Agreement.
“Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, AGTB or any of its subsidiaries or by any of their respective affiliates or Representatives (as defined herein) in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of AGTB or more than 75% of the assets of AGTB on a consolidated basis (i) on terms which the AGTB Board determines in good faith to be superior for the AGTB Stockholders (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the transactions contemplated herein (after giving effect to any alternative proposed by TCAP in accordance with the applicable provision of the Merger Agreement), (ii) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (iii) in respect of which any required financing has been determined in good faith by the AGTB Board to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source. As used in this paragraph, the term “Representatives” refers, collectively, to AGTB and its affiliates, subsidiaries and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents.
Certain Tax Matters
Each of TCAP and AGTB has agreed that by the Closing Date all of their respective tax returns required to be filed on or before such date shall have been filed and all taxes shown as due on such tax returns shall either have been paid or adequate liability reserves shall have been provided for the payment of such taxes. Without limiting the foregoing, TCAP has agreed, as the surviving company, to file all tax returns of AGTB and TCAP due on or after the Closing Date. In addition, each of AGTB and TCAP have agreed to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to taxes for pre-Closing tax periods.
    Prior to the Effective Time, AGTB has agreed that it will, if necessary, declare a dividend with respect to all of its previously undistributed net investment income and net realized capital gains for any taxable years ending on or prior to the Closing Date, so as to maintain AGTB’s treatment as a RIC and to avoid being subject to any corporate-level U.S. federal income tax or excise tax (a “Tax Dividend”). TCAP has agreed that, after the Effective Time, TCAP, on behalf of AGTB, will distribute to the former shareholders of AGTB any such Tax Dividend that was declared, but not paid, by AGTB.
Further, during the period from the date of the Merger Agreement to the Effective Time, except as expressly contemplated or permitted by the Merger Agreement, each of AGTB and TCAP will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of the other party, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause AGTB or TCAP (as applicable) to fail to qualify as a RIC under the Code.
Conditions to Closing the Transaction
The respective obligations of AGTB and TCAP to consummate the Transaction are subject to the satisfaction or (to the extent permitted by law) waiver by AGTB and TCAP at or prior to the Effective Time of the following conditions:
•The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Transaction under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of AGTB or would prohibit the Transaction;
•On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins AGTB or TCAP from completing the transactions contemplated by the Merger Agreement;
•On the Closing Date, no law shall be in effect that restrains or enjoins AGTB or TCAP from completing the transactions contemplated by the Merger Agreement;

•TCAP will have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the Securities Act, the Exchange Act, the 1940 Act, and any applicable state securities laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect;
•All of the consents of other parties referenced on Schedule A-2 to the Merger Agreement have been obtained, or the applicable contract has been terminated in respect of AGTB without cost to AGTB, TCAP or any of TCAP’s affiliates; and
•The Transaction Proposal shall have been approved by at least a majority of the outstanding AGTB Common Stock entitled to vote thereon at the AGTB Special Meeting and of the holders of more than 50% of the outstanding TCAP Common Shares entitled to vote thereon at the TCAP Special Meeting.
Conditions to Obligations of AGTB to Effect the Transaction
The obligations of AGTB to effect the Transaction are also subject to the satisfaction or (to the extent permitted by law) waiver by AGTB at or prior to the Effective Time, of the following conditions:
•TCAP will have furnished to AGTB a certificate signed by its Chief Executive Officer, Chief Financial Officer or President (or any Vice President), dated the Closing Date, certifying that as of the Closing Date, all representations and warranties made by TCAP in the Merger Agreement are true and correct in all material respects as if made at and as of such date and TCAP has materially complied with all of the agreements and materially satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates; and
•There shall be no material litigation pending or threatened that claims the proposed Transaction is not permitted or authorized, was not validly approved or otherwise would not be valid or legally consummated.
Conditions to Obligations of TCAP to Effect the Transaction
The obligation of TCAP to effect the Transaction is also subject to the satisfaction or (to the extent permitted by law) waiver by TCAP, at or prior to the Effective Time, of the following conditions:
•AGTB will have furnished to TCAP a certificate executed by its Chief Executive Officer, Chief Financial Officer or President (or any Vice President) and its Treasurer, dated the Closing Date, certifying that there has been no material adverse change in its financial position since [March 31], 2023, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities;
•AGTB will have furnished to TCAP a certificate signed by its Chief Executive Officer, Chief Financial Officer or President (or any Vice President), dated as of the Closing Date, certifying that as of the Closing Date, all representations and warranties made by AGTB in the Merger Agreement are true and correct in all material respects as if made at and as of such date and that AGTB has materially complied with all of the agreements and materially satisfied all of the conditions on its part to be performed or satisfied at or prior to such date;
•AGTB will have no material litigation pending or threatened that claims the proposed Transaction is not permitted or authorized, was not validly approved or otherwise would not be valid or legally consummated;
•AGTB’s custodian will have delivered to TCAP a certificate identifying all of the assets of AGTB held or maintained by such custodian as of the Determination Date;
•AGTB’s transfer agent will have provided to TCAP (i) the originals or true copies of all of the records of AGTB in the possession of such transfer agent as of the Closing Date, (ii) a certificate setting forth the number of AGTB Common Stock outstanding as of the Closing Date, and (iii) the name and address of each holder of record of AGTB Common Stock and the number of AGTB Common Stock held of record by each such shareholder; and
•AGTB will have completed the determination of the Closing NAV in accordance with the applicable provision of the Merger Agreement.

Termination of the Merger Agreement
Right to Terminate
The Merger Agreement may be terminated and the Transaction may be abandoned at any time before the Closing Date by mutual agreement of AGTB and TCAP.
The Merger Agreement may also be terminated under the following circumstances:
a.by either AGTB or TCAP at its option at or prior to the Closing Date because:
i.of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement to be performed by the other party at or prior to the Closing Date; provided, that such other party shall have been given a period of 30 days from the date of notice of such breach to cure such breach and shall have failed to do so;
ii.the Effective Time does not occur on or prior to one year after the Merger Agreement is signed;
iii.any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting the Merger Agreement or the consummation of any of the transactions contemplated therein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided, that the party seeking to terminate the Merger Agreement pursuant to the applicable provision will have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied;
iv.the AGTB Stockholders will have failed to approve the Transaction Proposal by the requisite vote at the AGTB Special Meeting; or
v.the TCAP Shareholders will have failed to approve the Transaction Proposal by the requisite vote at the AGTB Special Meeting.
b.by TCAP at its option at or prior to the Closing Date if:
i.prior to obtaining the AGTB Stockholder Approval, (A) an Adverse Recommendation Change shall have occurred, (B) AGTB shall have entered into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (C) AGTB fails to include the AGTB Board Recommendation in the Proxy Statement, (D) a Takeover Proposal is publicly announced and AGTB fails to issue, within ten business days after such Takeover Proposal is announced, a press release that reaffirms the AGTB Board Recommendation or (E) a tender or exchange offer relating to any AGTB Common Stocks has been commenced by a third party and AGTB has not sent to AGTB Stockholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the AGTB Board recommends rejection of such tender or exchange offer; or
ii.AGTB breaches, in any material respect, its obligations under the applicable provisions of the Merger Agreement, as described above in “—No Solicitation” and “—Takeover Proposals” respectively.
c.by AGTB prior to the time AGTB Stockholder Approval is obtained, if (a) AGTB is not in material breach of any of the terms of the Merger Agreement, (b) the AGTB Board authorizes AGTB, subject to complying with the terms of the Merger Agreement, to enter into, and AGTB enters into, an Alternative Acquisition Agreement with respect to a Superior Proposal and (c) AGTB, prior to such termination, pays to TCAP in immediately available funds any fees required to be paid pursuant to the Merger Agreement.
Termination Fee
Set forth below are summaries of the termination fee that may be payable to TCAP if the Merger Agreement is terminated prior to consummation of the Transaction. TCAP will be the entity entitled to receive a termination fee under the Merger Agreement. The TCAP Board has approved the amount of the termination fee which may be paid.

If the Merger Agreement is terminated by AGTB pursuant to paragraph (c) under “-Right to Terminate” above then, prior to, and as a condition to such termination, AGTB will cause the third party that made the applicable Superior Proposal (or its designee) to pay TCAP, subject to applicable law, a non-refundable fee in an amount equal to $5.9 million, which is equal to approximately 3.0% of the NAV of AGTB as of March 31, 2023 (the “Termination Fee”) as liquidated damages and full compensation under the Merger Agreement.
If the Merger Agreement is terminated pursuant to paragraphs (A) through (C) below, then, within two business days after the date that such Takeover Proposal is consummated, AGTB will cause the third party that made such Takeover Proposal (or its designee) to pay TCAP, subject to applicable law, the Termination Fee as liquidated damages and full compensation under the Merger Agreement; provided, that for purposes of this provision of the Merger Agreement, the term “Takeover Proposal” will have the meaning assigned to such term in Article 14 of the Merger Agreement, except that references to “25%” will be deemed to be references to “50%”:
A.by (x) TCAP or AGTB pursuant to paragraphs (a)(ii) and (a)(iv) under “-Right to Terminate” above or (y) TCAP pursuant to paragraph (a)(i) under “-Right to Terminate” above (solely to the extent that AGTB has committed a willful or intentional breach);
B.a Takeover Proposal has been publicly disclosed after the date of the Merger Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to paragraphs (a)(i) and (a)(ii) under “-Right to Terminate”, prior to the date of such termination and (2) with respect to any termination pursuant to paragraph (a)(iv) under “-Right to Terminate” above, prior to the time of the duly held AGTB Special Meeting; and
C.AGTB enters into a definitive contract with respect to such Takeover Proposal within nine months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such nine-month period).
The Termination Fee shall be paid by wire transfer of immediately available funds to TCAP or, at the election of TCAP, to one of its subsidiaries, to an account designated in writing to AGTB by TCAP if TCAP shall have furnished to AGTB wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the Termination Fee becomes payable and is paid pursuant to the Merger Agreement, the Termination Fee will be TCAP’s sole and exclusive remedy for monetary damages under the Merger Agreement.
Effect of Termination
In the event that the Merger Agreement is terminated by either AGTB or TCAP, the Merger Agreement will become void and have no effect, and none of TCAP, AGTB, any of their respective affiliates or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the Merger Agreement, or in connection with the Transaction, except that certain provisions will survive any termination of the Merger Agreement; provided, however, that nothing in the Merger Agreement will relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of the Merger Agreement or a failure or refusal by such party to consummate the Merger Agreement and the Transaction when such party was obligated to do so in accordance with the terms of the Merger Agreement.
Waiver
At any time before the Closing Date, any of the terms or conditions of the Merger Agreement may be waived by either the AGTB Board or the TCAP Board (whichever is entitled to the benefit thereof) to the extent legally allowed, and if, in the judgment of such board after consultation with fund counsel, such action or waiver will not have a material adverse effect on the benefits intended in the Merger Agreement to the AGTB Stockholders and TCAP Shareholders, on behalf of which such action is taken. The failure of TCAP or AGTB to enforce at any time any of the provisions of the Merger Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of the Merger Agreement or any part thereof or the right of either AGTB or TCAP thereafter to enforce each and every such provision. No waiver of any breach of the Merger Agreement will be held to be a waiver of any other or subsequent breach.
Amendment of the Merger Agreement
The Merger Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of AGTB and TCAP at any time before or after the AGTB Stockholder Approval or TCAP Shareholder Approval; provided, however, that after any such approvals, there may not be, without further approval of the applicable party’s shareholders, any amendment of the Merger Agreement that requires such further approval under applicable law.
Expenses; Transfer Taxes
In general, all reasonable third-party expenses incurred in connection with the negotiation, preparation and execution of the Merger Agreement and documents in furtherance of the transactions contemplated thereby will be paid by TCAP. It is expected that TCAP will incur approximately $0.65 million, or $0.03 per share of fees and expenses in connection with completing the Transaction. Other than taxes imposed upon holders of AGTB Common Stock, TCAP will pay all (a) transfer, stamp and documentary taxes or fees and (b) sales, use, gains, real property transfer and other similar taxes or fees, in each case arising out of or in connection with the Merger Agreement.
Governing Law; Jurisdiction
The Merger Agreement is governed by and construed and interpreted in accordance with the internal laws of the State of Delaware. Each of AGTB and STB: (a) irrevocably and unconditionally submit to the exclusive jurisdiction of the Delaware Court of Chancery (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Superior Court of the State of Delaware)) with respect to all proceedings arising out of or relating to the Merger Agreement and the transactions contemplated thereby; (b) irrevocably and unconditionally waive any objection to the laying of venue of any proceeding arising out of the Merger Agreement or the transactions contemplated thereby in such courts and irrevocably and unconditionally waive the defense of an inconvenient forum with respect to such a proceeding in such courts and (c) agree that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
ACCOUNTING TREATMENT OF THE TRANSACTION
TCAP management has performed an analysis and determined that the Transaction is an asset acquisition and that TCAP is the accounting survivor. Therefore, the Transaction will be accounted for under the asset acquisition method of accounting by TCAP in accordance with ASC 805-50, Business Combinations-Related Issues. Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets carrying amounts on the acquiring entity’s records. ASC 805-50-30-2 goes on to say asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on the cost to the acquiring entity or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measured.
The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than “non-qualifying” assets (for example cash) and does not give rise to goodwill.
The final allocation of the purchase price will be determined after the Transaction is completed and after completion of a final analysis to determine the estimated relative fair values of AGTB’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments, and other items of AGTB as compared to the information shown in this Proxy Statement/prospectus may occur. Accordingly, the final adjustments may be materially different from the pro forma adjustments presented in this Proxy Statement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION
The following general discussion sets forth certain material U.S. federal income tax consequences of the Transaction to U.S. Holders and Non-U.S. Holders (each as defined below) that receive the Per Share Consideration in exchange for AGTB Common Stock pursuant to the Transaction. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income tax (e.g., estate or gift tax laws). In addition, this discussion does not address all aspects of U.S. federal income taxation, such as the alternative minimum tax or the Medicare tax on net investment income. This discussion is based upon the Code, the regulations promulgated under the Code, administrative rulings and judicial decisions, all as in effect on the date of this Proxy Statement. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only those holders of shares of AGTB Common Stock that hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•a financial institution;
•a tax-exempt organization;
•a partnership or other pass-through entity (or an investor therein);
•an insurance company;
•a dealer or broker in securities or currencies;
•a trader in securities that elects mark-to-market treatment;
•a U.S. Holder that has a functional currency other than the U.S. dollar;
•a real estate investment trust;
•a regulated investment company;
•a controlled foreign corporation;
•a passive foreign investment company;
•a qualified foreign pension fund;
•a U.S. expatriate or one of certain former citizens or residents of the United States;
•a person required to accelerate the recognition of any item of gross income with respect to AGTB Common Stock as a result of such income being recognized on an applicable financial statement; or
•a holder of shares of AGTB Common Stock that holds such shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds AGTB Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding AGTB Common Stock, you should consult your tax advisors regarding the consequences to you of the Transaction.
No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Transaction described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER OF AGTB COMMON STOCK. A HOLDER OF AGTB COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE TRANSACTION IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE. LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of AGTB Common Stock that is, for U.S. federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust that (1) is subject to the primary supervision of a court within the United States and with respect to which one or more U.S. persons have the authority to control all of its substantial decisions; or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
Consequences of the Transaction to U.S. Holders
The receipt of the Per Share Consideration by a U.S. Holder in exchange for AGTB Common Stock pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder’s gain or loss will be equal to the difference, if any, between the aggregate amount of the Per Share Consideration received in the Transaction and the U.S. Holder’s adjusted tax basis in the shares of AGTB Common Stock converted into the Per Share Consideration in the Transaction. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of AGTB Common Stock is more than one year at the Effective Time. However, any loss realized by a U.S. Holder with respect to shares of AGTB Common Stock that have been held for six months or less will be treated as long-term capital loss to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.
For non-corporate U.S. Holders (including individuals), long-term capital gains are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of AGTB Common Stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of AGTB Common Stock.
Reporting Requirements
Under applicable Treasury regulations, if a U.S. Holder recognizes a loss with respect to shares of AGTB Common Stock of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the U.S. Holder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Holders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of AGTB Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Consequences of the Transaction to Non-U.S. Holders
Any gain realized by a Non-U.S. Holder upon the receipt of the Per Share Consideration in exchange for AGTB Common Stock pursuant to the Transaction generally will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States);
•such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the Transaction, and certain other specified conditions are met; or

•AGTB is or has been a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the Effective Time or such Non-U.S. Holder’s holding period with respect to the applicable shares of AGTB Common Stock, and certain other conditions are met.
A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on any gain realized pursuant to the Transaction in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if any Non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on any gain realized pursuant to the Transaction, which gain may be offset by U.S.-source capital losses even though the individual is not considered a resident of the United States.
Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). AGTB believes it is not and does not anticipate becoming a URSPHC.
Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24%) may apply to the Per Share Consideration received by a holder pursuant to the Transaction. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); (2) a Non-U.S. Holder that provides a certification of such Non-U.S. Holder’s non-U.S. status on an appropriate IRS Form W-8 (or a substitute or successor form); or (3) a holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“ FATCA”), impose a 30% U.S. federal withholding tax on certain payments made to a “foreign financial institution” (as specially defined under these rules, and whether such foreign financial institution is the beneficial owner or an intermediary) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a 30% U.S. federal withholding tax on certain payments made to a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.
The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the 30% U.S. federal withholding tax for gross proceeds of a sale or other disposition of shares of common stock (such as AGTB Common Stock). In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Holders of shares of AGTB Common Stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the receipt of the Per Share Consideration in exchange for such shares pursuant to the Transaction.
THE FOREGOING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE TRANSACTION. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE TRANSACTION TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS OF THE TRANSACTION TO THEIR

PARTICULAR SITUATION, INCLUDING THE APPLICATION OF STATE, LOCAL AND NON-U.S. TAX LAWS.

APPROVAL OF THE TRANSACTION PROPOSAL
AGTB and TCAP are asking their respective Shareholders to approve the Transaction Proposal pursuant to which (i) AGTB will merge with and into TCAP, with TCAP continuing as the surviving company and as an affiliate of Angelo Gordon.
Approval of the Transaction Proposal is required for the completion of the Transaction. In the event the Transaction Proposal is approved by AGTB Stockholders and/or TCAP Shareholders, but the Merger Agreement is terminated prior to the closing of the Transaction, the Transaction will not be completed.
ON THE UNANIMOUS RECOMMENDATION OF THE AGTB BOARD AND THE TCAP BOARD, THE BOARDS RECOMMEND THAT AGTB STOCKHOLDERS OR TCAP SHAREHOLDERS, AS APPLICABLE, VOTE “FOR” THE TRANSACTION PROPOSAL.
Shareholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Transaction Proposal. The affirmative vote of the holders of more than 50% of the outstanding shares of TCAP Common Shares entitled to vote at the TCAP Special Meeting, or holders of a majority of the outstanding shares of AGTB Common Stock entitled to vote at the AGTB Special Meeting, is required to approve the Transaction Proposal. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal. Properly executed and returned proxies will be voted “FOR” the approval of the Transaction Proposal unless the relevant Shareholder designates otherwise.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AGTB has entered into the AGTB Investment Management Agreement with the AGTB Advisor and TCAP has entered into the TCAP Investment Management Agreement with the TCAP Advisor. Trevor Clark, Director or Trustee, as applicable, Chairman of each of the AGTB Board and the TCAP Board, Chief Executive Officer and President of each of AGTB and TCAP, is also the President and Chief Executive Officer of each of the AGTB Advisor and the TCAP Advisor. Terrence Walters, Director or Trustee, as applicable, Chief Financial Officer and Treasurer of each of AGTB and TCAP, is also the Chief Financial Officer and Treasurer of each of the AGTB Advisor and the TCAP Advisor. Each of Trevor Clark and Terrence Walters are also managing directors of Angelo Gordon. Further, each of AGTB and TCAP have the same persons on their respective Boards and as executive officers who are not directors or trustees, as applicable.
Each of the TCAP Advisor and the AGTB Advisor and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with AGTB and TCAP. The TCAP Advisor and the AGTB Advisor and certain of their respective investment advisory affiliates may determine that an investment is appropriate for AGTB or TCAP and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the AGTB Advisor or the TCAP Advisor, as applicable, or its affiliates may determine that AGTB or TCAP should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the AGTB Advisor’s and TCAP Advisor’s allocation procedures
Related party transactions may occur among AGTB and TCAP. These transactions may occur in the normal course of business. No administrative fees are paid to the AGTB Advisor by TCAP or to the TCAP Advisor by AGTB.
In addition, each of TCAP and AGTB have adopted a formal code of ethics that governs the conduct of their officers and Trustees and Directors, as applicable. Each of TCAP’s and AGTB’s officers and Trustees and Directors also remain subject to the duties imposed by both the 1940 Act and the DGCL.
Regulatory restrictions limit each of TCAP’s and AGTB’s ability to invest in any portfolio company in which any affiliate currently has an investment. On July 18, 2017, AGTB and the AGTB Advisor received an exemptive order from the SEC (the “Exemptive Order”). The Exemptive Order permits each of AGTB and TCAP to participate in negotiated co-investment transactions with certain affiliates whose investment adviser is the AGTB Advisor or the TCAP Advisor, as applicable, or is an investment adviser that controls, is controlled by or is under common control with the AGTB Advisor or the TCAP Advisor, as applicable, and is registered as an investment adviser under the Adviser Act, in a manner consistent with AGTB’s or TCAP’s, as applicable, investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, and pursuant to the conditions to the Exemptive Order. AGTB and TCAP believe that it is advantageous to co-invest with funds managed by AGTB Advisor and TCAP Advisor, respectively, where such investment is consistent with the investment objectives, investment positions, investment policies, investment strategy, investment restrictions, regulatory requirements and other pertinent factors applicable to AGTB or TCAP, as applicable.

BUSINESS OF TCAP
The information in “Business” in Part I, Item 1 of TCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference.
REGULATION OF TCAP
The information in “Business-Regulation as a BDC” in Part I, Item 1 of TCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TCAP
The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of TCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference.
SENIOR SECURITIES OF TCAP
Information about our senior securities is shown in the following table for the three months ended March 31, 2023. All figures below are presented in thousands except per unit data.

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage per Unit(1)	Involuntary Liquidating Preference per Unit	Average Market Value per Unit(2)
Morgan Stanley Asset Funding, Inc., Credit Facility	318,100	2,424.0	N/A	N/A
Ally Bank Credit Facility	65,000	2,424.0	N/A	N/A

As of March 31, 2023, the aggregate principal amount of indebtedness outstanding was $383.1 million.

1.Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
2.Not applicable since the senior securities are not registered for public trading.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS OF TCAP
As of [ ], 2023, there were [ ] TCAP Common Shares outstanding.
No person is deemed to control TCAP, as such term is defined in the 1940 Act.
The following table sets forth, as of the date of this Proxy Statement, information with respect to the beneficial ownership of TCAP Common Shares by:
•each person known to TCAP to beneficially own more than 5% of the outstanding TCAP Common Shares;
•each of TCAP’s trustees and each named executive officer; and
•all of TCAP’s trustees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on [ ] TCAP Common Shares outstanding as of [ ], 2023.
Unless otherwise indicated, to TCAP’s knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name and Address	Number	Percentage (1)
Interested Trustees
Trevor Clark	—	—
Terrence Walters	—	—
Independent Trustees(2)
James E. Bowers	—	—
James N. Hallene	—	—
Lance A. Ludwick	—	—
Executive Officers who are not Trustees(2)
Jenny B. Neslin	—	—
Richa Gulati	—	—
All Executive Officers and Trustees as a group (7 persons)	—	—
5% Shareholders
AGTB BDC Holdings, L.P.(3)	8,902,078.502	41.89%
State Teachers Retirement System of Ohio(4)	3,963,691.070	18.65%
Affiliated Independent Distributors, Inc.(5)	1,987,459.919	9.35%
Permanent Fund Investments, LLC(6)	1,987,459.919	9.35%
The Nomura Trust and Banking Co. Ltd. as the Trustee of Nomura Angelo Gordon BDC Fund (Yen Hedged Type) 2210 and as the Trustee of Nomura Angelo Gordon BDC Fund (Unhedged Type) 2210(7)	1,955,220.399	9.20%
CCLF-LA Supporting Organization(8)	1,195,624.237	5.63%
____________________________

(1)	Percentage of [ ] outstanding TCAP Common Shares of the Company as of [ ]. As the consideration for the Transaction is 100% cash, with TCAP issuing no shares in the Transaction, the estimated impact upon the amount and percentage of holdings of TCAP Common Shares is zero.
(2)	The address for all of the Company’s executive officers and Trustees is c/o AG Twin Brook Capital Income Fund, 245 Park Avenue, 26th Floor, New York, New York 10167.
(3)	AGTB BDC Holdings GP LLC ("BDC Holdings GP") is the sole general partner of AGTB BDC Holdings, L.P. (“BDC Holdings”). Angelo, Gordon & Co., L.P. (“Angelo Gordon”) is the investment advisor to BDC Holdings and sole member of BDC Holdings GP, AG GP LLC ("AG GP") is the sole general partner of Angelo Gordon, and Mr. Josh Baumgarten and Mr. Adam Schwartz are the co-managing members of AG GP. Each of Messrs. Baumgarten and Schwartz, and AG GP may be deemed to control Angelo Gordon. Each of BDC Holdings GP, Angelo Gordon, AG GP and Messrs. Baumgarten and Schwartz disclaim beneficial ownership of the TCAP Common Shares reported herein except to the extent of its or his pecuniary interest therein. The address for AGTB BDC Holdings, L.P. is 245 Park Avenue, 26th Floor, New York, New York 10167.
(4)	The address for State Teachers Retirement System of Ohio is 275 East Broad Street, Columbus, Ohio 43215.
(5)	The address for Affiliated Independent Distributors, Inc. is 500 E. Swedesford Rd., Suite 200, Wayne, Pennsylvania 19087.
(6)	The address for Permanent Fund Investments, LLC is c/o The Southern Ute Indian Tribe, 356 Ouray Dr., Ignacio, Colorado 81137.
(7)	The address for The Nomura Trust and Banking Co. Ltd. is 2-2-2, Otemachi, Chiyoda-Ku, Tokyo, Japan 100-0004.
(8)	The address for CCLF-LA Supporting Organization is 3440 Wilshire Blvd. #530, Los Angeles, California 90010.

The following table sets forth the dollar range of TCAP’s equity securities beneficially owned by each of TCAP’s trustees as of March 31, 2023. TCAP is not part of a “family of investment companies,” as that term is defined in Schedule 14A.

Name of Trustee	Dollar Range of Equity Securities in the Company(1)
Independent Trustees
James E. Bowers	None
James N. Hallene	None
Lance A. Ludwick	None
Interested Trustees
Trevor Clark	None
Terrence Walters	None
_____________________

(1)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000

BUSINESS OF AGTB
The information in “Business” in Part I, Item 1 of AGTB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference.
DETERMINATION OF NET ASSET VALUE OF AGTB
Under procedures established by the AGTB Board, AGTB values investments for which market quotations are readily available at such market quotations. Assets listed on an exchange will be valued at their last sales prices as reported to the consolidated quotation service at 4:00 P.M. eastern time on the date of determination. If no such sales of such securities occurred, such securities will be valued at the bid price as reported by an independent, third-party pricing service on the date of determination. Debt and equity securities that are not publicly traded or whose market prices are not readily available will be valued at fair value, subject at all times to the oversight and approval of the AGTB Board. Such determination of fair values may involve subjective judgments and estimates, although AGTB also engages independent valuation providers to review the valuation of each portfolio investment that constitutes a material portion of AGTB’s portfolio and that does not have a readily available market quotation at least once annually. With respect to unquoted securities, the AGTB Advisor, together with AGTB’s independent valuation advisors, and subject at all times to the oversight and approval of the AGTB Board, will value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. AGTB retains one or more independent providers of financial advisory services to assist the AGTB Advisor and the AGTB Board by performing certain limited third-party valuation services. AGTB may appoint additional or different third-party valuation firms in the future.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs with respect to a fair-valued portfolio company or comparable company, the AGTB Board will use the pricing indicated by the external event to corroborate and/or assist the fund in its valuation of such portfolio company. Because AGTB expects that there will not be readily available market quotations for many of the investments in its portfolio, AGTB expects to value many of its portfolio investments at fair value as determined in good faith by the AGTB Board using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of AGTB’s investments may differ significantly from the values that would have been used had readily available market quotations existed for such investments, and the differences could be material.
On a quarterly basis, with respect to investments for which market quotations are not readily available, the AGTB Advisor will undertake a multi-step valuation process each quarter, as described below:
•Securities for which no such market prices are available or reliable will be preliminarily valued at such value as the AGTB Advisor may reasonably determine, which may include third-party valuations;
•The audit committee of the AGTB Board will then review these preliminary valuations;
•At least once annually, the valuation for each portfolio investment that constitutes a material portion of AGTB’s portfolio and that does not have a readily available market quotation will be reviewed by an independent valuation firm; and
•The AGTB Board will then discuss valuations and determine the fair value of each investment in AGTB’s portfolio in good faith, based on the input of the AGTB Advisor, the respective independent valuation firms and the AGTB Board’s audit committee.
All values assigned to securities and other assets by the AGTB Board will be binding on all stockholders. When pricing of AGTB’s shares is necessary outside of the normal quarterly process, the AGTB Advisor will, among other things, review whether, to its knowledge, significant events have occurred since the last quarterly valuation which might affect the fair value of any of AGTB’s portfolio securities.
REGULATION OF AGTB
The information in “Business-Regulation as a Business Development Company” in Part I, Item 1 of AGTB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF AGTB
The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of AGTB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is incorporated herein by reference.
SENIOR SECURITIES OF AGTB
As of March 31, 2023, AGTB has no senior securities.
PORTFOLIO COMPANIES OF AGTB
The following table sets forth certain information as of March 31, 2023 for each portfolio company in which AGTB had an investment. Percentages shown for class of securities held by AGTB represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership. Percentages shown for equity securities other than warrants or options represent the actual percentage of the class of security held before dilution. Percentages shown for warrants and options held represent the percentage of class of security AGTB may own on a fully diluted basis assuming AGTB exercises its warrants or options. Each variable rate debt investment that is determined by a reference to London Interbank Offered Rate (LIBOR) resets either monthly, quarterly, semi-annually or annually.
The AGTB Board approved the valuation of AGTB’s investment portfolio, as of March 31, 2023, at fair value as determined in good faith using a consistently applied valuation process in accordance with AGTB’s documented valuation policy that has been reviewed and approved by the AGTB Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to AGTB investments, see AGTB’s schedules of investments included in AGTB’s financial statements incorporated by reference in this Proxy Statement.

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
Mattco Forge, Inc. (6) 16443 Minnesota Ave. Paramount, CA 90723	First lien senior secured revolving loan	L +	6.00%	10.91%	12/6/2024	$506	$(4)	$(8)	0.00%
Mattco Forge, Inc. 16443 Minnesota Ave. Paramount, CA 90723	First lien senior secured term loan	L +	6.00%	10.91%	12/6/2024	2,162	2,139	2,128	1.08%
							2,135	2,120	1.08%
Air Freight & Logistics
Load One Purchaser Corporation (6) 13221 Inkster Road, Taylor, MI 48180	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	6/21/2028	$150	$(2)	$(2)	0.00%
Load One Purchaser Corporation 13221 Inkster Road, Taylor, MI 48180	First lien senior secured revolving loan	S +	6.00%	11.16%	6/21/2028	75	6	6	0.00%
Load One Purchaser Corporation 13221 Inkster Road, Taylor, MI 48180	First lien senior secured term loan	S +	6.00%	11.16%	6/21/2028	808	794	795	0.41%
							798	799	0.41%
Auto components
AvCarb, LLC 2 Industrial Ave Lowell, MA 01851	First lien senior secured delayed draw term loan	S +	6.00%	11.29%	11/12/2026	$664	$222	$222	0.11%
AvCarb, LLC 2 Industrial Ave Lowell, MA 01851	First lien senior secured revolving loan	L +	6.00%	11.31%	11/12/2026	38	14	15	0.01%
AvCarb, LLC 2 Industrial Ave Lowell, MA 01851	First lien senior secured term loan	S +	6.00%	11.29%	11/12/2026	493	486	487	0.25%
CCG Acquisition, Inc. (6) 4624 W. Temple Dr. Meridian, ID 83646	First lien senior secured revolving loan	S +	6.00%	11.16%	5/17/2027	$19	$0	$0	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
CCG Acquisition, Inc. 4624 W. Temple Dr. Meridian, ID 83646	First lien senior secured term loan	S +	6.00%	11.16%	5/17/2027	424	419	420	0.21%
Raneys, LLC (6) 3030 West Silver Springs Boulevard. Ocala, FL 34475	First lien senior secured revolving loan	S +	6.00%	11.16%	6/7/2027	38	(1)	(1)	0.00%
Raneys, LLC 3030 West Silver Springs Boulevard. Ocala, FL 34475	First lien senior secured term loan	S +	6.00%	11.16%	6/7/2027	452	442	443	0.22%
Vehicle Accessories, Inc. 200 Adell Boulevard, Sunnyvale, TX 75185	First lien senior secured revolving loan	P +	5.00%	12.50%	11/30/2026	38	26	26	0.01%
Vehicle Accessories, Inc. 200 Adell Boulevard, Sunnyvale, TX 75185	First lien senior secured term loan	S +	6.00%	10.66%	11/30/2026	1,662	1,651	1,655	0.86%
							3,259	3,267	1.67%
Chemicals
AM Buyer, LLC 3811 West Chester Pike Building 2, Suite 100	First lien senior secured revolving loan	S +	7.00%	11.52%	5/1/2025	$111	$47	$47	0.02%
AM Buyer, LLC 3811 West Chester Pike Building 2, Suite 100	First lien senior secured term loan	S +	7.00%	11.91%	5/1/2025	472	467	469	0.24%
Answer Acquisition, LLC (6) 4855 Broadmoor Ave. SE Kentwood, MI 49512	First lien senior secured revolving loan	L +	6.00%	10.91%	12/30/2026	38	(1)	(1)	0.00%
Answer Acquisition, LLC 4855 Broadmoor Ave. SE Kentwood, MI 49512	First lien senior secured term loan	L +	6.00%	10.91%	12/30/2026	1,695	1,668	1,670	0.85%
Custom Agronomics Holdings, LLC 1275 Drummers Lane Suite 300 Wayne, PA 18087	First lien senior secured revolving loan	S +	7.00%	11.49%	8/26/2027	45	22	22	0.01%
Custom Agronomics Holdings, LLC 1275 Drummers Lane Suite 300 Wayne, PA 18087	First lien senior secured term loan	S +	7.00%	11.66%	8/26/2027	235	231	231	0.12%
SASE Company, LLC 26423 79th Avenue South, Kent, WA	First lien senior secured revolving loan	P +	5.00%	13.00%	11/15/2026	38	7	7	0.00%
SASE Company, LLC 26423 79th Avenue South, Kent, WA	First lien senior secured term loan	S +	6.00%	11.16%	11/15/2026	1,611	1,587	1,590	0.80%
Teel Plastics, LLC (6) 1060 Teel Court Baraboo, Wisconsin 53913	First lien senior secured revolving loan	S +	5.00%	9.92%	1/24/2025	324	(3)	(1)	0.00%
Teel Plastics, LLC 1060 Teel Court Baraboo, Wisconsin 53913	First lien senior secured term loan	S +	5.00%	9.92%	1/24/2025	1,783	1,766	1,776	0.90%
USALCO, LLC 100 West Main Street Bound Brook, New Jersey 08805	First lien senior secured revolving loan	L +	6.00%	10.84%	10/19/2026	100	29	30	0.02%
USALCO, LLC 100 West Main Street Bound Brook, New Jersey 08805	First lien senior secured term loan	L +	6.00%	11.16%	10/19/2027	1,879	1,864	1,868	0.97%
							7,684	7,708	3.93%
Commercial services and supplies
Alliance Environmental Group, LLC 777 North Georgia Avenue Azusa, CA 91702	First lien senior secured delayed draw term loan	L +	6.00%	11.15%	12/30/2027	$75	$53	$53	0.03%
Alliance Environmental Group, LLC 777 North Georgia Avenue Azusa, CA 91702	First lien senior secured revolving loan	L +	6.00%	10.99%	12/30/2027	38	33	33	0.02%
Alliance Environmental Group, LLC 777 North Georgia Avenue Azusa, CA 91702	First lien senior secured term loan	L +	6.00%	11.15%	12/30/2027	1,447	1,423	1,425	0.72%
Edko Acquisition, LLC (8) 4615 Marlena Street Bossier City, LA 71111	First lien senior secured revolving loan	S +	6.00%	10.91%	6/25/2026	38	3	3	0.00%
Edko Acquisition, LLC 4615 Marlena Street Bossier City, LA 71111	First lien senior secured term loan	S +	6.00%	10.91%	6/25/2026	$1,136	$1,120	$1,122	0.57%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Franchise Fastlane, LLC (6) 4615 Marlena Street Bossier City, LA 71111	First lien senior secured revolving loan	S +	6.00%	10.38%	5/2/2027	15	0	0	0.00%
Franchise Fastlane, LLC 4615 Marlena Street Bossier City, LA 71111	First lien senior secured term loan	S +	6.00%	10.38%	5/2/2027	1,167	1,148	1,150	0.60%
Gold Medal Holdings, Inc. (9) 505 Fifth Ave, 25th Floor New York, NY 10017	First lien senior secured revolving loan	S +	7.00%	12.09%	3/17/2027	50	31	31	0.02%
Gold Medal Holdings, Inc. 505 Fifth Ave, 25th Floor New York, NY 10017	First lien senior secured term loan	S +	7.00%	12.16%	3/17/2027	722	713	716	0.36%
Green Monster Acquisition, LLC (6) One Liberty Square, Suite 620 Boston, Massachusetts 02109	First lien senior secured revolving loan	L +	6.00%	10.66%	12/28/2026	38	(1)	(1)	0.00%
Green Monster Acquisition, LLC One Liberty Square, Suite 620 Boston, Massachusetts 02109	First lien senior secured term loan	L +	6.00%	10.66%	12/28/2026	1,173	1,155	1,156	0.59%
HLSG Intermediate, LLC 767 Fifth Avenue, 17th Floor New York, NY 10153	First lien senior secured delayed draw term loan	S +	7.00%	11.42%	3/31/2028	95	94	94	0.05%
HLSG Intermediate, LLC 767 Fifth Avenue, 17th Floor New York, NY 10153	First lien senior secured revolving loan	S +	7.00%	11.42%	3/31/2028	60	15	15	0.01%
HLSG Intermediate, LLC 767 Fifth Avenue, 17th Floor New York, NY 10153	First lien senior secured term loan	S +	7.00%	11.42%	3/31/2028	1,002	991	992	0.50%
Nimlok Company, LLC (6)(10) 9033 Murphy Road Woodridge, Illinois 60517	First lien senior secured revolving loan	S +	6.00%	10.65%	11/27/2024	320	(3)	(4)	0.00%
Nimlok Company, LLC 9033 Murphy Road Woodridge, Illinois 60517	First lien senior secured term loan	S +	6.00%	10.65%	11/27/2025	1,915	1,893	1,893	0.96%
Nimlok Company, LLC 9033 Murphy Road Woodridge, Illinois 60517	First lien senior secured term loan	S +	6.00%	10.65%	11/27/2025	757	745	748	0.38%
Steel City Wash, LLC 625 Liberty Avenue Pittsburgh, PA 15222	First lien senior secured delayed draw term loan	S +	6.00%	11.41%	12/27/2026	143	140	141	0.07%
Steel City Wash, LLC 625 Liberty Avenue Pittsburgh, PA 15222	First lien senior secured revolving loan	S +	6.00%	11.43%	12/27/2026	38	21	21	0.01%
Steel City Wash, LLC 625 Liberty Avenue Pittsburgh, PA 15222	First lien senior secured term loan	S +	6.00%	11.41%	12/27/2026	792	780	782	0.40%
							10,354	10,370	5.29%
Construction and engineering
BCI Burke Holding Corp. 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured delayed draw term loan	L +	6.00%	10.66%	12/14/2027	$131	$24	$24	0.01%
BCI Burke Holding Corp. (6) 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured revolving loan	L +	6.00%	10.66%	12/14/2027	79	(1)	(1)	0.00%
BCI Burke Holding Corp. 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured term loan	L +	6.00%	10.66%	12/14/2027	872	861	863	0.44%
CPS HVAC Group, LLC 100 West Main Street Bound Brook, New Jersey 08805	First lien senior secured delayed draw term loan	L +	7.00%	11.82%	12/15/2026	150	32	32	0.02%
CPS HVAC Group, LLC (11) 100 West Main Street Bound Brook, New Jersey 08805	First lien senior secured revolving loan	L +	7.00%	11.87%	12/15/2026	38	17	17	0.01%
CPS HVAC Group, LLC 100 West Main Street Bound Brook, New Jersey 08805	First lien senior secured term loan	L +	7.00%	11.90%	12/15/2026	271	267	267	0.14%
Domino Equipment Company, LLC (6) 750 N St. Paul Street, Suite 1200 Dallas, Texas 75201	First lien senior secured revolving loan	S +	6.00%	11.13%	4/1/2026	79	(1)	(1)	0.00%
Domino Equipment Company, LLC 750 N St. Paul Street, Suite 1200 Dallas, Texas 75201	First lien senior secured term loan	S +	6.00%	11.13%	4/1/2026	$573	$564	$565	0.29%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Highland Acquisition, Inc. (6) 1730 Pennsylvania Avenue, NW, Suite 525 Washington, DC 20006	First lien senior secured revolving loan	S +	5.00%	10.41%	3/9/2027	30	0	0	0.00%
Highland Acquisition, Inc. 1730 Pennsylvania Avenue, NW, Suite 525 Washington, DC 20006	First lien senior secured term loan	S +	5.00%	10.41%	3/9/2027	935	919	920	0.46%
Rose Paving, LLC (6) 7300 W 100th Place Bridgeview, IL 60455	First lien senior secured revolving loan	S +	6.00%	10.55%	11/7/2028	94	(2)	(2)	0.00%
Rose Paving, LLC 7300 W 100th Place Bridgeview, IL 60455	First lien senior secured term loan	S +	6.00%	10.55%	11/7/2028	749	731	733	0.37%
							3,411	3,417	1.74%
Containers and packaging
Bulk Lift International, LLC (6) 2424 N. Federal Highway, Suite 418 Boca Raton, Florida 33431	First lien senior secured revolving loan	S +	7.00%	11.91%	11/15/2027	$38	$(1)	$(1)	0.00%
Bulk Lift International, LLC 2424 N. Federal Highway, Suite 418 Boca Raton, Florida 33431	First lien senior secured term loan	S +	7.00%	11.91%	11/15/2027	258	252	252	0.13%
Innovative FlexPak, LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, Florida 33401	First lien senior secured revolving loan	S +	7.00%	11.92%	1/23/2025	627	431	247	0.12%
Innovative FlexPak, LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, Florida 33401	First lien senior secured term loan	S +	7.00%	11.92%	1/23/2025	2,938	2,902	2,037	1.04%
MRC Keeler Acquisition, LLC 1 N. Wacker Drive, Suite 1920 Chicago, Illinois 60606	First lien senior secured delayed draw term loan	L +	6.00%	10.91%	12/4/2025	73	72	72	0.04%
MRC Keeler Acquisition, LLC (6) 1 N. Wacker Drive, Suite 1920 Chicago, Illinois 60606	First lien senior secured revolving loan	L +	6.00%	10.91%	12/4/2025	150	(2)	(1)	0.00%
MRC Keeler Acquisition, LLC 1 N. Wacker Drive, Suite 1920 Chicago, Illinois 60606	First lien senior secured term loan	L +	6.00%	10.91%	12/4/2025	904	894	895	0.45%
Vanguard Packaging, LLC 411 Theodore Fremd Avenue, Suite 125 Rye, New York 10580	First lien senior secured revolving loan	L +	5.00%	9.97%	8/9/2024	535	51	50	0.03%
Vanguard Packaging, LLC 411 Theodore Fremd Avenue, Suite 125 Rye, New York 10580	First lien senior secured term loan	L +	5.00%	9.84%	8/9/2024	1,190	1,185	1,183	0.60%
							5,784	4,734	2.41%
Distributors
RTP Acquisition, LLC 774 Highway 320 Carnesville, GA 30521	First lien senior secured revolving loan	S +	7.00%	11.42%	8/17/2026	$38	$3	$3	0.00%
RTP Acquisition, LLC 774 Highway 320 Carnesville, GA 30521	First lien senior secured term loan	S +	7.00%	11.42%	8/17/2026	915	899	899	0.46%
							902	902	0.46%
Diversified consumer services
50Floor, LLC 666 Fifth Avenue, 36th Floor New York, NY 10103	First lien senior secured revolving loan	L +	7.00%	12.03%	12/31/2025	$199	$106	$106	0.05%
50Floor, LLC 666 Fifth Avenue, 36th Floor New York, NY 10103	First lien senior secured term loan	L +	7.00%	12.41%	12/31/2026	953	938	939	0.48%
ACES Intermediate, LLC (6) 3033 East First Avenue, Suite #700 Denver, CO 80206	First lien senior secured revolving loan	S +	6.00%	10.38%	7/27/2027	150	(3)	(2)	0.00%
ACES Intermediate, LLC 3033 East First Avenue, Suite #700 Denver, CO 80206	First lien senior secured term loan	S +	6.00%	10.38%	7/27/2027	1,882	1,849	1,852	0.96%
Home Brands Group Holdings, Inc. (6) 426 N. 44th Street, Suite 410 Phoenix, Arizona 85008	First lien senior secured revolving loan	L +	5.00%	9.58%	11/8/2026	$48	$(1)	$(1)	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Home Brands Group Holdings, Inc. 426 N. 44th Street, Suite 410 Phoenix, Arizona 85008	First lien senior secured term loan	L +	5.00%	9.58%	11/8/2026	1,858	1,830	1,834	0.95%
ISSA, LLC (6) 485 Lexington Avenue, 23rd Floor New York, NY 10017	First lien senior secured revolving loan	S +	6.00%	11.41%	3/1/2027	131	(2)	(2)	0.00%
ISSA, LLC 485 Lexington Avenue, 23rd Floor New York, NY 10017	First lien senior secured term loan	S +	6.00%	11.41%	3/1/2027	920	905	906	0.46%
Juniper Landscaping Holdings LLC 277 Park Avenue, 29th Floor New York, New York 10172	First lien senior secured delayed draw term loan	L +	6.00%	11.14%	12/29/2026	88	69	69	0.03%
Juniper Landscaping Holdings LLC (12) 277 Park Avenue, 29th Floor New York, New York 10172	First lien senior secured revolving loan	L +	6.00%	11.21%	12/29/2026	44	7	7	0.00%
Juniper Landscaping Holdings LLC 277 Park Avenue, 29th Floor New York, New York 10172	First lien senior secured term loan	L +	6.00%	11.15%	12/29/2026	1,310	1,293	1,295	0.66%
Kalkomey Enterprises, LLC 888 Boylston Street Boston, Massachusetts 02199	First lien senior secured revolving loan	L +	7.00%	11.66%	4/24/2025	77	38	38	0.02%
Kalkomey Enterprises, LLC 888 Boylston Street Boston, Massachusetts 02199	First lien senior secured term loan	L +	7.00%	11.91%	4/24/2026	1,047	1,031	1,036	0.52%
PPW Acquisition, LLC 3443 Summit Road Norton, Ohio 44203	First lien senior secured revolving loan	L +	6.00%	11.91%	9/30/2026	38	9	8	0.00%
PPW Acquisition, LLC 3443 Summit Road Norton, Ohio 44203	First lien senior secured term loan	S +	7.00%	11.84%	9/30/2026	603	593	588	0.30%
United Land Services Opco Parent, LLC 12428 San Jose Blvd #4 Jacksonville FL 32223	First lien senior secured delayed draw term loan	S +	6.00%	10.94%	3/23/2026	1,068	983	984	0.50%
United Land Services Opco Parent, LLC (6) 12428 San Jose Blvd #4 Jacksonville FL 32223	First lien senior secured delayed draw term loan	S +	6.00%	10.92%	3/23/2026	188	(4)	(3)	0.00%
United Land Services Opco Parent, LLC 12428 San Jose Blvd #4 Jacksonville FL 32223	First lien senior secured revolving loan	S +	6.00%	10.92%	3/23/2026	150	38	38	0.02%
United Land Services Opco Parent, LLC 12428 San Jose Blvd #4 Jacksonville FL 32223	First lien senior secured term loan	S +	6.00%	10.92%	3/23/2026	302	297	298	0.15%
Yard-Nique, Inc (6) 4242 Six Forks Road, Suite 950 Raleigh, North Carolina 27609	First lien senior secured delayed draw term loan	S +	6.00%	11.05%	4/30/2026	150	(2)	(1)	0.00%
Yard-Nique, Inc (6) 4242 Six Forks Road, Suite 950 Raleigh, North Carolina 27609	First lien senior secured revolving loan	S +	6.00%	11.05%	4/30/2026	19	0	0	0.00%
Yard-Nique, Inc 4242 Six Forks Road, Suite 950 Raleigh, North Carolina 27609	First lien senior secured term loan	S +	6.00%	11.05%	4/30/2026	404	399	400	0.20%
							10,373	10,389	5.30%
Electrical equipment
AEP Passion Intermediate Holdings, Inc. 101 Mission Street, Suite 1500 San Francisco, CA 94105	First lien senior secured delayed draw term loan	S +	7.00%	11.54%	10/5/2027	$71	$70	$70	0.04%
AEP Passion Intermediate Holdings, Inc. 101 Mission Street, Suite 1500 San Francisco, CA 94105	First lien senior secured revolving loan	S +	7.00%	11.41%	10/5/2027	48	10	10	0.01%
AEP Passion Intermediate Holdings, Inc. 101 Mission Street, Suite 1500 San Francisco, CA 94105	First lien senior secured term loan	S +	7.00%	11.54%	10/5/2027	1,278	1,260	1,246	0.63%
							1,340	1,326	0.68%
Electronic equipment, instruments and components

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Advanced Lighting Acquisition, LLC (6) 101 Mission Street, Suite 1500 San Francisco, CA 94105	First lien senior secured revolving loan	S +	5.00%	9.92%	11/22/2025	$324	$(3)	$(1)	0.00%
Advanced Lighting Acquisition, LLC 101 Mission Street, Suite 1500 San Francisco, CA 94105	First lien senior secured term loan	S +	5.00%	9.92%	11/22/2025	1,099	1,087	1,097	0.57%
ITSavvy LLC 200 Madison Avenue, Suite 2110 New York, NY 10016	First lien senior secured delayed draw term loan	S +	5.00%	10.32%	8/8/2028	68	61	61	0.03%
ITSavvy LLC (6) 200 Madison Avenue, Suite 2110 New York, NY 10016	First lien senior secured revolving loan	S +	5.00%	10.29%	8/8/2028	38	0	0	0.00%
ITSavvy LLC 200 Madison Avenue, Suite 2110 New York, NY 10016	First lien senior secured term loan	S +	5.00%	10.29%	8/8/2028	674	669	670	0.34%
Nelson Name Plate Company 2424 N. Federal Highway, Suite 418 Boca Raton, Florida 33431	First lien senior secured delayed draw term loan	L +	6.00%	10.66%	10/18/2026	119	102	102	0.05%
Nelson Name Plate Company 2424 N. Federal Highway, Suite 418 Boca Raton, Florida 33431	First lien senior secured revolving loan	L +	6.00%	10.45%	10/18/2026	90	34	34	0.02%
Nelson Name Plate Company 2424 N. Federal Highway, Suite 418 Boca Raton, Florida 33431	First lien senior secured term loan	L +	6.00%	10.66%	10/18/2026	766	755	756	0.38%
							2,705	2,719	1.39%
Food and staples retailing
Engelman Baking Co., LLC 6185 Brook Hollow Parkway Norcross, GA 30071	First lien senior secured revolving loan	L +	6.00%	10.34%	2/28/2025	$207	$29	$29	0.01%
Engelman Baking Co., LLC 6185 Brook Hollow Parkway Norcross, GA 30071	First lien senior secured term loan	L +	6.00%	10.34%	2/28/2025	711	700	702	0.36%
Mad Rose Company, LLC (13) 4820 Lake Brook Drive, Suite 140 Glen Allen, VA 23060	First lien senior secured revolving loan	S +	6.00%	11.17%	5/7/2026	119	65	65	0.03%
Mad Rose Company, LLC 4820 Lake Brook Drive, Suite 140 Glen Allen, VA 23060	First lien senior secured term loan	S +	6.00%	11.17%	5/7/2026	928	915	918	0.46%
Main Street Gourmet, LLC E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	5.00%	10.41%	11/10/2025	666	35	36	0.02%
Main Street Gourmet, LLC E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	5.00%	10.41%	11/10/2025	38	18	18	0.01%
Main Street Gourmet, LLC E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	5.00%	10.41%	11/10/2025	1,118	1,107	1,108	0.58%
NutriScience Innovations, LLC (6)(14) 111 South Wacker Drive, Suite 4960 Chicago, IL 60606	First lien senior secured revolving loan	L +	7.00%	12.16%	4/21/2026	131	(2)	(1)	0.00%
NutriScience Innovations, LLC 111 South Wacker Drive, Suite 4960 Chicago, IL 60606	First lien senior secured term loan	L +	7.00%	12.16%	4/21/2026	434	428	429	0.22%
Qin's Buffalo, LLC (6) 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	10.91%	5/5/2027	75	(1)	(1)	0.00%
Qin's Buffalo, LLC (6) 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	6.00%	10.91%	5/5/2027	38	(1)	(1)	0.00%
Qin's Buffalo, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	6.00%	10.91%	5/5/2027	535	526	527	0.27%
SCP Beverage Buyer, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	5.00%	10.19%	11/24/2026	38	14	14	0.01%
SCP Beverage Buyer, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	5.00%	10.19%	11/24/2026	411	404	405	0.20%
Universal Pure, LLC (6) 1601 Pioneers Blvd Lincoln, NE 68502	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	10/31/2028	$9	$0	$0	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Universal Pure, LLC (15) 1601 Pioneers Blvd Lincoln, NE 68502	First lien senior secured revolving loan	S +	6.00%	11.08%	10/31/2028	150	15	15	0.01%
Universal Pure, LLC 1601 Pioneers Blvd Lincoln, NE 68502	First lien senior secured term loan	S +	6.00%	11.16%	10/31/2028	758	738	739	0.37%
							4,990	5,002	2.55%
Food products
Icelandirect, LLC 127 Kingsland Avenue Clifton, NJ 07014	First lien senior secured revolving loan	L +	6.00%	11.09%	7/30/2026	$38	$36	$36	0.02%
Icelandirect, LLC 127 Kingsland Avenue Clifton, NJ 07014	First lien senior secured term loan	L +	6.00%	10.95%	7/30/2026	683	673	674	0.34%
Starwest Botanicals Acquisition, LLC 161 Main Avenue Sacramento, California 95838	First lien senior secured revolving loan	L +	5.00%	10.09%	4/30/2027	174	172	166	0.08%
Starwest Botanicals Acquisition, LLC 161 Main Avenue Sacramento, California 95838	First lien senior secured term loan	L +	5.00%	10.09%	4/30/2027	805	795	768	0.39%
Sun Orchard, LLC 8600 N.W. 36th Street Ste 250 Doral, FL 33166	First lien senior secured revolving loan	S +	5.00%	10.17%	7/8/2027	113	13	13	0.01%
Sun Orchard, LLC 8600 N.W. 36th Street Ste 250 Doral, FL 33166	First lien senior secured term loan	S +	5.00%	10.17%	7/8/2027	2,069	2,033	2,036	1.04%
							3,722	3,693	1.88%
Gas utilities
Hydromax USA, LLC 2501 South Kentucky Avenue Evansville, Indiana 47714	First lien senior secured delayed draw term loan	S +	7.00%	11.66%	12/30/2026	$112	$110	$106	0.05%
Hydromax USA, LLC 2501 South Kentucky Avenue Evansville, Indiana 47714	First lien senior secured revolving loan	S +	7.00%	11.66%	12/30/2026	228	156	149	0.08%
Hydromax USA, LLC 2501 South Kentucky Avenue Evansville, Indiana 47714	First lien senior secured term loan	S +	7.00%	11.66%	12/30/2026	1,232	1,214	1,175	0.60%
							1,480	1,430	0.73%
Health care equipment and supplies
626 Holdings Equity, LLC 1395 NW 17th Ave. Suites 113 & 114 Delray Beach, FL 33445	First lien senior secured delayed draw term loan	S +	6.00%	11.15%	2/14/2028	$314	$147	$147	0.07%
626 Holdings Equity, LLC 1395 NW 17th Ave. Suites 113 & 114 Delray Beach, FL 33445	First lien senior secured revolving loan	S +	6.00%	11.18%	2/14/2027	75	51	51	0.03%
626 Holdings Equity, LLC 1395 NW 17th Ave. Suites 113 & 114 Delray Beach, FL 33445	First lien senior secured term loan	S +	6.00%	11.16%	2/14/2028	882	866	868	0.45%
EMSAR Acquisition LLC 1256 Main Street, Suite 256 Southlake, Texas 76092	First lien senior secured delayed draw term loan	S +	7.00%	11.66%	3/30/2026	215	212	212	0.11%
EMSAR Acquisition LLC 1256 Main Street, Suite 256 Southlake, Texas 76092	First lien senior secured revolving loan	S +	7.00%	11.66%	3/30/2026	134	118	118	0.06%
EMSAR Acquisition LLC 1256 Main Street, Suite 256 Southlake, Texas 76092	First lien senior secured term loan	S +	7.00%	11.66%	3/30/2026	637	627	628	0.32%
Medical Technology Associates, Inc. (6) 6651 102nd Avenue North Pinellas Park, Florida 33782	First lien senior secured revolving loan	S +	6.00%	11.41%	7/25/2028	38	(1)	(1)	0.00%
Medical Technology Associates, Inc. 6651 102nd Avenue North Pinellas Park, Florida 33782	First lien senior secured term loan	S +	6.00%	11.41%	7/25/2028	$399	$391	$391	0.20%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Reliable Medical Supply LLC One North Wacker, Suite 1940 Chicago, Illinois 60606	First lien senior secured delayed draw term loan	S +	7.00%	12.15%	4/8/2025	67	66	66	0.03%
Reliable Medical Supply LLC One North Wacker, Suite 1940 Chicago, Illinois 60606	First lien senior secured revolving loan	S +	7.00%	12.15%	4/8/2025	138	40	40	0.02%
Reliable Medical Supply LLC One North Wacker, Suite 1940 Chicago, Illinois 60606	First lien senior secured term loan	S +	7.00%	12.15%	4/8/2025	749	736	741	0.37%
SCA Buyer, LLC 12120 Colonel Glenn Rd., Suite 8500 Little Rock, AR 72210	First lien senior secured delayed draw term loan	S +	7.00%	11.38%	1/20/2026	395	273	271	0.14%
SCA Buyer, LLC 12120 Colonel Glenn Rd., Suite 8500 Little Rock, AR 72210	First lien senior secured revolving loan	S +	7.00%	11.38%	1/20/2026	133	77	76	0.04%
SCA Buyer, LLC 12120 Colonel Glenn Rd., Suite 8500 Little Rock, AR 72210	First lien senior secured term loan	S +	7.00%	11.38%	1/20/2026	755	739	737	0.37%
Spectrum Solutions, LLC (6) 12248 Lone Peak Parkway Draper, Utah 84020	First lien senior secured revolving loan	S +	6.00%	10.92%	3/5/2026	267	(5)	(29)	(0.01)%
Spectrum Solutions, LLC 12248 Lone Peak Parkway Draper, Utah 84020	First lien senior secured term loan	S +	6.00%	10.92%	3/5/2026	477	468	426	0.22%
							4,805	4,742	2.42%
Health care providers and services
Agility Intermediate, Inc. 1700 East Cesar E. Chavez Ave, Suite 2200 Los Angeles, California, 90033	First lien senior secured delayed draw term loan	S +	7.00%	11.70%	4/15/2026	$400	$104	$97	0.05%
Agility Intermediate, Inc. 1700 East Cesar E. Chavez Ave, Suite 2200 Los Angeles, California, 90033	First lien senior secured revolving loan	S +	7.00%	11.84%	4/15/2026	134	78	76	0.04%
Agility Intermediate, Inc. 1700 East Cesar E. Chavez Ave, Suite 2200 Los Angeles, California, 90033	First lien senior secured term loan	S +	7.00%	11.91%	4/15/2026	241	238	233	0.12%
Apex Dental Partners, LLC Suite 925, 15660 Dallas Parkway Dallas, Texas, 75248	First lien senior secured delayed draw term loan	S +	7.00%	11.42%	11/23/2025	112	15	15	0.01%
Apex Dental Partners, LLC Suite 925, 15660 Dallas Parkway Dallas, Texas, 75248	First lien senior secured delayed draw term loan	S +	7.00%	11.38%	11/23/2025	444	438	439	0.22%
Apex Dental Partners, LLC Suite 925, 15660 Dallas Parkway Dallas, Texas, 75248	First lien senior secured revolving loan	S +	7.00%	11.42%	11/23/2025	150	92	93	0.05%
Apex Dental Partners, LLC Suite 925, 15660 Dallas Parkway Dallas, Texas, 75248	First lien senior secured term loan	S +	7.00%	11.38%	11/23/2025	620	611	614	0.31%
ASC Ortho Management, LLC 10215 Fernwood Road, Suite 506 Bethesda, Maryland 20817	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	12/31/2026	359	321	321	0.16%
ASC Ortho Management, LLC 10215 Fernwood Road, Suite 506 Bethesda, Maryland 20817	First lien senior secured revolving loan	L +	6.00%	11.16%	12/31/2026	38	12	12	0.01%
ASC Ortho Management, LLC 10215 Fernwood Road, Suite 506 Bethesda, Maryland 20817	First lien senior secured term loan	S +	6.00%	11.16%	12/31/2026	517	509	510	0.26%
ASP Global Acquisition, LLC 3450 Atlanta Industrial Parkway Atlanta, Georgia 30331	First lien senior secured delayed draw term loan	S +	7.00%	11.66%	1/21/2025	561	554	551	0.28%
ASP Global Acquisition, LLC 3450 Atlanta Industrial Parkway Atlanta, Georgia 30331	First lien senior secured revolving loan	P +	6.00%	13.50%	1/21/2025	647	88	86	0.04%
ASP Global Acquisition, LLC 3450 Atlanta Industrial Parkway Atlanta, Georgia 30331	First lien senior secured term loan	S +	7.00%	11.66%	1/21/2025	2,300	2,269	2,260	1.16%
Beacon Oral Specialists Management LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured delayed draw term loan	S +	7.00%	11.66%	12/14/2025	686	677	679	0.34%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Beacon Oral Specialists Management LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured delayed draw term loan	S +	7.00%	11.79%	12/14/2025	$149	$147	$148	0.07%
Beacon Oral Specialists Management LLC (6) 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured revolving loan	S +	7.00%	11.66%	12/14/2025	188	(2)	(2)	0.00%
Beacon Oral Specialists Management LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured term loan	S +	7.00%	11.66%	12/14/2025	936	923	926	0.47%
Behavior Frontiers, LLC (6)(16) 18726 S. Western Avenue, Suite 408 Gardena, CA 90248	First lien senior secured revolving loan	S +	8.00%	12.66%	5/21/2026	38	(1)	(3)	0.00%
Behavior Frontiers, LLC 18726 S. Western Avenue, Suite 408 Gardena, CA 90248	First lien senior secured term loan	S +	8.00%	12.66%	5/21/2026	657	646	605	0.31%
Benefit Plan Administrators of Eau Claire, LLC (6) 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	10.79%	6/7/2026	188	(2)	(2)	0.00%
Benefit Plan Administrators of Eau Claire, LLC (6) 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	6.00%	10.79%	6/7/2026	38	0	0	0.00%
Benefit Plan Administrators of Eau Claire, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	6.00%	10.79%	6/7/2026	822	811	812	0.41%
Brightview, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	L +	6.00%	10.59%	12/14/2026	107	47	47	0.02%
Brightview, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	L +	6.00%	10.59%	12/14/2026	52	15	15	0.01%
Brightview, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	L +	6.00%	10.59%	12/14/2026	691	680	685	0.35%
Canadian Orthodontic Partners Corp. (6)(7) The West Mall Suite 301 Etobicoke, ON M9C 5J5 Canada	First lien senior secured delayed draw term loan	C +	7.00%	12.03%	3/19/2026	28	0	(1)	0.00%
Canadian Orthodontic Partners Corp. (7) The West Mall Suite 301 Etobicoke, ON M9C 5J5 Canada	First lien senior secured delayed draw term loan	C +	7.00%	12.03%	3/19/2026	278	217	199	0.10%
Canadian Orthodontic Partners Corp. (7) The West Mall Suite 301 Etobicoke, ON M9C 5J5 Canada	First lien senior secured revolving loan	S +	7.00%	12.16%	3/19/2026	109	108	106	0.05%
Canadian Orthodontic Partners Corp. (7) The West Mall Suite 301 Etobicoke, ON M9C 5J5 Canada	First lien senior secured revolving loan	C +	7.00%	12.03%	3/19/2026	273	209	194	0.10%
Canadian Orthodontic Partners Corp. (7) The West Mall Suite 301 Etobicoke, ON M9C 5J5 Canada	First lien senior secured term loan	C +	7.00%	12.03%	3/19/2026	229	180	164	0.08%
Change Academy at Lake of the Ozarks, LLC 3133 W Frye Rd Suite 525 Chandler, AZ 85226	First lien senior secured revolving loan	S +	5.00%	10.30%	8/2/2027	113	17	17	0.01%
Change Academy at Lake of the Ozarks, LLC 3133 W Frye Rd Suite 525 Chandler, AZ 85226	First lien senior secured term loan	S +	5.00%	10.30%	8/2/2027	1,773	1,742	1,745	0.88%
Community Care Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	10.92%	6/10/2026	223	163	165	0.08%
Community Care Partners, LLC (6) 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	10.92%	6/10/2026	19	0	0	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Community Care Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	6.00%	10.92%	6/10/2026	$75	$37	$37	0.02%
Community Care Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	6.00%	10.92%	6/10/2026	951	941	944	0.48%
Dermatology Medical Partners OpCo, LLC 4919 Memorial Highway, Suite 150 Tampa, FL 33634	First lien senior secured delayed draw term loan	S +	7.00%	11.63%	10/29/2026	97	48	48	0.02%
Dermatology Medical Partners OpCo, LLC 4919 Memorial Highway, Suite 150 Tampa, FL 33634	First lien senior secured revolving loan	S +	7.00%	11.58%	10/29/2026	38	22	22	0.01%
Dermatology Medical Partners OpCo, LLC 4919 Memorial Highway, Suite 150 Tampa, FL 33634	First lien senior secured term loan	S +	7.00%	11.66%	10/29/2026	320	313	314	0.16%
EH Management Company, LLC SL 57 Lake Cherokee Henderson, TX 75652	First lien senior secured revolving loan	S +	6.00%	10.66%	7/15/2026	38	22	22	0.01%
EH Management Company, LLC SL 57 Lake Cherokee Henderson, TX 75652	First lien senior secured term loan	S +	6.00%	10.66%	7/15/2026	968	954	955	0.48%
Endodontic Practice Partners, LLC 105 Continental Place, Suite 300 Brentwood, TN 37027	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	11/2/2027	374	288	288	0.15%
Endodontic Practice Partners, LLC (6) 105 Continental Place, Suite 300 Brentwood, TN 37027	First lien senior secured revolving loan	S +	6.00%	10.89%	11/2/2027	38	(1)	(1)	0.00%
Endodontic Practice Partners, LLC 105 Continental Place, Suite 300 Brentwood, TN 37027	First lien senior secured term loan	S +	6.00%	10.89%	11/2/2027	660	648	649	0.33%
Geriatric Medical and Surgical Supply, LLC (6) 28 Torrice Drive Woburn, MA 01801	First lien senior secured revolving loan	S +	6.00%	11.16%	12/21/2025	300	(4)	(4)	0.00%
Geriatric Medical and Surgical Supply, LLC 28 Torrice Drive Woburn, MA 01801	First lien senior secured term loan	S +	6.00%	11.16%	12/21/2025	941	928	929	0.47%
Golden Bear PT Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	8.00%	12.91%	10/22/2026	174	170	168	0.09%
Golden Bear PT Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	8.00%	12.83%	10/22/2026	38	11	10	0.01%
Golden Bear PT Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	8.00%	12.91%	10/22/2026	1,495	1,457	1,443	0.74%
Golden Bear PT Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	12.00%	17.16%	10/22/2026	49	48	48	0.02%
Guardian Dentistry Practice Management, LLC 8423 SW 137 Street Palmetto Bay, FL 33158	First lien senior secured delayed draw term loan	S +	7.00%	11.42%	8/20/2026	318	313	315	0.16%
Guardian Dentistry Practice Management, LLC 8423 SW 137 Street Palmetto Bay, FL 33158	First lien senior secured delayed draw term loan	S +	7.00%	11.42%	8/20/2026	179	177	177	0.09%
Guardian Dentistry Practice Management, LLC (6) 8423 SW 137 Street Palmetto Bay, FL 33158	First lien senior secured revolving loan	S +	7.00%	11.42%	8/20/2026	23	0	0	0.00%
Guardian Dentistry Practice Management, LLC 8423 SW 137 Street Palmetto Bay, FL 33158	First lien senior secured term loan	S +	7.00%	11.42%	8/20/2026	519	510	514	0.26%
IPC Pain Acquistion, LLC (6) 110 Old Preston Ave Charlottesville, VA 22902	First lien senior secured delayed draw term loan	S +	6.00%	10.92%	5/19/2024	278	(2)	(2)	0.00%
IPC Pain Acquistion, LLC (6) 110 Old Preston Ave Charlottesville, VA 22902	First lien senior secured revolving loan	S +	6.00%	10.92%	5/19/2027	25	0	0	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
IPC Pain Acquistion, LLC 110 Old Preston Ave Charlottesville, VA 22902	First lien senior secured term loan	S +	6.00%	10.92%	5/19/2027	$177	$174	$175	0.09%
Network Partners Acquisition, LLC (6) 2180 N. Pointe Dr. Warsaw, IN 46582	First lien senior secured delayed draw term loan	S +	6.00%	10.99%	12/30/2026	113	(2)	(2)	0.00%
Network Partners Acquisition, LLC (6) 2180 N. Pointe Dr. Warsaw, IN 46582	First lien senior secured revolving loan	S +	6.00%	10.99%	12/30/2026	38	(1)	(1)	0.00%
Network Partners Acquisition, LLC 2180 N. Pointe Dr. Warsaw, IN 46582	First lien senior secured term loan	S +	6.00%	10.99%	12/30/2026	391	385	385	0.19%
NH Kronos Buyer, Inc. (6) 17777 Center Crt. Drive North, Suite 550 Cerritos, CA 90703	First lien senior secured revolving loan	S +	6.00%	11.30%	11/1/2028	263	(7)	(6)	0.00%
NH Kronos Buyer, Inc. 17777 Center Crt. Drive North, Suite 550 Cerritos, CA 90703	First lien senior secured term loan	S +	6.00%	11.30%	11/1/2028	1,835	1,783	1,789	0.92%
Peak Dental Services, LLC 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured delayed draw term loan	S +	7.00%	11.72%	12/31/2025	96	57	57	0.03%
Peak Dental Services, LLC 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured delayed draw term loan	S +	7.00%	11.85%	12/31/2025	523	516	516	0.26%
Peak Dental Services, LLC 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured revolving loan	S +	7.00%	11.86%	12/31/2025	133	131	131	0.07%
Peak Dental Services, LLC 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured term loan	S +	7.00%	11.89%	12/31/2025	584	575	577	0.29%
Peak Investment Holdings, LLC 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured delayed draw term loan	L +	7.00%	12.16%	12/6/2024	603	14	9	0.00%
Peak Investment Holdings, LLC (6) 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured revolving loan	L +	7.00%	12.16%	12/6/2024	324	(2)	(5)	0.00%
Peak Investment Holdings, LLC 1875 Century Park East, Suite 1300 Los Angeles, CA 90067	First lien senior secured term loan	L +	7.00%	12.16%	12/6/2024	1,284	1,273	1,264	0.65%
Pentec Acquisition Corp. (6) 605 Third Avenue New York, NY 10158	First lien senior secured revolving loan	S +	6.00%	11.09%	10/8/2026	75	(1)	(1)	0.00%
Pentec Acquisition Corp. 605 Third Avenue New York, NY 10158	First lien senior secured term loan	S +	6.00%	11.09%	10/8/2026	993	978	985	0.51%
Propio LS, LLC 10801 Mastin St Suite 580 Overland Park, KS	First lien senior secured revolving loan	S +	6.00%	10.55%	8/2/2027	75	20	20	0.01%
Propio LS, LLC 10801 Mastin St Suite 580 Overland Park, KS	First lien senior secured term loan	S +	6.00%	10.38%	8/2/2027	1,190	1,169	1,171	0.60%
Purpose Home Health Acquisition, LLC (6) 5455 Harrison Park Lane, Indianapolis, IN 46216	First lien senior secured delayed draw term loan	S +	6.00%	11.19%	11/3/2027	150	(3)	(3)	0.00%
Purpose Home Health Acquisition, LLC (6) 5455 Harrison Park Lane, Indianapolis, IN 46216	First lien senior secured revolving loan	S +	6.00%	11.19%	11/3/2027	38	(1)	(1)	0.00%
Purpose Home Health Acquisition, LLC 5455 Harrison Park Lane, Indianapolis, IN 46216	First lien senior secured term loan	S +	6.00%	11.19%	11/3/2027	352	345	345	0.17%
Revival Animal Health, LLC 1700 Albany Place SE Orange City, IA 51041	First lien senior secured revolving loan	S +	7.00%	11.66%	4/6/2026	131	43	43	0.02%
Revival Animal Health, LLC 1700 Albany Place SE Orange City, IA 51041	First lien senior secured term loan	S +	7.00%	11.66%	4/6/2026	1,019	1,005	1,007	0.52%
RQM Buyer, Inc. 2790 Mosside Blvd., Suite 800 Monroeville, PA 15146	First lien senior secured delayed draw term loan	S +	6.00%	10.97%	8/12/2026	84	83	83	0.04%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
RQM Buyer, Inc. 2790 Mosside Blvd., Suite 800 Monroeville, PA 15146	First lien senior secured revolving loan	S +	6.00%	10.67%	8/12/2026	206	16	17	0.01%
RQM Buyer, Inc. 2790 Mosside Blvd., Suite 800 Monroeville, PA 15146	First lien senior secured term loan	S +	6.00%	10.97%	8/12/2026	1,689	1,665	1,679	0.86%
Sage Dental Management, LLC (6) 951 Broken Sound Parkway, Suite 250 Boca Raton, FL 33487	First lien senior secured revolving loan	P +	5.00%	12.50%	4/1/2024	75	0	0	0.00%
Sage Dental Management, LLC 951 Broken Sound Parkway, Suite 250 Boca Raton, FL 33487	First lien senior secured term loan	S +	6.00%	11.04%	4/1/2024	944	939	940	0.49%
SAMGI Buyer, Inc. (6) 1875 Century Park East, #1980 Los Angeles, CA 90067	First lien senior secured revolving loan	S +	6.00%	10.62%	4/14/2025	138	(2)	(1)	0.00%
SAMGI Buyer, Inc. 1875 Century Park East, #1980 Los Angeles, CA 90067	First lien senior secured term loan	S +	6.00%	10.62%	4/14/2025	718	709	711	0.36%
SCP ENT and Allergy Services, LLC 2525 West End Ave., Suite 925 Nashville, Tennessee 37203	First lien senior secured delayed draw term loan	S +	6.00%	11.00%	9/25/2025	158	11	13	0.01%
SCP ENT and Allergy Services, LLC 2525 West End Ave., Suite 925 Nashville, Tennessee 37203	First lien senior secured revolving loan	S +	6.00%	10.82%	9/25/2025	256	47	48	0.02%
SCP ENT and Allergy Services, LLC 2525 West End Ave., Suite 925 Nashville, Tennessee 37203	First lien senior secured term loan	S +	6.00%	10.91%	9/25/2025	2,775	2,726	2,739	1.41%
Signature Dental Partners LLC 410 N. 44th Street, #290 Phoenix, AZ 85008	First lien senior secured delayed draw term loan	S +	6.00%	11.17%	10/29/2026	179	148	149	0.08%
Signature Dental Partners LLC 410 N. 44th Street, #290 Phoenix, AZ 85008	First lien senior secured revolving loan	P +	5.00%	13.25%	10/29/2026	38	12	12	0.01%
Signature Dental Partners LLC 410 N. 44th Street, #290 Phoenix, AZ 85008	First lien senior secured term loan	S +	6.00%	11.17%	10/29/2026	859	842	844	0.43%
Silver Falls MSO, LLC 1 Pickwick Plaza, 3rd Floor Greenwich, CT 06830	First lien senior secured revolving loan	S +	7.00%	11.91%	8/30/2024	235	136	125	0.06%
Silver Falls MSO, LLC 1 Pickwick Plaza, 3rd Floor Greenwich, CT 06830	First lien senior secured term loan	S +	7.00%	11.91%	8/30/2025	1,289	1,267	1,209	0.62%
SimiTree Acquisition LLC 1 Pickwick Plaza, 3rd Floor Greenwich, CT 06830	First lien senior secured delayed draw term loan	S +	7.00%	11.67%	5/17/2026	13	4	4	0.00%
SimiTree Acquisition LLC Wrigley Building, South Tower 400 N. Michigan Avenue, Suite 800 Chicago, Illinois 60611	First lien senior secured delayed draw term loan	S +	7.00%	11.69%	5/17/2026	876	862	867	0.44%
SimiTree Acquisition LLC (6) Wrigley Building, South Tower 400 N. Michigan Avenue, Suite 800 Chicago, Illinois 60611	First lien senior secured revolving loan	S +	7.00%	11.69%	5/17/2026	178	(3)	(2)	0.00%
SimiTree Acquisition LLC Wrigley Building, South Tower 400 N. Michigan Avenue, Suite 800 Chicago, Illinois 60611	First lien senior secured term loan	S +	7.00%	11.69%	5/17/2026	1,224	1,207	1,212	0.62%
SIMKO Merger Sub, LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured delayed draw term loan	S +	7.00%	12.16%	4/7/2027	187	63	63	0.03%
SIMKO Merger Sub, LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured revolving loan	S +	7.00%	11.94%	4/7/2027	56	5	5	0.00%
SIMKO Merger Sub, LLC 222 Lakeview Avenue, Suite 1700 West Palm Beach, FL 33401	First lien senior secured term loan	S +	7.00%	12.16%	4/7/2027	653	640	641	0.32%
Southeast Primary Care Partners, LLC 676 N. Michigan Avenue, #3300 Chicago, IL 60611	First lien senior secured delayed draw term loan	S +	6.00%	11.41%	12/30/2025	297	292	292	0.15%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Southeast Primary Care Partners, LLC 676 N. Michigan Avenue, #3300 Chicago, IL 60611	First lien senior secured delayed draw term loan	S +	6.00%	11.38%	12/30/2025	224	198	198	0.10%
Southeast Primary Care Partners, LLC 676 N. Michigan Avenue, #3300 Chicago, IL 60611	First lien senior secured revolving loan	S +	6.00%	11.41%	12/30/2025	225	119	119	0.06%
Southeast Primary Care Partners, LLC 676 N. Michigan Avenue, #3300 Chicago, IL 60611	First lien senior secured term loan	S +	6.00%	11.41%	12/30/2025	860	845	847	0.43%
Southern Orthodontic Partners Management, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	1/27/2026	78	78	78	0.04%
Southern Orthodontic Partners Management, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	5/25/2024	112	58	58	0.03%
Southern Orthodontic Partners Management, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	6.00%	11.16%	1/27/2026	171	97	99	0.05%
Southern Orthodontic Partners Management, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	6.00%	11.16%	1/27/2026	1,351	1,331	1,343	0.69%
Southern Sports Medicine Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	2/23/2027	171	29	24	0.01%
Southern Sports Medicine Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured revolving loan	S +	6.00%	11.04%	2/23/2027	60	24	23	0.01%
Southern Sports Medicine Partners, LLC 1 E. Wacker Drive, Suite 2900 Chicago, Illinois 60601	First lien senior secured term loan	S +	6.00%	11.16%	2/23/2027	636	629	611	0.31%
Varsity DuvaSawko Operating Corp. (6) 298 S. Yonge Street Ormond Beach, FL 32174	First lien senior secured revolving loan	L +	6.00%	11.41%	11/27/2024	474	(3)	(3)	0.00%
Varsity DuvaSawko Operating Corp. 298 S. Yonge Street Ormond Beach, FL 32174	First lien senior secured term loan	L +	6.00%	11.41%	11/27/2024	2,547	2,529	2,533	1.30%
Vital Care Buyer, LLC (6) 150 N. Riverside Plaza, Suite 5100 Chicago, IL 60606	First lien senior secured revolving loan	S +	5.00%	10.17%	10/19/2025	580	(5)	(5)	0.00%
Vital Care Buyer, LLC 150 N. Riverside Plaza, Suite 5100 Chicago, IL 60606	First lien senior secured term loan	S +	5.00%	10.17%	10/19/2025	905	896	897	0.45%
Western Veterinary Partners, LLC 210 University Blvd., Suite 500 Denver, CO 80206	First lien senior secured delayed draw term loan	S +	6.00%	11.41%	10/29/2026	506	498	500	0.25%
Western Veterinary Partners, LLC (6) 210 University Blvd., Suite 500 Denver, CO 80206	First lien senior secured revolving loan	S +	6.00%	11.41%	10/29/2026	24	0	0	0.00%
Western Veterinary Partners, LLC 210 University Blvd., Suite 500 Denver, CO 80206	First lien senior secured term loan	S +	6.00%	11.41%	10/29/2026	1,312	1,289	1,296	0.67%
							47,518	47,405	24.18%
Health care technology
AHR Intermediate, Inc (6) 1506 6th Avenue, Suite 3 Columbus, GA 31901	First lien senior secured delayed draw term loan	S +	5.00%	10.40%	7/29/2027	$117	$(1)	$(1)	0.00%
AHR Intermediate, Inc 1506 6th Avenue, Suite 3 Columbus, GA 31901	First lien senior secured revolving loan	S +	5.00%	10.40%	7/29/2027	150	12	14	0.01%
AHR Intermediate, Inc 1506 6th Avenue, Suite 3 Columbus, GA 31901	First lien senior secured term loan	S +	5.00%	10.40%	7/29/2027	1,454	1,439	1,441	0.74%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Millennia Patient Services, LLC 1121 Situs Court, Suite 200 Raleigh, NC 27606	First lien senior secured revolving loan	S +	7.00%	11.42%	3/8/2026	134	25	25	0.01%
Millennia Patient Services, LLC 1121 Situs Court, Suite 200 Raleigh, NC 27606	First lien senior secured term loan	S +	7.00%	11.42%	3/8/2026	988	975	976	0.49%
							2,450	2,455	1.25%
Household durables
Storm Smart Buyer LLC (6) 6182 Idlewild St. Fort Meyers, Florida 33966	First lien senior secured revolving loan	S +	6.00%	11.16%	4/5/2026	$131	$(2)	$(2)	0.00%
Storm Smart Buyer LLC 6182 Idlewild St. Fort Meyers, Florida 33966	First lien senior secured term loan	S +	6.00%	11.16%	4/5/2026	906	893	895	0.45%
Trademark Global, LLC 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured revolving loan	L +	8.00%	12.34%	7/30/2024	115	105	99	0.05%
Trademark Global, LLC 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured term loan	L +	8.00%	12.34%	7/30/2024	1,851	1,832	1,750	0.90%
							2,828	2,742	1.40%
Industrial Conglomerates
Hultec Buyer, LLC 1300 E. Berry Street Fort Worth, Texas 76119	First lien senior secured revolving loan	S +	6.00%	11.16%	3/31/2029	$140	$15	$15	0.01%
Hultec Buyer, LLC 1300 E. Berry Street Fort Worth, Texas 76119	First lien senior secured term loan	S +	6.00%	11.23%	3/31/2029	855	829	829	0.42%
							844	844	0.43%
Internet and direct marketing retail
Aquatic Sales Solutions, LLC 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured revolving loan	L +	7.00%	11.47%	12/18/2025	$188	$180	$178	0.09%
Aquatic Sales Solutions, LLC 950 Tower Lane, Suite 1000 Foster City, CA 94404	First lien senior secured term loan	L +	7.00%	11.40%	12/18/2025	2,509	2,472	2,447	1.25%
DealerOn Inc. (6) 7361 Calhoun Place, Suite 420 Rockville, MD 20855	First lien senior secured revolving loan	S +	6.00%	10.42%	11/19/2024	314	(2)	(2)	0.00%
DealerOn Inc. 7361 Calhoun Place, Suite 420 Rockville, MD 20855	First lien senior secured term loan	S +	6.00%	10.42%	11/19/2024	1,600	1,586	1,592	0.81%
							4,236	4,215	2.15%
IT services
ARC Healthcare Technologies, LLC 61 Broadway, Suite 1601 New York, NY 10006	First lien senior secured delayed draw term loan	S +	5.00%	10.54%	6/22/2025	$187	$17	$17	0.01%
ARC Healthcare Technologies, LLC (6) 61 Broadway, Suite 1601 New York, NY 10006	First lien senior secured revolving loan	S +	5.00%	10.54%	6/22/2025	75	(1)	(1)	0.00%
ARC Healthcare Technologies, LLC 61 Broadway, Suite 1601 New York, NY 10006	First lien senior secured term loan	S +	5.00%	10.54%	6/22/2025	1,407	1,393	1,395	0.71%
E-Phoenix Acquisition Co. Inc. 1185 Avenue of the Americas, 39th Floor New York, New York 10036	First lien senior secured revolving loan	L +	6.00%	10.67%	6/23/2027	75	14	14	0.01%
E-Phoenix Acquisition Co. Inc. 1185 Avenue of the Americas, 39th Floor New York, New York 10036	First lien senior secured term loan	L +	6.00%	10.91%	6/23/2027	1,427	1,413	1,416	0.72%
FreshAddress, LLC (6) 33 Irving Place, 3rd Floor New York, NY 10003	First lien senior secured revolving loan	L +	6.00%	10.66%	10/5/2025	30	0	0	0.00%
FreshAddress, LLC 33 Irving Place, 3rd Floor New York, NY 10003	First lien senior secured term loan	L +	6.00%	10.66%	10/5/2025	1,685	1,668	1,670	0.86%
Icreon Holdings, LLC (6) 434 W. 33rd St., 7th Floor New York, NY 10001	First lien senior secured revolving loan	S +	7.00%	11.66%	10/26/2027	23	(1)	0	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Icreon Holdings, LLC 434 W. 33rd St., 7th Floor New York, NY 10001	First lien senior secured term loan	S +	7.00%	11.66%	10/26/2027	366	358	358	0.18%
P and R Dental Strategies, LLC (6) 530 Fifth avenue, 23rd Floor New York, NY 10036	First lien senior secured revolving loan	S +	6.00%	10.92%	12/22/2026	23	0	0	0.00%
P and R Dental Strategies, LLC 530 Fifth avenue, 23rd Floor New York, NY 10036	First lien senior secured term loan	S +	6.00%	10.92%	12/22/2026	652	642	642	0.32%
							5,503	5,511	2.81%
Leisure equipment and products
MacNeill Pride Group Corp. 155 Franklin Road, Suite 250 Brentwood, TN 37027	First lien senior secured delayed draw term loan	S +	7.00%	11.66%	4/22/2026	$499	$451	$452	0.23%
MacNeill Pride Group Corp. 155 Franklin Road, Suite 250 Brentwood, TN 37027	First lien senior secured revolving loan	S +	7.00%	11.66%	4/22/2026	287	63	63	0.03%
MacNeill Pride Group Corp. 155 Franklin Road, Suite 250 Brentwood, TN 37027	First lien senior secured term loan	S +	7.00%	11.66%	4/22/2026	865	858	861	0.44%
Champion Motorsports Group, LLC (6) 1775 E. University Drive Tempe, AZ 85281	First lien senior secured revolving loan	S +	6.00%	11.41%	10/8/2026	56	(1)	(1)	0.00%
Champion Motorsports Group, LLC 1775 E. University Drive Tempe, AZ 85281	First lien senior secured term loan	S +	6.00%	11.41%	10/8/2026	1,684	1,657	1,656	0.85%
							3,028	3,031	1.55%
Leisure products
PHGP MB Purchaser, Inc. (6) N102 W19400 Willow Creek Way Germantown, WI 53022	First lien senior secured delayed draw term loan	S +	6.00%	11.16%	5/27/2027	$113	$(1)	$(1)	0.00%
PHGP MB Purchaser, Inc. N102 W19400 Willow Creek Way Germantown, WI 53022	First lien senior secured revolving loan	S +	6.00%	11.16%	5/20/2027	75	12	12	0.01%
PHGP MB Purchaser, Inc. N102 W19400 Willow Creek Way Germantown, WI 53022	First lien senior secured term loan	S +	6.00%	11.16%	5/20/2027	1,100	1,082	1,084	0.55%
							1,093	1,095	0.56%
Life sciences tools and services
Aptitude Health Holdings, LLC (6) 5901-C Peachtree Dunwoody Road NE, Suite 200 Atlanta GA 30328	First lien senior secured revolving loan	S +	5.00%	10.41%	5/3/2026	$267	$(3)	$(3)	0.00%
Aptitude Health Holdings, LLC 5901-C Peachtree Dunwoody Road NE, Suite 200 Atlanta GA 30328	First lien senior secured term loan	S +	5.00%	10.41%	5/3/2026	1,100	1,086	1,087	0.55%
							1,083	1,084	0.55%
Machinery
Abrasive Technology Intermediate, LLC 8400 Green Meadows Drive North Lewis Center, Ohio 43035	First lien senior secured revolving loan	L +	6.00%	11.24%	4/30/2026	$173	$32	$33	0.02%
Abrasive Technology Intermediate, LLC 8400 Green Meadows Drive North Lewis Center, Ohio 43035	First lien senior secured term loan	L +	6.00%	11.29%	4/30/2026	933	921	922	0.47%
DNS IMI Acquisition Corp (6) 1385 S M75 Boyne City, MI 49712	First lien senior secured delayed draw term loan	L +	6.00%	10.91%	11/23/2026	75	(1)	(1)	0.00%
DNS IMI Acquisition Corp 1385 S M75 Boyne City, MI 49712	First lien senior secured revolving loan	P +	5.00%	12.75%	11/23/2026	56	8	8	0.00%
DNS IMI Acquisition Corp 1385 S M75 Boyne City, MI 49712	First lien senior secured term loan	L +	6.00%	10.91%	11/23/2026	1,644	1,620	1,622	0.83%
Double E Company, LLC (6) 319 Manley Street West Bridgewater, Massachusetts 02379	First lien senior secured delayed draw term loan	S +	6.00%	11.05%	6/21/2028	49	0	0	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Double E Company, LLC 319 Manley Street West Bridgewater, Massachusetts 02379	First lien senior secured revolving loan	S +	6.00%	11.04%	6/21/2028	66	22	22	0.01%
Double E Company, LLC 319 Manley Street West Bridgewater, Massachusetts 02379	First lien senior secured term loan	S +	6.00%	11.05%	6/21/2028	1,047	1,038	1,040	0.53%
							3,640	3,646	1.86%
Media
ALM Media, LLC (6)(17) 150 East 42nd Street, Mezzanine Level New York, NY 10017	First lien senior secured revolving loan	L +	6.00%	11.16%	11/25/2024	$971	$(8)	$(4)	0.00%
ALM Media, LLC 150 East 42nd Street, Mezzanine Level New York, NY 10017	First lien senior secured term loan	L +	6.00%	11.16%	11/25/2024	2,435	2,412	2,422	1.24%
Exclusive Concepts, LLC 2001 Ross Avenue, Suite 4250 Dallas, Texas 75201	First lien senior secured delayed draw term loan	L +	6.00%	10.97%	12/9/2026	224	169	169	0.09%
Exclusive Concepts, LLC (6) 2001 Ross Avenue, Suite 4250 Dallas, Texas 75201	First lien senior secured revolving loan	L +	6.00%	11.15%	12/9/2026	23	0	0	0.00%
Exclusive Concepts, LLC 2001 Ross Avenue, Suite 4250 Dallas, Texas 75201	First lien senior secured term loan	L +	6.00%	11.15%	12/9/2026	625	615	616	0.31%
Infolinks Media Buyco, LLC (6) 305 East Ridgewood Avenue Ridgewood, New Jersey 07450	First lien senior secured delayed draw term loan	L +	6.00%	10.66%	11/1/2026	39	0	0	0.00%
Infolinks Media Buyco, LLC (6) 305 East Ridgewood Avenue Ridgewood, New Jersey 07450	First lien senior secured revolving loan	L +	6.00%	10.66%	11/1/2026	38	(1)	0	0.00%
Infolinks Media Buyco, LLC 305 East Ridgewood Avenue Ridgewood, New Jersey 07450	First lien senior secured term loan	L +	6.00%	10.66%	11/1/2026	1,149	1,132	1,134	0.57%
The Channel Company, LLC 1 Research Drive Suite 410A Westborough, MA 01581	First lien senior secured revolving loan	S +	6.00%	10.62%	11/1/2027	62	34	34	0.02%
The Channel Company, LLC 1 Research Drive Suite 410A Westborough, MA 01581	First lien senior secured term loan	S +	6.00%	10.66%	11/1/2027	2,341	2,308	2,317	1.18%
							6,661	6,688	3.41%
Metals and mining
Copperweld Group, Inc. 5141 Virginia Way Brentwood, TN 37027	First lien senior secured revolving loan	S +	6.00%	11.05%	9/27/2024	$462	$115	$120	0.06%
Copperweld Group, Inc. 5141 Virginia Way Brentwood, TN 37027	First lien senior secured term loan	S +	6.00%	11.16%	9/27/2024	2,279	2,234	2,263	1.16%
							2,349	2,383	1.22%
Personal products
Cosmetic Solutions, LLC 6101 Park Commerce Blvd. Boca Raton, FL 33487	First lien senior secured delayed draw term loan	S +	7.00%	11.42%	10/17/2025	$363	$359	$349	0.18%
Cosmetic Solutions, LLC (6) 6101 Park Commerce Blvd. Boca Raton, FL 33487	First lien senior secured revolving loan	S +	7.00%	11.42%	10/17/2025	344	(4)	(13)	(0.01)%
Cosmetic Solutions, LLC 6101 Park Commerce Blvd. Boca Raton, FL 33487	First lien senior secured term loan	S +	7.00%	11.42%	10/17/2025	2,776	2,740	2,671	1.36%
							3,095	3,007	1.53%
Pharmaceuticals
Bio Agri Mix Holdings Inc. (6)(7) 1 Toronto Street, Suite 401 Toronto, ON M5C 2V6	First lien senior secured revolving loan	C +	6.00%	10.78%	7/23/2026	$30	$0	$0	0.00%
Bio Agri Mix Holdings Inc. (6)(7) 1 Toronto Street, Suite 401 Toronto, ON M5C 2V6	First lien senior secured revolving loan	C +	6.00%	10.78%	7/23/2026	75	(1)	(1)	0.00%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Bio Agri Mix Holdings Inc. (7) 1 Toronto Street, Suite 401 Toronto, ON M5C 2V6	First lien senior secured term loan	C +	6.00%	10.78%	7/23/2026	1,241	973	906	0.46%
Formulated Buyer, LLC 11775 Starkey Road Largo, FL 33773	First lien senior secured delayed draw term loan	L +	5.00%	10.38%	9/22/2026	299	121	121	0.06%
Formulated Buyer, LLC 11775 Starkey Road Largo, FL 33773	First lien senior secured revolving loan	L +	5.00%	10.33%	9/22/2026	188	91	91	0.05%
Formulated Buyer, LLC 11775 Starkey Road Largo, FL 33773	First lien senior secured term loan	L +	5.00%	10.40%	9/22/2026	460	453	453	0.23%
							1,637	1,570	0.80%
Professional services
Stax Holding Company, LLC (6)(18) 699 Boylston Street One Exeter Plaza, 3rd Floor Boston, Massachusetts 02116	First lien senior secured revolving loan	L +	5.00%	10.16%	10/29/2026	$60	$(1)	$(1)	0.00%
Stax Holding Company, LLC 699 Boylston Street One Exeter Plaza, 3rd Floor Boston, Massachusetts 02116	First lien senior secured term loan	L +	5.00%	10.16%	10/29/2026	815	806	807	0.41%
							805	806	0.41%
Real estate management and development
BBG Intermediate Holdings, Inc. (19) 8300 Douglas Avenue Suite 600 Dallas, Texas 75225	First lien senior secured revolving loan	S +	7.00%	11.53%	1/8/2026	$233	$226	$222	0.11%
BBG Intermediate Holdings, Inc. 8300 Douglas Avenue Suite 600 Dallas, Texas 75225	First lien senior secured term loan	S +	7.00%	11.45%	1/8/2026	1,879	1,855	1,820	0.93%
MetaSource, LLC (6)67 West 13490 South, Suite 300 Draper, UT 84020	First lien senior secured delayed draw term loan	S +	6.00%	11.17%	5/17/2027	49	0	0	0.00%
MetaSource, LLC 67 West 13490 South, Suite 300 Draper, UT 84020	First lien senior secured revolving loan	S +	6.00%	11.17%	5/17/2027	75	14	15	0.01%
MetaSource, LLC 67 West 13490 South, Suite 300 Draper, UT 84020	First lien senior secured term loan	S +	6.00%	11.17%	5/17/2027	934	926	928	0.47%
							3,021	2,985	1.52%
Semiconductors and semiconductor equipment
Altamira Material Solutions, LP (6) 5005 Rockside Road, PH1300 Independence, Ohio 44131	First lien senior secured revolving loan	L +	6.00%	10.70%	9/2/2026	$45	$(1)	$(1)	0.00%
Altamira Material Solutions, LP 5005 Rockside Road, PH1300 Independence, Ohio 44131	First lien senior secured term loan	L +	6.00%	10.70%	9/2/2026	720	708	710	0.36%
							707	709	0.36%
Software
Affinitiv, Inc. (6) 400 Madison Avenue, Suite 3A New York NY 10017	First lien senior secured revolving loan	S +	7.00%	11.66%	8/26/2024	$248	$(2)	$(1)	0.00%
Affinitiv, Inc. 400 Madison Avenue, Suite 3A New York NY 10017	First lien senior secured term loan	S +	7.00%	11.66%	8/26/2024	2,260	2,241	2,248	1.15%
ShiftKey, LLC 55 W. Maple Road Birmingham, MI 48009	First lien senior secured revolving loan	S +	6.00%	10.62%	6/21/2027	110	43	43	0.02%
ShiftKey, LLC 55 W. Maple Road Birmingham, MI 48009	First lien senior secured term loan	S +	6.00%	10.91%	6/21/2027	3,731	3,698	3,719	1.90%
							5,980	6,009	3.07%
Specialty retail
Dykstra's Auto, LLC 161 Ottawa NW Suite 104 Grand Rapids, MI 49503	First lien senior secured delayed draw term loan	S +	6.00%	10.83%	10/22/2026	$186	$183	$183	0.09%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Dykstra's Auto, LLC (6) 161 Ottawa NW Suite 104 Grand Rapids, MI 49503	First lien senior secured revolving loan	P +	5.00%	12.25%	10/22/2026	38	(1)	(1)	0.00%
Dykstra's Auto, LLC 161 Ottawa NW Suite 104 Grand Rapids, MI 49503	First lien senior secured term loan	S +	6.00%	10.91%	10/22/2026	490	482	483	0.24%
Kaizen Auto Care, LLC 1920 W Deer Valley Road Phoenix, AZ 85027	First lien senior secured delayed draw term loan	S +	7.00%	11.69%	12/22/2026	223	219	220	0.11%
Kaizen Auto Care, LLC 1920 W Deer Valley Road Phoenix, AZ 85027	First lien senior secured delayed draw term loan	S +	7.00%	11.66%	12/22/2023	224	220	221	0.11%
Kaizen Auto Care, LLC 1920 W Deer Valley Road Phoenix, AZ 85027	First lien senior secured revolving loan	P +	5.00%	13.00%	12/22/2026	38	29	29	0.01%
Kaizen Auto Care, LLC 1920 W Deer Valley Road Phoenix, AZ 85027	First lien senior secured term loan	S +	7.00%	11.66%	12/22/2026	857	841	845	0.44%
Leonard Group, Inc. (6) 630 W Independence Blvd., Suite 3 Mt Airy, NC 27030	First lien senior secured revolving loan	S +	7.00%	11.66%	2/26/2026	234	(5)	(1)	0.00%
Leonard Group, Inc. 630 W Independence Blvd., Suite 3 Mt Airy, NC 27030	First lien senior secured term loan	S +	7.00%	11.66%	2/26/2026	1,559	1,542	1,550	0.79%
Pink Lily Holdings, LLC (6) 140 East 45th Street, 43rd Floor New York, NY 10017	First lien senior secured revolving loan	L +	7.00%	11.34%	11/16/2027	63	(1)	(1)	0.00%
Pink Lily Holdings, LLC 140 East 45th Street, 43rd Floor New York, NY 10017	First lien senior secured term loan	L +	7.00%	11.34%	11/16/2027	1,354	1,335	1,337	0.69%
Soccer Post Acquisition, LLC 303 Highway 35 Eatontown, New Jersey 07724	First lien senior secured delayed draw term loan	S +	6.00%	10.66%	6/30/2027	37	35	35	0.02%
Soccer Post Acquisition, LLC 303 Highway 35 Eatontown, New Jersey 07724	First lien senior secured revolving loan	S +	6.00%	10.60%	6/30/2027	38	33	33	0.02%
Soccer Post Acquisition, LLC 303 Highway 35 Eatontown, New Jersey 07724	First lien senior secured term loan	S +	6.00%	10.66%	6/30/2027	703	693	694	0.35%
							5,605	5,627	2.87%
Trading companies and distributors
AFC Industries, Inc. 3795 Port Union Road Fairfield, Ohio 45014	First lien senior secured delayed draw term loan	S +	6.00%	11.30%	4/9/2027	$351	$347	$342	0.17%
AFC Industries, Inc. 3795 Port Union Road Fairfield, Ohio 45014	First lien senior secured delayed draw term loan	S +	6.00%	11.24%	4/9/2027	128	127	125	0.06%
AFC Industries, Inc. 3795 Port Union Road Fairfield, Ohio 45014	First lien senior secured delayed draw term loan	S +	6.00%	11.21%	4/9/2027	106	103	103	0.05%
AFC Industries, Inc. (20) 3795 Port Union Road Fairfield, Ohio 45014	First lien senior secured revolving loan	S +	6.00%	11.30%	10/9/2026	156	65	63	0.03%
AFC Industries, Inc. 3795 Port Union Road Fairfield, Ohio 45014	First lien senior secured term loan	S +	6.00%	11.07%	4/9/2027	765	757	746	0.38%
Banner Buyer, LLC 1000 N. Century Avenue Kansas City, Missouri, 64120	First lien senior secured delayed draw term loan	S +	6.00%	10.66%	10/31/2025	568	564	567	0.29%
Banner Buyer, LLC 1000 N. Century Avenue Kansas City, Missouri, 64120	First lien senior secured revolving loan	S +	6.00%	10.66%	10/31/2025	370	71	72	0.04%
Banner Buyer, LLC 1000 N. Century Avenue Kansas City, Missouri, 64120	First lien senior secured term loan	S +	6.00%	10.66%	10/31/2025	1,368	1,356	1,360	0.70%
Empire Equipment Company, LLC 407 JeffreysLane Goldsboro, North Carolina 27530	First lien senior secured revolving loan	S +	6.00%	10.42%	1/17/2025	439	153	153	0.08%
Empire Equipment Company, LLC 407 JeffreysLane Goldsboro, North Carolina 27530	First lien senior secured term loan	S +	6.00%	10.43%	1/17/2025	1,545	1,530	1,532	0.79%
Montway LLC 666 Fifth Avenue, 36 Fl New York, NY 10103	First lien senior secured delayed draw term loan	S +	6.00%	11.54%	11/4/2025	673	664	664	0.34%

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Montway LLC (6) 666 Fifth Avenue, 36 Fl New York, NY 10103	First lien senior secured revolving loan	S +	6.00%	11.47%	11/4/2025	150	(2)	(2)	0.00%
Montway LLC 666 Fifth Avenue, 36 Fl New York, NY 10103	First lien senior secured term loan	S +	6.00%	11.47%	11/4/2025	714	703	704	0.36%
Shearer Supply, LLC Two Hickory Centre 1750 Valley View Lane #300 Farmers Branch, TX 75234	First lien senior secured revolving loan	P +	4.00%	12.00%	9/17/2027	113	88	90	0.05%
Shearer Supply, LLC Two Hickory Centre 1750 Valley View Lane #300 Farmers Branch, TX 75234	First lien senior secured term loan	P +	4.00%	12.25%	9/17/2027	922	907	922	0.47%
Triad Technologies, LLC 985 Falls Creek Drive Vandalia, Ohio 45377	First lien senior secured revolving loan	S +	6.00%	11.05%	6/8/2026	332	61	61	0.03%
Triad Technologies, LLC 985 Falls Creek Drive Vandalia, Ohio 45377	First lien senior secured term loan	S +	6.00%	11.15%	6/8/2026	1,352	1,326	1,330	0.67%
							8,820	8,832	4.51%
Water utilities
Diamondback Buyer, LLC 860 Gitts Run Road Hanover, Pennsylvania 17331	First lien senior secured revolving loan	S +	6.00%	10.45%	7/22/2026	$75	$40	$40	0.02%
Diamondback Buyer, LLC 860 Gitts Run Road Hanover, Pennsylvania 17331	First lien senior secured term loan	S +	6.00%	10.60%	7/22/2026	1,198	1,178	1,185	0.60%
							1,218	1,225	0.62%
Total non-controlled/non-affiliated senior secured debt							175,863	174,487	89.00%

Non-controlled/non-affiliated sponsor subordinated notes
Trading companies and distributors
Empire Equipment Company, LLC 407 Jeffreys Lane Goldsboro, North Carolina 27530	Sponsor subordinated note	12.50% + 7.00% PIK		19.50%	7/17/2025		$11	$12	0.01%
Shearer Supply, LLC Two Hickory Centre 1750 Valley View Lane #300 Farmers Branch, TX 75234	Sponsor subordinated note	12.50% + 7.00% PIK		19.50%	9/17/2027		5	6	0.00%
Total non-controlled/non-affiliated sponsor subordinated notes							16	18	0.01%
Total non-controlled/non-affiliated investments							$175,879	$174,505	89.01%

Non-controlled/affiliated investments
Multisector holdings
Twin Brook Equity Holdings, LLC (21)(22)(23)	Equity - 1.73% membership interest						$7,030	$9,592	4.89%
Twin Brook Segregated Equity Holdings, LLC (21)(22)(23)	Equity - 2.11% membership interest						14	18	0.01%
Total non-controlled/affiliated investments							$7,044	$9,610	4.90%
Total investments							$182,923	$184,115	93.91%

(1)	Unless otherwise indicated, all investments are considered Level 3 investments. Amounts shown in thousands for principal/par amount, amortized cost and fair value.
(2)	Unless otherwise indicated, all investments represent co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)	Principal/par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, Canadian Dollars (“C$”).
(4)	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.

(5)
Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the London Interbank Offered Rate (“LIBOR” or “L”), the Term Secured Overnight Financing Rate (“Term SOFR” or S”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually, quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of March 31, 2023, the reference rates for the floating rate loans were the 3 Month L of 5.19%, 3 Month CDOR of 5.03%, Term SOFR of 4.87% and the Prime Rate of 8.00%.

(6)
Represents revolvers and delayed draw term loans where the entire balance is unfunded as of March 31, 2023. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.

(7)
Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of March 31, 2023, non-qualifying assets (foreign investments and derivative contracts) represented approximately 2.95% of the total assets of the Company.

(8)	Principal balance includes reserve for letter of credit of $1,875 on which the borrower pays 5.75%.
(9)	Principal balance includes reserve for letter of credit of $15,654 on which the borrower pays 7.00%.
(10)	Principal balance includes reserve for letter of credit of $10,663 on which the borrower pays 5.50%.
(11)	Principal balance includes reserve for letter of credit of $2,145 on which the borrower pays 6.75%.
(12)	Principal balance includes reserve for letter of credit of $9,735 on which the borrower pays 6.00%.
(13)	Principal balance includes reserve for letter of credit of $2,851 on which the borrower pays 6.25%.
(14)	Principal balance includes reserve for letter of credit of $3,930 on which the borrower pays 7.00%.
(15)	Principal balance includes reserve for letter of credit of $3,337 on which the borrower pays 6.00%.
(16)	Principal balance includes reserve for letter of credit of $5,410 on which the borrower pays 7.50%.
(17)	Principal balance includes reserve for letter of credit of $141,677 on which the borrower pays 0.00%.
(18)	Principal balance includes reserve for letter of credit of $2,248 on which the borrower pays 5.00%.
(19)	Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.50%.
(20)	Principal balance includes reserve for letter of credit of $6,240 on which the borrower pays 6.25%.
(21)	As a practical expedient, the Company uses net asset value (“NAV”) to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(22)
Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of March 31, 2023, the aggregate fair value of these securities is $9,610 or 4.90% of the Company's net assets.

(23)	Non-income producing investment.
MANAGEMENT OF AGTB
Please refer to “Directors, Executive Officers and Corporate Governance” and “Executive Compensation” in Part III of AGTB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this Proxy Statement, for information relating to the management of AGTB.
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF AGTB
As of [ ], 2023, there were 9,672,358 shares of AGTB Common Stock outstanding. As of such date, to AGTB’s knowledge, there are no persons who would be deemed to “control” AGTB, as such term is defined in the 1940 Act.
The following tables sets forth, as of March 31, 2023, certain ownership information with respect to AGTB Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of the outstanding AGTB Common Stock and all officers and directors of AGTB, individually and as a group.
Unless otherwise indicated, AGTB believes that each beneficial owner set forth in the tables below has sole voting and investment power. AGTB’s directors in the table below are divided into two groups - interested directors and independent directors. Interested Directors are “interested persons” of AGTB as defined in Section 2(a)(19) of the 1940 Act. Unless otherwise indicated, the address of all AGTB executive officers and directors is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.

Shares Beneficially Owned
Name and Address	Number	Percentage (1)
Interested Trustees
Trevor Clark	—	—
Terrence Walters	—	—
Independent Trustees(2)
James E. Bowers	—	—
James N. Hallene	—	—
Lance A. Ludwick	—	—
Executive Officers who are not Trustees(2)
Jenny B. Neslin	—	—
Richa Gulati	—	—
All Executive Officers and Trustees as a group (7 persons)	—	—
5% Shareholders
Electricity Pensions Trustee Limited as Scheme Trustee for the Electricity Supply Pension Scheme (Manweb Group)(3)	1,227,287	13.4%
SPPS Trustee Limited as Trustee of the ScottishPower Pension Scheme(4)	3,639,542	39.8%
The Weir Group Pension Trust Limited as Trustee for the Weir Group Pension & Retirement Savings Scheme (5)	1,311,928	14.4%
AG Twin Brook BDC Holdings, Ltd(6)	2,962,418	32.4%
____________________________

(1)	Percentage of 9,672,358 outstanding AGTB Common Shares of the Company as of March 31, 2023.
(2)	The address for all of the Company’s executive officers and Trustees is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.
(3)	The address of Electricity Pensions Trustee Limited as Scheme Trustee for the Electricity Supply Pension Scheme (Manweb Group) is Elder House, St. Georges Business Park, 207 Booklands Road, Weybridge, KT13 0TS, United Kingdom.
(4)	The address of SPPS Trustee Limited as Trustee of the ScottishPower Pension Scheme is 320 St. Vincent Street, Glasgow, G2 5AD, United Kingdom.
(5)	The address of The Weir Group Pension Trust Limited as Trustee for the Weir Group Pension & Retirement Savings Scheme is 1 West Regent Street, Glasgow, G2 1AR, United Kingdom.
(6)	The investment adviser of AG Twin Brook BDC Holdings, Ltd., a Cayman Islands exempted company (“Holdings”), is the Advisor. Holdings disclaims beneficial ownership of the shares of Common Stock held by it except to the extent of its pecuniary interest therein. The address for Holdings is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Grand Cayman, Cayman Islands KY1-9005.

Dollar Range of Equity Securities Beneficially Owned by Directors
The following table sets forth the dollar range of AGTB’s equity securities beneficially owned by each of AGTB’s directors as of March 31, 2023. AGTB is not part of a “family of investment companies,” as that term is defined in Schedule 14A.

Name of Trustee	Dollar Range of Equity Securities in the Company(1)
Independent Trustees
James E. Bowers	None
James N. Hallene	None
Lance A. Ludwick	None
Interested Trustees
Trevor Clark	None
Terrence Walters	None
_____________________

(1)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000

EXPERTS
The consolidated financial statements of AGTB and its consolidated subsidiaries at December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 appearing in AGTB’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, located at 300 Madison Avenue, New York, NY 10017, as set forth in their report therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of TCAP and its consolidated subsidiaries for the year ended December 31, 2022 appearing in TCAP’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by PwC, independent registered public accounting firm, located at 300 Madison Avenue, New York, NY 10017, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Private BDC at December 31, 2022 appearing as Exhibit 99.1 in TCAP’s annual report on Form 10-K for the year ended December 31, 2022 have been audited by PwC, independent registered public accounting firm, located at 300 Madison Avenue, New York, NY 10017, as set forth in their report therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
OTHER MATTERS
No other matter is likely to come before each of the Special Meetings or may properly come before the Special Meetings.
SHAREHOLDERS SHARING AN ADDRESS
Only one copy of this document may be delivered to two or more shareholders of any of TCAP and AGTB who share an address, unless contrary instructions from one or more of such shareholders have been provided to TCAP or AGTB, as applicable.
On written or oral request, TCAP, will deliver promptly a separate copy of this document to a shareholder at a shared address to which a single copy of this document was delivered. TCAP Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of TCAP’s proxy statements and annual reports should provide oral or written notice to TCAP, as applicable, by calling TCAP collect at (212) 692-2011 or by writing to TCAP at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Secretary.
On written or oral request, AGTB will deliver promptly a separate copy of this document to a shareholder at a shared address to which a single copy of this document was delivered. AGTB Stockholders who wish to receive a separate copy of this document, or to receive a single copy if multiple copies were delivered, now or in the future, should submit their request by writing to AGTB or by calling AGTB collect at (212) 692-2011. Please direct your written requests to AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Corporate Secretary.
WHERE YOU CAN FIND MORE INFORMATION
Each of AGTB and TCAP file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information AGTB and TCAP file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
TCAP maintains a website at www.agtbcap.com and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Information contained on TCAP’s website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on TCAP’s website to be part of this Proxy Statement. You may also obtain such information, free of charge, and make shareholder inquiries by calling TCAP collect at (212) 692-2011 or by writing to TCAP at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Secretary.

You may obtain AGTB’s annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, and make shareholder inquiries by contacting AGTB at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Corporate Secretary or by calling collect at (212) 692-2011 .
INCORPORATION BY REFERENCE FOR TCAP
TCAP is allowed to “incorporate by reference” the information that it files with the SEC, which means TCAP can disclose important information to you by referring you to those documents.
This Proxy Statement/ and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:
•TCAP’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023;
•TCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023; and
•the description of TCAP Common Shares referenced in TCAP’s Registration Statement on Form 8-A (No. 001-56502), as filed with the SEC on December 13, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.
To obtain copies of these filings, see “Where You Can Find More Information.”
INCORPORATION BY REFERENCE FOR AGTB
AGTB is allowed to “incorporate by reference” the information that it files with the SEC, which means AGTB can disclose important information to you by referring you to those documents.
This Proxy Statement and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:
•AGTB’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023;
•AGTB’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2022 and December 31, 2021, filed with the SEC on March 17, 2023 and March 10, 2022, respectively;
•any description of shares of AGTB Common Stock contained in AGTB’s Annual Report.
To obtain copies of these filings, see “Where You Can Find More Information.”

ANNEX A
AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of this 19th day of May, 2023, by and between AG Twin Brook BDC, Inc. (the “Target Fund”), a Delaware corporation with its principal place of business at 245 Park Avenue, 26th Floor, New York, New York 10167, and AG Twin Brook Capital Income Fund (the “Surviving Fund”), a Delaware statutory trust with its principal place of business at 245 Park Avenue, 26th Floor, New York, New York 10167.
WHEREAS, each of the Target Fund and the Surviving Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Target Fund owns securities that are of the character in which the Surviving Fund is permitted to invest;
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and pursuant to the laws of the State of Delaware, the Target Fund will merge with and into the Surviving Fund, and each share of common stock, par value $0.001 per share, of the Target Fund (the “Target Fund Common Shares”) will be converted into the right to receive an amount in cash equal to the Target Fund Per Share NAV as provided herein, all upon the terms and conditions set forth in this Agreement (the “Merger”);
WHEREAS, the Board of Trustees of the Surviving Fund (the “Surviving Fund Board”), including a majority of trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act), has determined, among other things, with respect to the Surviving Fund, that this Agreement and the terms of the Merger are in the best interests of the Surviving Fund and will not result in the dilution of the interests of any its shareholders; and
WHEREAS, the Board of Directors of the Target Fund (the “Target Fund Board”), including a majority of directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act), has determined, among other things, with respect to the Target Fund, that this Agreement and the terms of the Merger are in the best interests of the Target Fund and will not result in the dilution of the interests of any its shareholders.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, covenant and agree as follows:
1DEFINITIONS
1.1     Certain Definitions. As used in this Agreement, the capitalized terms have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.
1.2    Terms Defined Elsewhere. As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:

Definition	Location
1933 Act	3.1(c)
1934 Act	3.1(c)
1940 Act	Recitals
Acceptable Confidentiality Agreement	4.11(a)
Adverse Recommendation Change	4.11(c)
Agreement	Preamble
Alternative Acquisition Agreement	4.10
BDC	Recitals
Certificate of Merger	2.1(e)
Closing	2.4
Closing Date	2.4
Closing Target Fund Net Asset Value	2.2
Code	2.5
Determination Date	2.2
Effective Time	2.1(e)
GAAP	3.1(j)
Investments	3.2(l)
IRS	3.1(j)
Merger	Recitals
Notice of a Superior Proposal	4.11(c)(i)
Notice Period	4.11(c)(ii)
Proxy Statement	3.1(i)
Representatives	3.2(q)
RIC	3.1(k)
Target Fund	Preamble
Target Fund Board	Recitals
Target Fund Common Shares	Recitals
Target Fund Recommendation	3.2(e)
Target Fund Requisite Vote	7.4
Target Fund Shareholder Meeting	4.2(a)
Termination Fee	11.5(a)(i)
SEC	3.1(b)
Surviving Fund	Preamble
Surviving Fund A&R Declaration of Trust	2.1(c)
Surviving Fund Board	Recitals
Surviving Fund Bylaws	2.1(c)
Surviving Fund Recommendation	3.1(e)
Surviving Fund Requisite Vote	7.4
Surviving Fund Shareholder Meeting	4.2(a)

2BASIC TRANSACTION
2.1    The Merger. Subject to the terms and conditions hereof and on the basis of the representations and warranties contained herein, and in accordance with the laws of the State of Delaware, at the Effective Time (as defined in Section 2.1(e)), the Target Fund shall be merged with and into the Surviving Fund in accordance with applicable law. The separate existence of the Surviving Fund shall continue unaffected and unimpaired by the Merger and it shall be governed by the laws of the State of Delaware.
(a)    At the Effective Time, as a result of the Merger and without any action on the part of the shareholders of the Target Fund or the shareholders of the Surviving Fund:
i.each Target Fund Common Share outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash equal to the Target Fund Per Share NAV, without interest; and
ii.all Target Fund Common Shares will no longer be outstanding and all Target Fund Common Shares will be cancelled and retired and will cease to exist.
(b)    The Target Fund Per Share NAV shall be appropriately adjusted (to the extent not already taken into account in determining the Closing Target Fund Net Asset Value) if, between the Determination Date and the Effective Time, the outstanding Target Fund Common Shares have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities has been authorized and declared with a record date within such period, as permitted by this Agreement.
(c)    The Amended and Restated Agreement and Declaration of Trust of the Surviving Fund as in effect immediately prior to the Effective Time shall be the Amended and Restated Agreement and Declaration of Trust of the Surviving Fund (the “Surviving Fund A&R Declaration of Trust”), unless and until amended in accordance with its terms and applicable law. The bylaws of the Surviving Fund as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Fund (the “Surviving Fund Bylaws”), unless and until amended in accordance with its terms and applicable law.
(d)    At the Effective Time, the Surviving Fund shall continue in existence, and, without further act or deed and in accordance with applicable law, shall succeed to and possess all of the rights, privileges and powers of the Target Fund, and all of the assets and property of whatever kind and character of the Target Fund shall vest in the Surviving Fund without further act or deed and in accordance with applicable law. The Surviving Fund shall be liable for all of the known and unknown liabilities and obligations of the Target Fund, and any claim or judgment against the Target Fund may be enforced against the Surviving Fund in accordance with applicable law.
(e)    Upon the terms and subject to the conditions of this Agreement, the parties shall cause the Merger to be consummated by filing, as applicable, a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware. The Merger shall become effective at such date and time as the Surviving Fund and the Target Fund shall agree and specify in the Certificate of Merger (the “Effective Time”).
(f)    On the Closing Date and in connection with the Closing, the Surviving Fund will satisfy the Target Fund’s obligations under the agreements specified on Schedule A-1.
2.2    Net Asset Value Calculation. The Target Fund shall deliver to the Surviving Fund a calculation of the net asset value of the Target Fund as of a date mutually agreed between the Surviving Fund and the Target Fund, such date to be no earlier than forty-eight hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by the Target Fund in preparing the calculation of the net asset value per share of the Target Fund Common Shares (with an accrual for any dividend declared by the Target Fund and not yet paid) (the “Closing Target Fund Net Asset Value”); provided, that the Target Fund shall update the calculation of the Closing Target Fund Net Asset Value in the event that the Closing is subsequently materially delayed or there is a material change to the Closing Target Fund Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing Target Fund Net Asset Value is determined within forty-eight hours (excluding Sundays and holidays) prior to the Effective Time; provided, further, that the Target Fund Board shall be required to approve, and the Chief Executive Officer, Chief Financial Officer or President (or any Vice President) of the Target Fund shall certify in writing to the Surviving Fund, the calculation of the Closing Target Fund Net Asset Value.
2.3    Reporting. Any reporting responsibility of the Target Fund is and shall remain the responsibility of the Target Fund up to the Closing Date.
2.4    Actions at Closing. At the closing of the transactions contemplated by this Agreement (the “Closing”) on the date mutually agreed to by the parties (the “Closing Date”), (i) the Target Fund will deliver to the Surviving Fund the various certificates and documents referred to in Section 6.1 below, (ii) the Surviving Fund will deliver to the Target Fund the various certificates and documents referred to in Section 5.1 below, and (iii) the Surviving Fund will make any filings or recordings required by Delaware law in connection with the Merger, including the filing of the Certificate of Merger.
2.5    Withholding Rights. The Surviving Fund and its agents or affiliates, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of Target Fund Common Shares such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable holder of Target Fund Common Shares.
3REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Surviving Fund. The Surviving Fund represents and warrants to the Target Fund that the statements contained in this Section 3.1 are correct and complete in all material respects as of the execution of this Agreement. The Surviving Fund represents and warrants to, and agrees with, the Target Fund that:
(a)    The Surviving Fund is a statutory trust duly organized and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware, has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.
(b)    The Surviving Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act and such election has not been revoked or rescinded and is in full force and effect. From the inception of its operations to the date hereof, the Surviving Fund has been in compliance in all material respects with the applicable provisions of the 1940 Act and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), except as previously disclosed in writing to the Target Fund.

(c)    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Surviving Fund of the transactions contemplated herein, except (i) such as have been obtained or will be obtained under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act, and (ii) such as may be required by state securities laws.
(d)    The Surviving Fund is not, and the execution, delivery and performance of this Agreement by the Surviving Fund will not result, in violation of the laws of the State of Delaware or of the Surviving Fund A&R Declaration of Trust or the Surviving Fund Bylaws, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Surviving Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Surviving Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Surviving Fund is a party or by which it is bound.
(e)    The Surviving Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Surviving Fund Board, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto. The Surviving Fund Board, by resolutions duly adopted by a unanimous vote at a meeting of all trustees of the Surviving Fund duly called and held or by unanimous written consent and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the terms of the Merger are in the best interests of the Surviving Fund and will not result in the dilution of the interests of any its shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Surviving Fund’s shareholders for adoption at the Surviving Fund Shareholder Meeting; and (iv) resolved to recommend that the Surviving Fund’s shareholders approve the Surviving Fund Matters (such recommendation, the “Surviving Fund Recommendation”).
(f)    No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Surviving Fund or any properties or assets held by it. The Surviving Fund knows of no facts that might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
(g)    The Surviving Fund has or will have, prior to the Effective Time, sufficient funds to pay the aggregate consideration contemplated by this Agreement.
(h)    No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of Surviving Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of the consummation of such transactions.
(i)    A proxy statement will be or will have been filed with the SEC in connection with the transactions contemplated hereby, and any supplement or amendment thereto or to the documents therein (as amended, the “Proxy Statement”), on the effective date of the Proxy Statement, at the time of the Target Fund Shareholder Meeting and the Surviving Fund Shareholder Meeting and at the Closing Date, insofar as it relates to the Surviving Fund (i) shall have complied or will comply in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 3.1(i) shall not apply to statements in, or omissions from, the Proxy Statement made in reliance upon and in conformity with information furnished by the Target Fund for use in the Proxy Statement.
(j)    The Surviving Fund has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid or made provision for the payment of all material Taxes shown thereon as arising, and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have been adequately reserved against under U.S. generally accepted accounting principles (“GAAP”). No material Tax Return of the Surviving Fund is currently under examination by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon the Surviving Fund for which the Surviving Fund does not have reserves that are adequate under GAAP.
(k)    The Surviving Fund will make a valid election to be treated as a regulated investment company (a “RIC”) under the Code, effective for its taxable year ending on December 31, 2023, and the Surviving Fund intends to continue to qualify annually thereafter for treatment as a RIC under the Code.
3.2    Representations and Warranties of the Target Fund. The Target Fund represents and warrants to the Surviving Fund that the statements contained in this Section 3.2 are correct and complete in all material respects as of the execution of this Agreement. The Target Fund represents and warrants to, and agrees with, the Surviving Fund that:
(a)    The Target Fund is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement. Each of the Target Fund’s wholly-owned and majority-owned subsidiaries are duly formed and validly existing under the laws of the State of its organization and is in good standing in the State of its organization, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement, as applicable.
(b)    The Target Fund is a non-diversified, closed-end management investment company that has elected to be regulated as BDC under the 1940 Act, and such election has not been revoked or rescinded and is in full force and effect. From the inception of its operations to the date hereof, the Target Fund has been in compliance in all material respects with the applicable provisions of the 1940 Act and the rules promulgated thereunder by the SEC, except as previously disclosed in writing to the Surviving Fund. The Target Fund’s investment operations from the inception of its operations to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in its applicable private placement memorandum, annual report to shareholders, if applicable, or other public document filed with the SEC, except as previously disclosed in writing to the Surviving Fund.

(c)    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated herein, except (i) such as have been obtained or will be obtained under the 1933 Act, the 1934 Act, and the 1940 Act, and (ii) such as may be required by state securities laws.
(d)    The Target Fund is not, and the execution, delivery and performance of this Agreement by the Target Fund will not result, in violation of the laws of the State of Delaware or of the Amended and Restated Certificate of Incorporation, as amended, of the Target Fund or the Bylaws, as amended, of the Target Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Target Fund will not result in the acceleration of any obligation, or the imposition of any fee, payment or penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Target Fund is a party or by which it is bound, except for those amounts paid or payable with respect to the Target Fund’s required termination of contracts, as listed on Schedule A-1.
(e)    The Target Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Target Fund Board, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto. The Target Fund Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Target Fund duly called and held or by unanimous written consent and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the terms of the Merger are in the best interests of the Target Fund and will not result in the dilution of the interests of any its shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Target Fund’s shareholders for adoption at the Target Fund Shareholder Meeting; and (iv) resolved to recommend that the Target Fund’s shareholders approve the Target Fund Matters (such recommendation, the “Target Fund Recommendation”).
(f)    At the Closing Date, the Target Fund will have good and marketable title to its assets held immediately before the Closing Date, which are free and clear of any material liens, pledges or encumbrances except those previously disclosed to the Surviving Fund.
(g)    No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Target Fund or any properties or assets held by it. The Target Fund knows of no facts that might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
(h)    There are no material contracts outstanding to which the Target Fund is a party that have not been disclosed in the Target Fund’s filings with the SEC or that have not otherwise been disclosed to the Surviving Fund prior to the date hereof.
(i)    The financial statements, including the consolidated statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments, of the Target Fund as of March 31, 2023 and for the fiscal year ended December 31, 2022, including the related notes, copies of which have been furnished to the Surviving Fund, fairly present in all material respects the financial condition, results of operations, cash flows and changes in net assets of the Target Fund as of such date and for such period then ended in accordance with GAAP consistently applied (except that unaudited financial statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), and the Target Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above, or those incurred in the ordinary course of its business, since March 31, 2023 and those incurred or to be incurred in connection with the Merger. Such financial statements of the Target Fund for the fiscal year ended December 31, 2022 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm to the Target Fund.
(j)    As of the Closing Date, the Target Fund will advise the Surviving Fund in writing of all known material liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued.
(k)    The Target Fund has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid or made provision for the payment of all material Taxes shown thereon as arising, and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have been adequately reserved against under GAAP. No material Tax Return of the Target Fund is currently under examination by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon the Target Fund for which the Target Fund does not have reserves that are adequate under GAAP.
(l)    As of immediately prior to the Effective Time, the Target Fund will have full right, power and authority to effect the transfer of, directly or indirectly, the Investments (as defined below) and any other assets and liabilities of the Target Fund to be transferred to the Surviving Fund pursuant to this Agreement, except as otherwise specified in this Agreement. Immediately prior to the Effective Time, the Target Fund will own the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Target Fund other than those that have been previously disclosed to the Surviving Fund, and without any restrictions upon the transfer thereof, including such restrictions as might arise under the 1933 Act. As used in this Agreement, the term “Investments” shall mean the Target Fund’s direct or indirect investments shown on the schedule of its investments as of March 31, 2023 referred to in Section 3.2(i) hereof, as supplemented with such changes as the Target Fund shall make after March 31, 2023, which changes shall be disclosed to the Surviving Fund in an updated schedule of investments, and changes resulting from stock dividends, stock splits, mergers and similar corporate actions through the Closing Date.
(m)    The books and records of the Target Fund made available to the Surviving Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Target Fund.
(n)    No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Target Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of the consummation of such transactions.
(o)    The Proxy Statement, on the effective date of the Proxy Statement, at the time of the Target Fund Shareholder Meeting and the Surviving Fund Shareholder Meeting and at the

Closing Date, insofar as it relates to the Target Fund (i) shall have complied or will comply in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 3.2(o) shall apply only to statements in, or omissions from, the Proxy Statement made in reliance upon and in conformity with information furnished by the Surviving Fund for use in the Proxy Statement.
(p)    The Target Fund has made a valid election to be treated as a RIC under the Code, has qualified for treatment as a RIC for each of its taxable years since the date of such election, has satisfied the distribution requirements imposed by Section 852(a) of the Code for each of such taxable years, and intends to qualify for treatment as a RIC under the Code for its taxable year ending on the Closing Date.
(q)    None of the Target Fund or any of its affiliates or subsidiaries or any of its or their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants or other advisors, representatives or agents (collectively, “Representatives”) is engaged in any discussions or negotiations with any person as of the execution of this Agreement with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal.
4COVENANTS
4.1    Operations in the Normal Course.
(a)    The Target Fund covenants to operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business includes, but is not limited to, capital calls, loan originations, purchases and sales of portfolio securities and the declaration and payment of customary distributions (including any Tax Dividend). Notwithstanding the foregoing, the Target Fund will manage its portfolio with the same approximate level of trading, turnover and leverage consistent with past practice, except to the extent discussed in advance with the Surviving Fund.
(b)    The Target Fund will provide required notice to the counterparties, or enter into amendments or termination agreements, with respect to those contracts listed on Schedule A-1 sufficient to terminate those contracts with respect to the Target Fund as of the Effective Time.
4.2    Shareholder Meetings.
(a)    The Target Fund and the Surviving Fund will mutually cooperate, using reasonable best efforts, to expeditiously prepare the Proxy Statement in preliminary form and file it with the SEC as soon as reasonably practicable. Each of the Target Fund and the Surviving Fund shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. The Proxy Statement shall include the Surviving Fund Recommendation and, except to the extent that the Target Fund Board shall have effected an Adverse Recommendation Change as permitted by Section 4.11, the Proxy Statement shall include the Target Fund Recommendation. The Proxy Statement will comply in all material respects with the applicable provisions of Section 14(a) of the 1934 Act, and the rules and regulations, respectively, thereunder. The Target Fund and the Surviving Fund will provide the materials and information necessary to prepare the Proxy Statement, for inclusion therein, in connection with the meeting of the Target

Fund’s shareholders to consider the approval of the Target Fund Matters (the “Target Fund Shareholder Meeting”) and the meeting of the Surviving Fund’s shareholders to consider the approval of the Surviving Fund Matters (the “Surviving Fund Shareholder Meeting”). If, at any time prior to the Effective Time, the Target Fund or the Surviving Fund becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated in the Proxy Statement or necessary to make the statements made not misleading in light of the circumstances under which they were made, the Target Fund or the Surviving Fund, as applicable, shall notify the other party, and the Target Fund and the Surviving Fund shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to the Target Fund’s shareholders and the Surviving Fund’s shareholders appropriate disclosure with respect to the item.
(b)    As soon as reasonably practicable following the date on which the definitive version of the Proxy Statement is first mailed to the Target Fund’s shareholders, unless the Target Fund Board has withdrawn the Target Fund Recommendation in compliance with Section 4.11, the Target Fund shall hold the Target Fund Shareholder Meeting, and shall submit to its shareholders at the Target Fund Shareholder Meeting the Target Fund Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its shareholders in order to carry out the transactions contemplated herein. The Target Fund shall use reasonable best efforts to obtain from the Target Fund’s shareholders their approval of the Target Fund Matters, on the terms and conditions set forth in this Agreement, including, subject to Section 4.11, by providing to the Target Fund’s shareholders the Target Fund Recommendation.
(c)    As soon as reasonably practicable following the date on which the definitive version of the Proxy Statement is first mailed to the Surviving Fund’s shareholders, the Surviving Fund shall hold the Surviving Fund Shareholder Meeting, and shall submit to its shareholders at the Surviving Fund Shareholder Meeting the Surviving Fund Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its shareholders in order to carry out the transactions contemplated herein. The Surviving Fund shall use reasonable best efforts to obtain from the Surviving Fund’s shareholders their approval of the Surviving Fund Matters, on the terms and conditions set forth in this Agreement, including by providing to the Surviving Fund’s shareholders the Surviving Fund Recommendation.
(d)    From and after the date hereof, the Target Fund and the Surviving Fund will reasonably cooperate with respect to fees, expenses, budgets and strategy regarding the proxy solicitation.
(e)    The Target Fund and the Surviving Fund will provide the other party and its Representatives reasonable access to accurate information with regard to the proxy solicitation process including, but not limited to, costs, interim voting results and solicitation communications.
(f)    The Target Fund and the Surviving Fund will provide the other party all reports from any proxy solicitation agent as soon as reasonably practicable after such reports are made available to the Target Fund or the Surviving Fund, as applicable.
4.3    Regulatory Filings.
(a)    Subject to the provisions of this Agreement, the Target Fund and the Surviving Fund will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions. In furtherance (but not in limitation) of the foregoing, each of the Target Fund and the Surviving Fund shall as promptly as practicable file any required applications, notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(b)    The Surviving Fund will obtain the approvals and authorizations required of it by the 1933 Act and the 1940 Act and such state securities laws as it may deem appropriate in order to continue with its operations after the Closing Date.
(c)    The Target Fund will obtain the approvals and authorizations required of it by the 1933 Act and the 1940 Act and such state securities laws as it may deem appropriate to consummate the Merger, and take all other actions reasonably necessary to obtain any approvals required to complete the transactions contemplated by this Agreement.
4.4    Preservation of Assets. The Surviving Fund agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Target Fund to be acquired in the Merger, except for dispositions made in the ordinary course of business.
4.5    Tax Matters.
(a)    Each of the Surviving Fund and Target Fund agrees that by the Closing Date all of their respective Tax Returns required to be filed on or before such date shall have been filed and all Taxes shown as due on such Tax Returns shall either have been paid or adequate liability reserves shall have been provided for the payment of such Taxes.
(b)    Without limiting the foregoing, the Surviving Fund will file all Tax Returns of the Target Fund and the Surviving Fund (including as successor-by-merger to the Target Fund after the Closing) due on or after the Closing Date, provided, that, with respect to any Tax Return filings made by the Target Fund after the date of this Agreement and before the Closing, the Surviving Fund shall have the right to review and approve such Tax Returns (such approval shall be timely provided and shall not be unreasonably withheld by the Surviving Fund) and the Surviving Fund shall be provided with a reasonable amount of review time before the submission of those filings and, provided, further, that for any Tax Returns filed after the Closing by the Surviving Fund as successor-by-merger with respect to the Target Fund for periods before the Merger, the Target Fund agrees to provide the information and certifications to the Surviving Fund as agreed by the parties in writing.
(c)    Each of the Surviving Fund and the Target Fund shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes for pre-Closing Tax periods.
(d)    Prior to the Effective Time, the Target Fund shall, if necessary, declare a Tax Dividend with respect to all taxable years ending on or prior to the Closing Date. After the Effective Time, the Surviving Fund, on behalf of the Target Fund, will distribute to the former shareholders of the Target Fund any such Tax Dividend that was declared, but not paid, by the Target Fund.
(e)    The Surviving Fund agrees to retain for a period of seven years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Target Fund for its final taxable year and for all prior taxable periods.
(f)    Any information obtained under this Section 4.5 shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

4.6    Shareholder List. Prior to the Closing Date, the Target Fund shall have made arrangements with its transfer agent to deliver to the Surviving Fund a list of the names and addresses of all of the holders of record of Target Fund Common Shares on the Closing Date and the respective number of Target Fund Common Shares owned by each such shareholder, certified by an executive officer of the Target Fund to the best of his or her knowledge and belief.
4.7    [Reserved.]
4.8    RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, each of the Target Fund and the Surviving Fund shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of the other party, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Target Fund or the Surviving Fund (as applicable) to fail to qualify as a RIC under the Code.
4.9    Withdrawal of Election to be Regulated as a BDC. The Surviving Fund undertakes that, if the Merger is consummated, it will file, or cause its agents to file, a notification of withdrawal of the Target Fund’s election to be subject to Sections 55 through 65 of the 1940 Act filed pursuant to Section 54(c) of the 1940 Act.
4.10    No Solicitation. Prior to the Effective Time, subject to Section 4.11, the Target Fund shall not, and shall cause its affiliates, subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer with respect to any Takeover Proposal; (ii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any person (other than the Surviving Fund or its affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iii) cause or permit the Target Fund to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, transaction agreement, option agreement, joint venture agreement, partnership agreement or other contract (each, an “Alternative Acquisition Agreement”), except for an Acceptable Confidentiality Agreement, in each case constituting or related to, or which is intended to or is reasonably likely to lead to, or is in connection with, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant (x) any approval pursuant to any Takeover Statute to any person (other than the Surviving Fund or its affiliates) or with respect to any transaction (other than the transactions contemplated herein) or (y) unless required by applicable duties, any waiver or release under any standstill or any similar agreement with respect to equity securities of the Target Fund; provided, however, that notwithstanding the foregoing, the Target Fund (A) may inform persons of the provisions contained in this Section 4.10 and (B) shall be permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to equity securities of the Target Fund in order to allow such third party to confidentially submit a Takeover Proposal.
4.11    Takeover Proposals.
(a)    If, on or after the date of this Agreement and at any time prior to the time the approval of the Target Fund’s shareholders with respect to the Target Fund Matters is obtained: (i) the Target Fund receives an unsolicited bona fide Takeover Proposal (under circumstances in which the Target Fund has complied in all material respects with the provisions of Section 4.10) and (ii) the Target Fund Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the Target Fund directors under applicable law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal, then the Target Fund may engage in negotiations or discussions with such person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a person who has made such Takeover Proposal if the Target Fund (A) receives from such person an executed confidentiality agreement with customary terms (including a standstill) (an “Acceptable Confidentiality Agreement”) and (B) provides the Surviving Fund a copy of all such information that has not previously been delivered to the Surviving Fund simultaneously with delivery to such person (or such person’s Representatives or affiliates).
(b)    The Target Fund shall as promptly as reasonably practicable (and in any event within twenty-four hours after receipt): (i) notify the Surviving Fund in writing of any request for information, Takeover Proposal or inquiry and the terms and conditions of such request, Takeover Proposal or inquiry and (ii) provide to the Surviving Fund copies of any written materials received by the Target Fund or its affiliates or Representatives in connection with any of the foregoing, and the identity of the person (or group of persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Target Fund agrees that it shall keep the Surviving Fund informed on a reasonably current basis of the status and the material terms and conditions of any such request, Takeover Proposal or inquiry and keep the Surviving Fund informed on a reasonably current basis of any information requested of or provided by the Target Fund and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.
(c)    Except as expressly permitted by this Section 4.11(c), neither the Target Fund nor the Target Fund Board shall: (i)(A) withdraw or qualify (or modify or amend in a manner adverse to the Surviving Fund), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to the Surviving Fund), the approval, adoption, recommendation or declaration of advisability by the Target Fund Board of the Target Fund Matters, including the Target Fund Recommendation, or (B) take any action or make any statement, filing or release, in connection with the Target Fund Shareholder Meeting or otherwise, inconsistent with the Target Fund Recommendation (any action described in the preceding clauses (A) and (B) referred to as an “Adverse Recommendation Change”), or (ii) cause or permit the Target Fund to execute or enter into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement), or resolve, agree or propose to take any such actions. Notwithstanding the immediately preceding sentence, at any time prior to the time the approval of the Target Fund’s shareholders with respect to the Target Fund Matters is obtained, in respect of a Superior Proposal received by the Target Fund after the date of this Agreement on an unsolicited basis (under circumstances in which the Target Fund has complied in all material respects with the provisions of Section 4.10), if the Target Fund Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to be a breach of the standard of conduct applicable to the Target Fund directors under applicable law, the Target Fund Board may (i) effect an Adverse Recommendation Change or (ii) cause or permit the Target Fund to terminate this Agreement in accordance with Section 11.4 and concurrently enter into a binding Alternative Acquisition Agreement with respect to such Superior Proposal; provided, that the Target Fund Board shall not take the actions described in the preceding clauses (i) or (ii) until and unless the Target Fund has:
(i)    promptly provided to the Surviving Fund a written notice (a “Notice of a Superior Proposal”) (A) advising the Surviving Fund that the Target Fund Board has received a Superior Proposal, (B) specifying in reasonable detail the material terms and conditions of such Superior Proposal, including a copy of all written materials provided to or by the Target Fund in connection with such Superior Proposal (unless previously provided to the Surviving Fund), and (C) identifying the person making such Superior Proposal;
(ii)    after providing such notice and prior to effecting such Adverse Recommendation Change or terminating this Agreement pursuant to Section 11.4, the Target Fund has cooperated and negotiated in good faith with the Surviving Fund (to the extent the Surviving Fund desires to negotiate) during the five calendar day period (such period, the “Notice Period”) following the Surviving Fund’s receipt of the Notice of a Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new notice and a new Notice Period (which, subsequent to the initial Notice Period, shall be reduced to two calendar days rather than five calendar days)) to make such adjustments in the terms and conditions of this Agreement that the Target Fund Board determines, in good faith after consultation with its outside legal counsel and financial advisor, would obviate the need for the Target Fund to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 11.4; and
(iii)    following the end of the Notice Period and prior to such action, the Target Fund Board has determined, in its reasonable good faith judgment after consultation with its outside legal counsel and financial advisor, and after giving effect to any proposed adjustments to the terms of this Agreement, that (A) such Superior Proposal remains a Superior Proposal and (B) the failure to take such action would be reasonably likely to be a breach of the standard of conduct applicable to the Target Fund directors under applicable law.
(d)    Nothing contained in this Agreement shall be deemed to prohibit the Target Fund from (i) complying with its disclosure obligations under applicable U.S. federal or state law with regard to any Takeover Proposal or (ii) making any disclosure to the Target Fund’s shareholders if, after consultation with its outside legal counsel, the Target Fund determines that such disclosure would be required under applicable law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the 1934 Act) shall be deemed to be an Adverse Recommendation Change unless the Target Fund Board expressly publicly reaffirms the Target Fund Recommendation (A) in such communication or (B) within three business days after being requested in writing to do so by the Surviving Fund.
5CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE TARGET FUND
The obligations of the Target Fund to consummate the transactions provided for herein shall be subject, at the Target Fund’s election, to the following conditions:
5.1    Certificates and Statements by the Surviving Fund. The Surviving Fund shall have furnished to the Target Fund a certificate signed by its Chief Executive Officer, Chief Financial Officer or President (or any Vice President), dated the Closing Date, certifying that as of the Closing Date, all representations and warranties made by the Surviving Fund in this Agreement are true and correct in all material respects as if made at and as of such date and the Surviving Fund has materially complied with all of the agreements and materially satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.
5.2    Merger Litigation. There shall be no material litigation pending or threatened that claims the proposed Merger is not permitted or authorized, was not validly approved or otherwise would not be valid or legally consummated.

6CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND
The obligations of the Surviving Fund to consummate the transactions provided for herein shall be subject, at the Surviving Fund’s election, to the following conditions:
6.1    Certificates and Statements by the Target Fund.
(a)    The Target Fund shall have furnished a certificate executed by its Chief Executive Officer, Chief Financial Officer or President (or any Vice President) and its Treasurer, dated the Closing Date, certifying that there has been no material adverse change in its financial position since March 31, 2023, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.
(b)    The Target Fund shall have furnished to the Surviving Fund a certificate signed by its Chief Executive Officer, Chief Financial Officer or President (or any Vice President), dated as of the Closing Date, certifying that as of the Closing Date, all representations and warranties made by the Target Fund in this Agreement are true and correct in all material respects as if made at and as of such date and that the Target Fund has materially complied with all of the agreements and materially satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.
6.2    Merger Litigation. There shall be no material litigation pending or threatened that claims the proposed Merger is not permitted or authorized, was not validly approved or otherwise would not be valid or legally consummated.
6.3    Custodian’s Certificate. The Target Fund’s custodian shall have delivered to the Surviving Fund a certificate identifying all of the assets of the Target Fund held or maintained by such custodian as of the Determination Date.
6.4    Books and Records. The Target Fund’s transfer agent shall have provided to the Surviving Fund (i) the originals or true copies of all of the records of the Target Fund in the possession of such transfer agent as of the Closing Date, (ii) a certificate setting forth the number of Target Fund Common Shares outstanding as of the Closing Date, and (iii) the name and address of each holder of record of Target Fund Common Shares and the number of Target Fund Common Shares held of record by each such shareholder.
6.5    Net Asset Value Determination. The determination of the Closing Target Fund Net Asset Value shall have been completed in accordance with Section 2.2.
7FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF SURVIVING FUND AND TARGET FUND
If any of the conditions set forth below have not been satisfied on or before the Closing Date each of Target Fund and the Surviving Fund shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement provided that the terminating party has used its reasonable commercial efforts to satisfy its obligations and the conditions set forth in this Agreement:
7.1    No Injunctions or Restraints; Illegality.
(a)    The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Target Fund or would prohibit the Merger.
(b)    On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Target Fund or the Surviving Fund from completing the transactions contemplated by this Agreement.
(c)    On the Closing Date, no law shall be in effect that restrains or enjoins the Target Fund or the Surviving Fund from completing the transactions contemplated by this Agreement.
7.2    Consents. All of the consents of other parties referenced on Schedule A-2 have been obtained, or the applicable contract has been terminated in respect of the Target Fund without cost to the Target Fund, the Surviving Fund or any of the Surviving Fund’s affiliates.
7.3    Regulatory Orders. The Surviving Fund shall have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.
7.4    Shareholder Approvals. (a) The Target Fund Matters shall have been approved by at least a majority of the outstanding Target Fund Common Shares entitled to vote thereon at the Target Fund Shareholder Meeting (the “Target Fund Requisite Vote”), and (b) the Surviving Fund Matters shall have been approved by at least a majority of the outstanding common shares of beneficial interest, par value $0.001 per share, of the Surviving Fund entitled to vote thereon at the Surviving Fund Shareholder Meeting (the “Surviving Fund Requisite Vote”).
8EXPENSES AND TRANSFER TAXES
8.1    Payment of Expenses. Notwithstanding the provisions of Section 11.5, all reasonable third party expenses associated with the negotiation, preparation and execution of this Agreement and documents in furtherance of the transactions contemplated hereby shall be borne by the Surviving Fund.
8.2    Transfer Taxes. Other than Taxes imposed upon holders of Target Fund Common Shares, the Surviving Fund will pay all (a) transfer, stamp and documentary Taxes and (b) sales, use, gains, real property transfer and other similar Taxes, in each case arising out of or in connection with this Agreement.
9COOPERATION FOLLOWING CLOSING DATE
In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party. The Target Fund acknowledges and agrees that from and after the Closing Date, the Surviving Fund shall be entitled to possession of all documents, books, records, agreements and financial data of any sort pertaining to the Target Fund.
10ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND AGREEMENTS
10.1    Entire Agreement. The Surviving Fund and the Target Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement and the other documents delivered in connection with this Agreement constitute the entire agreement between the parties.

10.2    Survival of Warranties and Agreements. The covenants to be performed after the Closing by the Surviving Fund shall survive the Closing. All other representations, warranties and covenants to be performed prior to or at the Closing contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.
11TERMINATION AND WAIVERS
11.1    Termination by Mutual Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing Date by mutual agreement of the Target Fund and the Surviving Fund.
11.2    Termination by Surviving Fund or Target Fund. This Agreement may be terminated by either the Target Fund or the Surviving Fund at its option at or prior to the Closing Date because:
(a)    of a material breach by the other party of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date; provided, that such other party shall have been given a period of thirty days from the date of notice of such breach to cure such breach and shall have failed to do so;
(b)    the Effective Time does not occur on or prior to May 19, 2024;
(c)    any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 11.2(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied;
(d)    the shareholders of the Target Fund shall have failed to approve the Target Fund Matters by the Target Fund Requisite Vote at the Target Fund Shareholder Meeting; or
(e)    the shareholders of the Surviving Fund shall have failed to approve the Surviving Fund Matters by the Surviving Fund Requisite Vote at the Surviving Fund Shareholder Meeting.
11.3    Termination by Surviving Fund. This Agreement may be terminated by the Surviving Fund at its option at or prior to the Closing Date if:
(a)    prior to obtaining approval of the Target Fund Matters by the shareholders of the Target Fund (A) an Adverse Recommendation Change shall have occurred, (B) the Target Fund shall have entered into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (C) the Target Fund shall have failed to include in the Proxy Statement the Target Fund Recommendation, (D) a Takeover Proposal is publicly announced and the Target Fund fails to issue, within ten business days after such Takeover Proposal is announced, a press release that reaffirms the Target Fund Recommendation or (E) a tender or exchange offer relating to any Target Fund Common Shares shall have been commenced by a third party and the Target Fund shall not have sent to its shareholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Target Fund Board recommends rejection of such tender or exchange offer; or
(b)    the Target Fund breaches, in any material respect, its obligations under Section 4.10 or Section 4.11.

11.4    Termination by Target Fund. This Agreement may be terminated by the Target Fund prior to the time the approval of the Target Fund’s shareholders with respect to the Target Fund Matters is obtained, if (a) the Target Fund is not in material breach of any of the terms of this Agreement, (b) the Target Fund Board authorizes the Target Fund, subject to complying with the terms of this Agreement (including Section 4.11(c)), to enter into, and the Target Fund enters into, an Alternative Acquisition Agreement with respect to a Superior Proposal and (c) the third party that made such Superior Proposal, prior to such termination, pays to the Surviving Fund in immediately available funds any fees required to be paid pursuant to Section 11.5.
11.5    Termination Fee.
(a)    If this Agreement is terminated:
(i)    by the Target Fund pursuant to Section 11.4, then, prior to, and as a condition to such termination, the Target Fund shall cause the third party that made the applicable Superior Proposal (or its designee) to pay the Surviving Fund, subject to applicable law, a non-refundable fee in an amount equal to $5.9 million, which is equal to approximately 3.0% of the net asset value of the Target Fund as of March 31, 2023 (the “Termination Fee”) as liquidated damages and full compensation hereunder; or
(ii)    by the Surviving Fund or the Target Fund pursuant to Sections 11.2(b) or 11.2(d) or the Surviving Fund pursuant to Section 11.2(a) (solely to the extent that the Target Fund has committed a willful or intentional breach), and (A) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Sections 11.2(a) or 11.2(b), prior to the date of such termination and (2) with respect to any termination pursuant to Section 11.2(d), prior to the time of the duly held Target Fund Shareholder Meeting, and (B) the Target Fund enters into a definitive contract with respect to such Takeover Proposal within nine months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such nine-month period), then, within two business days after the date that such Takeover Proposal is consummated, the Target Fund shall cause the third party that made such Takeover Proposal (or its designee) to pay the Surviving Fund, subject to applicable law, the Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 11.5(a)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Annex A, except that references to “25%” will be deemed to be references to “50%.”
The Termination Fee shall be paid by wire transfer of immediately available funds to the Surviving Fund or, at the election of the Surviving Fund, to one of its subsidiaries, to an account designated in writing to the Target Fund by the Surviving Fund if the Surviving Fund shall have furnished to the Target Fund wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the Termination Fee becomes payable and is paid pursuant to this Section 11.5(a), the Termination Fee shall be the Surviving Fund’s sole and exclusive remedy for monetary damages under this Agreement.
(b)    The parties acknowledge that the agreements contained in this Section 11.5 are an integral part of the transactions contemplated hereby, that without these agreements each party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 11.5 do not constitute a penalty.
11.6    Effect of Termination. In the event of termination of this Agreement by either the Target Fund or the Surviving Fund as provided in this Article 11, this Agreement shall forthwith become void and have no effect, and none of the Surviving Fund, the Target Fund, any of their respective affiliates or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated here, except that Articles 10 through 15 (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the transactions contemplated herein when such party was obligated to do so in accordance with the terms hereof.
11.7    Waiver. At any time before the Closing Date, any of the terms or conditions of this Agreement may be waived by either the Target Fund Board or the Surviving Fund Board (whichever is entitled to the benefit thereof) to the extent legally allowed, and if, in the judgment of such board after consultation with fund counsel, such action or waiver will not have a material adverse effect on the benefits intended in this Agreement to the shareholders of their respective fund, on behalf of which such action is taken. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
12MATERIAL PROVISIONS
All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
13AMENDMENTS
This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Target Fund and the Surviving Fund at any time before or after approval of the Target Fund Matters by the Target Fund’s shareholders or the Surviving Fund Matters by the Surviving Fund’s shareholders; provided, however, that after any approval of the Target Fund Matters by the Target Fund’s shareholders or the Surviving Fund Matters by the Surviving Fund’s shareholders, there may not be, without further approval of the applicable party’s shareholders, any amendment of this Agreement that requires such further approval under applicable law.
14NOTICES
Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., email), personal service or prepaid or certified mail addressed to the Surviving Fund or the Target Fund, at its address set forth in the preamble to this Agreement, in each case to the attention of its Chief Executive Officer or President.
15MISCELLANEOUS
15.1    Enforceability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

15.2    Headings. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
15.3    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
15.4    Governing Law and Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware. Each of the parties hereto: (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Superior Court of the State of Delaware)) with respect to all proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (b) irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in such courts and irrevocably and unconditionally waives the defense of an inconvenient forum with respect to such a proceeding in such courts and (c) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
15.5    Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.
AG TWIN BROOK BDC, INC.
By:    /s/ Terrence Walters
Name:    Terrence Walters
Title:    Chief Financial Officer and Treasurer
AG TWIN BROOK CAPITAL INCOME FUND
By:    /s/ Terrence Walters
Name:    Terrence Walters
Title:    Chief Financial Officer and Treasurer

ANNEX A
Certain Definitions

“Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, the Target Fund or any of its subsidiaries or by any of their respective affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of the Target Fund or more than 75% of the assets of the Target Fund on a consolidated basis (i) on terms which the Target Fund Board determines in good faith to be superior for the shareholders of the Target Fund (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the transactions contemplated herein (after giving effect to any alternative proposed by the Surviving Fund in accordance with Section 4.11(c)), (ii) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (iii) in respect of which any required financing has been determined in good faith by the Target Fund Board to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.
“Surviving Fund Matters” means (i) the approval of the Merger and (ii) any other matters required to be approved or adopted by the shareholders of the Surviving Fund in order to effect the Merger.
“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any person or group of persons (other than the Surviving Fund or any of its affiliates) (i) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving the Target Fund or any of the Target Fund’s subsidiaries, as applicable, or (ii) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (a) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of the Target Fund and the Target Fund’s subsidiaries, taken as a whole, or (b) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, the Target Fund or in any of the Target Fund’s subsidiaries, in each case, other than the transactions contemplated herein.
“Takeover Statutes” mean any restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law.
“Target Fund Matters” means (i) the approval of the Merger and (ii) any other matters required to be approved or adopted by the shareholders of the Target Fund in order to effect the Merger.
“Target Fund Per Share NAV” means the quotient of (i) the Closing Target Fund Net Asset Value divided by (ii) the number of Target Fund Common Shares issued and outstanding as of the Determination Date.
“Tax” or “Taxes” means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any taxing authority (whether domestic or foreign, including any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.
“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to the Target Fund’s shareholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.
“Tax Return” means (i) any report, return, form, information statement, declaration or filing required or permitted to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, and any amendments thereof or attachments thereto including, where permitted or required, consolidated, combined or unitary returns for any group of entities and (ii) any Form 1099 or other information report required to be supplied to shareholders or other payment recipients with respect to Taxes.

SCHEDULE A-1

SCHEDULE A-2

[PRELIMINARY – SUBJECT TO COMPLETION]

VOTE BY PHONE - (212) 692-2011
Transmit your voting instructions by telephone up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Attn: General Counsel & Secretary, c/o AG Twin Brook Capital Income Fund, 245 Park Avenue, Fl. 26, New York, NY 10167

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

[PRELIMINARY – SUBJECT TO COMPLETION]

The Board of Trustees recommends you vote FOR the following proposal:

	For	Against	Abstain
1. To approve the Transaction Proposal pursuant to which (i) AG Twin Brook BDC, Inc. will merge with and into AG Twin Brook Capital Income Fund (TCAP), with TCAP continuing as the surviving company and as an affiliate of Angelo Gordon.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) 0

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

[PRELIMINARY – SUBJECT TO COMPLETION]

AG TWIN BROOK CAPITAL INCOME FUND
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
SPECIAL MEETING OF SHAREHOLDERS
[ ], 2023

The shareholder(s) hereby appoint(s) Trevor Clark and Jenny B. Neslin, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of beneficial interest of AG Twin Brook Capital Income Fund that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders. The Special Meeting of Shareholders will be held at the offices of the Company's adviser at 111 South Wacker Drive, 36th Floor, Chicago, IL 60606, on [ ], 2023, at [ ], Central Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED ON THE REVERSE SIDE.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side